SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):  April 13, 1995



                                  VIACOM INC.
        ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                    1-9553                04-2949533
        ------------------------------------------------------------------
        (State or other           (Commission          (IRS Employer
         jurisdiction of          File Number)          Identification No.)
         incorporation)



         1515 Broadway, New York, New York                         10036
        ------------------------------------------------------------------
        (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:   (212) 258-6000
                                                      --------------

Item 5.   Other Events

          The information included herein is being filed solely in connection with the registration statements of Viacom Inc. (the "Registrant") or Viacom International Inc. filed under the Securities Act of 1933, as amended, including the Registration Statement on Form S-3 (Reg. No. 33-53485) of the Registrant and Viacom International Inc.

Item 7.   Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired.

          1. Item 8 and Items 14(a)(1) and 14(a)(2) of the Transition Report on Form 10-K of Paramount Communications Inc. for the eleven month period ended March 31, 1994, as amended by Form 10-K/A Amendment No. 1 dated July 29, 1994 and as further amended by Form 10-K/A Amendment No. 2 dated August 12, 1994.

          2. Item 1 of the Quarterly Report on Form 10-Q of Paramount Communications Inc. for the quarter ended June 30, 1994.

          3. Item 8 and Items 14(a)(1) and 14(a)(2) of the Annual Report on Form 10-K of Blockbuster Entertainment Corporation for the year ended December 31, 1993.

          4. Item 1 of the Quarterly Report on Form 10-Q of Blockbuster Entertainment Corporation for the quarter ended June 30, 1994.

(b)       Pro forma financial information.

(c)       Exhibits.

   23.1 Consent of Ernst & Young LLP as to financial statements of Paramount Communications Inc.

   23.2 Consent of Arthur Andersen LLP as to financial statements of Blockbuster Entertainment Corporation.

   23.3 Consent of Price Waterhouse LLP as to financial statements of Paramount Communications Inc.

Item 7(a)   Financial Statements of Businesses Acquired.


                                                                Item 7(a)(1)



                         REPORT OF INDEPENDENT ACCOUNTANTS




Stockholders and Board of Directors
Paramount Communications Inc.

         In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of earnings, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Paramount Communications Inc. at March 31, 1994, and the results of its operations, changes in its stockholders' equity and its cash flows for the eleven month period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse



New York, New York
June 3, 1994

                       REPORT OF INDEPENDENT AUDITORS



Stockholders and Board of Directors
Paramount Communications Inc.

         We have audited the accompanying consolidated balance sheet of Paramount Communications Inc. as of April 30, 1993 and October 31, 1992, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for the six-month period ended April 30, 1993 and for each of the two years in the period ended October 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paramount Communications Inc. at April 30, 1993 and October 31, 1992, and the consolidated results of its operations and its cash flows for the six-month period ended April 30, 1993 and for each of the two years in the period ended October 31, 1992 in conformity with generally accepted accounting principles.

         As discussed in Notes A and K, in the six-month period ended April 30, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." As discussed in Notes A and J, effective May 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes."


                                      Ernst & Young

New York, New York
August 27, 1993,
except for Notes A and J, as to which the date is September 10, 1993

                       Paramount Communications Inc.

                       CONSOLIDATED STATEMENT OF EARNINGS


                                                               Eleven Months          Six Months
                                                              Ended March 31      Ended April 30             Year Ended October 31
                                                              --------------      --------------           -----------------------
                                                                        1994                1993               1992           1991
- ----------------------------------------------------------------------------------------------------------------------------------

                                                                                      (In millions, except per share)
REVENUES                                                         $   4,433.5          $  1,898.1           $4,264.9       $3,895.4

Cost of goods sold                                                   3,179.3             1,286.8            2,739.8        2,638.7
Selling, general and administrative expenses                         1,153.4               621.4            1,129.0        1,098.9
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                     4,332.7             1,908.2            3,868.8        3,737.6
- ----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                                100.8               (10.1)             396.1          157.8

Other income (expense) -- Note D                                       (45.7)               (3.7)              (6.6)           0.1

Interest and other investment income (expense) --
  net -- Note L
   Interest expense                                                   (107.7)              (47.9)            (113.8)        (112.0)
   Interest and other investment income                                 61.4                44.9              121.6          133.8
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                       (46.3)               (3.0)               7.8           21.8
- ----------------------------------------------------------------------------------------------------------------------------------
EARNINGS (LOSS) BEFORE INCOME TAXES                                      8.8               (16.8)             397.3          179.7
Provision (benefit) for income taxes -- Notes A and J                    3.1                (7.7)             123.1           52.1
- ----------------------------------------------------------------------------------------------------------------------------------
EARNINGS (LOSS)  BEFORE EXTRAORDINARY ITEM
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                            5.7                (9.1)             274.2         127.6
Extraordinary item -- Note E                                                                                   (8.8)
Cumulative effect of accounting change --  Note A                                          (66.9)
- ----------------------------------------------------------------------------------------------------------------------------------
NET EARNINGS (LOSS)                                              $       5.7          $    (76.0)          $  265.4       $  127.6
- ----------------------------------------------------------------------------------------------------------------------------------


Average common and common equivalent
   shares outstanding -- Note A                                        120.4               118.8              119.2          118.5
Earnings (loss) per share -- Note A
   Earnings (loss) before extraordinary item and
      cumulative effect of accounting change                     $       .05          $     (.08)          $   2.31       $   1.08
   Net earnings (loss)                                                   .05                (.65)              2.23           1.08
- ----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

                    FINANCIAL REPORTING BY BUSINESS SEGMENTS


A summary description of the Company's business segments is as follows. See Note N for additional disclosures related to business segments.

                                 ENTERTAINMENT

Produces, finances and distributes motion pictures, television programming and prerecorded videocassettes and operates motion picture theaters, independent television stations, sports and entertainment facilities and regional theme parks.

                                   PUBLISHING

Publishes and distributes hardcover and paperback books, educational textbooks and materials, and provides information services for business and professions.

                      REVENUES AND OPERATING INCOME (LOSS)

                                                                           Revenues
                                  -------------------------------------------------------------------------------------
                                  Eleven Months Ended March 31     Six Months Ended April 30     Year Ended October 31
                                  ----------------------------     --------------------------    ----------------------
                                          1994            1993            1993           1992         1992         1991
- -----------------------------------------------------------------------------------------------------------------------
                                                      (Unaudited)                    (Unaudited)
                                                                     (In millions)

Business Segments
   Entertainment                    $  2,822.9      $  2,248.9      $  1,280.8     $  1,408.3    $ 2,657.4    $ 2,380.2
   Publishing                          1,610.6         1,504.3           617.3          590.2      1,607.5      1,515.2
- -----------------------------------------------------------------------------------------------------------------------
      Total                         $  4,433.5      $  3,753.2      $  1,898.1     $  1,998.5    $ 4,264.9    $ 3,895.4
- -----------------------------------------------------------------------------------------------------------------------

                                                                  Operating Income (Loss)
                                  ------------------------------------------------------------------------------------
                                  Eleven Months Ended March 31     Six Months Ended April 30     Year Ended October 31
                                  ----------------------------     -------------------------     ---------------------
                                          1994            1993             1993         1992          1992        1991
- ----------------------------------------------------------------------------------------------------------------------
                                                       (Unaudited)                   (Unaudited)
                                                                      (In millions)

Business Segments
   Entertainment                       $  98.5          $191.4           $121.9       $164.9        $279.6      $ 66.2
   Publishing                             92.2           173.3            (90.9)       (55.0)        182.0       156.2
- ----------------------------------------------------------------------------------------------------------------------
      Total                              190.7           364.7             31.0        109.9         461.6       222.4
Corporate Expenses                       (89.9)          (62.9)           (41.1)       (32.1)        (65.5)      (64.6)
- ----------------------------------------------------------------------------------------------------------------------
                                       $ 100.8          $301.8           $(10.1)      $ 77.8        $396.1      $157.8
- ----------------------------------------------------------------------------------------------------------------------

Revenues by business segment include revenues that are directly associated with a particular segment. Revenues between business segments (amounts are insignificant), which are accounted for on substantially the same basis as revenues from unaffiliated customers, have been eliminated. No single customer accounts for 10% or more of consolidated revenues.

Export sales to unaffiliated customers were $657.1, $290.7, $606.8 and $690.7 million, respectively, for the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the years ended October 31, 1992 and 1991. These sales were principally made in Europe, Asia and Canada.

During the eleven months ended March 31, 1994, the Company recorded a $84.3-million charge against Publishing's operating income and a $22.3-million charge against Corporate Expenses. During the six months ended April 30, 1993, the Company recorded a $35-million and a $5-million charge, respectively, against Publishing's operating loss and Corporate Expenses and during the year ended October 31, 1991, recorded a $52-million charge against Entertainment's operating income. For further details related to these charges see Management's Discussion and Analysis.

                           CONSOLIDATED BALANCE SHEET


                                                                         March 31         April 30          October 31
                                                                    -------------       ----------         -----------
                                                                             1994             1993                1992
- ----------------------------------------------------------------------------------------------------------------------
                                                                                     (In millions)
 ASSETS
 CURRENT ASSETS
 Cash and cash equivalents -- Notes A and M                              $  239.3         $  372.6            $  324.3
 Short-term investments -- Notes A and M                                     67.3            569.7               912.0
 Trade receivables -- net -- Note L                                         914.3            829.6               972.9
 Inventories -- Notes A and F                                               699.2            617.3               580.2
 Prepaid income taxes                                                       303.5            131.7               139.7
 Prepaid expenses and other -- Note L                                       491.9            400.2               342.7
 ---------------------------------------------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                                2,715.5          2,921.1             3,271.8
 ---------------------------------------------------------------------------------------------------------------------
 PROPERTY, PLANT AND EQUIPMENT -- Note A
 Land                                                                       267.1            210.8               210.4
 Buildings                                                                  665.6            591.4               590.6
 Machinery, equipment and other                                             733.2            606.9               573.8
 ---------------------------------------------------------------------------------------------------------------------
                                                                          1,665.9          1,409.1             1,374.8
      Less allowance for depreciation                                       409.2            336.1               315.5
 ---------------------------------------------------------------------------------------------------------------------
                                                                          1,256.7          1,073.0             1,059.3
 ---------------------------------------------------------------------------------------------------------------------
 OTHER ASSETS
 Investment in affiliated companies -- Notes A and G                        211.2            243.9               228.9
 Noncurrent receivables and inventories -- Notes A and F                    773.1            689.8               604.7
 Intangible assets -- net -- Note A                                       2,093.5          1,517.5             1,528.1
 Deferred costs and other -- Note A                                         558.0            429.5               364.2
 ---------------------------------------------------------------------------------------------------------------------
                                                                          3,635.8          2,880.7             2,725.9
 ---------------------------------------------------------------------------------------------------------------------
                                                                         $7,608.0         $6,874.8            $7,057.0
 ---------------------------------------------------------------------------------------------------------------------
 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
 Current maturities of long-term debt                                    $   35.6         $  109.8            $   10.0
 Trade accounts payable                                                     201.6            194.7               143.7
 Income taxes payable                                                        19.6             26.6               139.2
 Accrued expenses and other -- Note L                                     1,484.4          1,128.4             1,114.1
 ---------------------------------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                           1,741.2          1,459.5             1,407.0
 ---------------------------------------------------------------------------------------------------------------------
 DEFERRED LIABILITIES -- Note L                                             795.3            805.9               822.4
 LONG-TERM DEBT, net of current maturities -- Notes A, H and M              998.4            707.3               812.1
 STOCKHOLDERS' EQUITY -- Note I
 Common Stock, recorded at $1.00 par value; 600,000,000 shares authorized; shares outstanding, 122,792,910  at March 31, 1994
      (excluding 25,069,138 shares held in treasury), 118,199,396 at
      April 30, 1993 (excluding 29,665,980 shares held in treasury)
      and 117,459,926 at October 31, 1992 (excluding 30,405,450
      shares held in treasury)                                              122.8            118.2               117.5
 Paid-in surplus                                                            957.7            712.8               665.7
 Retained earnings -- Notes A, G and J                                    3,016.5          3,082.5             3,228.6
 Cumulative translation adjustments                                         (23.9)           (11.4)                3.7
 ---------------------------------------------------------------------------------------------------------------------
                                                                          4,073.1          3,902.1             4,015.5
 ---------------------------------------------------------------------------------------------------------------------
                                                                         $7,608.0         $6,874.8            $7,057.0
 ---------------------------------------------------------------------------------------------------------------------

 See notes to consolidated financial statements.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                            For the Period From October 31, 1990 to March 31, 1994
                                                               -------------------------------------------------------------------
                                                                                                        Cumulative           Total
                                                               Common         Paid-in        Retained  Translation    Stockholders'
                                                                Stock         Surplus        Earnings  Adjustments          Equity
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                          (In millions)
BALANCE AT OCTOBER 31, 1990, NET OF TREASURY                   $117.4          $575.9        $3,075.0       $ 15.5        $3,783.8
Common Stock issued
   Exercise of stock options and grants to employees              1.0            51.8                                         52.8
   Dividend reinvestment and stock
     purchase plan                                                0.1             3.3                                          3.4
Acquisition of stock for the treasury                            (0.7)           (3.7)          (23.8)                       (28.2)
Common Stock dividends ($.70 per share)                                                         (82.4)                       (82.4)
Translation adjustments                                                                                       (4.4)           (4.4)
Tax benefit from exercise of stock options                                        2.2                                          2.2
Net earnings for the year                                                                       127.6                        127.6
- ----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT OCTOBER 31, 1991, NET OF TREASURY                    117.8           629.5         3,096.4         11.1         3,854.8
Common Stock issued
   Exercise of stock options and grants to employees              0.7            38.1                                         38.8
   Dividend reinvestment and stock
     purchase plan                                                0.1             3.6                                          3.7
Acquisition of stock for the treasury                            (1.1)           (6.4)          (41.7)                       (49.2)
Common Stock dividends ($.775 per share)                                                        (91.5)                       (91.5)
Translation adjustments                                                                                       (7.4)           (7.4)
Tax benefit from exercise of stock options                                        0.9                                          0.9
Net earnings for the year                                                                       265.4                        265.4
- ----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT OCTOBER 31, 1992, NET OF TREASURY                    117.5           665.7         3,228.6          3.7         4,015.5
Common Stock issued
   Exercise of stock options and grants to employees              1.3            41.6                                         42.9
   Dividend reinvestment and stock
     purchase plan                                                                1.9                                          1.9
Acquisition of stock for the treasury                            (0.6)           (3.5)          (22.9)                       (27.0)
Common Stock dividends ($.40 per share)                                                         (47.2)                       (47.2)
Translation adjustments                                                                                      (15.1)          (15.1)
Tax benefit from exercise of stock options                                        7.1                                          7.1
Net loss for the six months ended April 30, 1993                                                (76.0)                       (76.0)
- ----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT APRIL 30, 1993, NET OF TREASURY                      118.2           712.8         3,082.5        (11.4)        3,902.1
Common Stock issued
   Exercise of stock options and grants to employees              4.6           207.6                                        212.2
   Dividend reinvestment and stock
     purchase plan                                                                2.8                                          2.8
Common Stock dividends ($.60 per share)                                                         (71.7)                       (71.7)
Translation adjustments                                                                                      (12.5)          (12.5)
Tax benefit from exercise of stock options                                       34.5                                         34.5
Net earnings for the eleven months ended March 31, 1994                                           5.7                          5.7
- ----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT MARCH 31, 1994, NET OF TREASURY                     $122.8          $957.7        $3,016.5       $(23.9)       $4,073.1
- ----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                               Eleven Months        Six Months
                                                              Ended March 31    Ended April 30            Year Ended October 31
                                                              --------------    --------------        -------------------------
                                                                        1994              1993           1992              1991
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                (In millions)
CASH FLOWS FROM  OPERATING ACTIVITIES
Earnings (loss) before extraordinary item and
   cumulative effect of accounting change                          $     5.7           $  (9.1)       $ 274.2          $  127.6
Non-cash expenses
   Depreciation                                                         93.0              37.1           71.7              59.1
   Deferred income taxes                                              (151.1)             28.9           (3.2)            (37.5)
   Amortization of intangible assets                                    47.2               4.3           44.4              39.2
   Amortization of pre-publication costs                                77.4              24.0           87.0              88.0
   Gain from sale of affiliate equity investment                       (11.0)
   Other non-cash charges                                              145.4
   Provision for real estate write-down and relocation                                    40.0
Undistributed net earnings of unconsolidated affiliates                (12.6)            (11.3)         (19.7)            (15.7)
Theatrical and television inventories and broadcast rights
   Gross additions                                                  (1,121.2)           (526.8)        (909.6)           (953.6)
   Amortization                                                      1,032.5             387.0          834.7             945.2
Decrease (increase) in network features and syndication licenses       (21.5)              4.2          (78.2)            (47.1)
Increase in pre-publication costs                                      (80.8)            (39.6)         (87.7)            (77.8)
Decrease (increase) in trade receivables                               (25.8)            194.6           (8.4)            (44.6)
Decrease (increase) in inventories (other than theatrical
   and television)                                                      16.5             (23.5)          19.4              19.2
Increase in prepaid expenses                                           (89.2)            (67.6)         (13.4)            (45.0)
Increase (decrease) in trade accounts payable                          (10.1)             51.0            8.5             (24.3)
Increase (decrease) in income taxes payable                              5.7            (112.6)          12.4             (29.8)
Increase (decrease) in accrued expenses and other                      228.4             (50.7)          34.4             (10.3)
Other -- net                                                          (124.3)            (91.1)         (48.4)             91.7
- -------------------------------------------------------------------------------------------------------------------------------
NET CASH FLOWS PROVIDED FROM (USED FOR)
   OPERATING ACTIVITIES                                                  4.2            (161.2)         218.1              84.3
- -------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTMENT AND OTHER ACTIVITIES
Expenditures for property, plant and equipment (excluding
   capitalized leases)                                                (148.2)            (55.9)        (120.0)           (167.5)
Proceeds on disposal of property, plant and equipment                    5.1               1.1           11.8               2.2
Purchase price of acquired businesses (net of acquired cash)          (738.8)             (0.1)        (585.1)            (86.9)
Decrease (increase) in investment in affiliated companies               23.6              (3.7)          10.8               8.3
Decrease (increase) in short-term and other investments                424.8             317.1          209.0            (467.1)
Increase in investments maturing after one year                                                                           (43.6)
Decrease in investments maturing after one year                                                          49.1             205.5
Decrease in notes receivable                                             6.2               1.3            8.9              17.3
- -------------------------------------------------------------------------------------------------------------------------------
NET CASH FLOWS PROVIDED FROM (USED FOR) INVESTMENT
   AND OTHER ACTIVITIES                                               (427.3)            259.8         (415.5)           (531.8)
- -------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of long-term debt                                             323.7                            492.4
Payments of long-term debt                                            (142.6)             (5.9)        (395.7)            (26.9)
Loss on early extinguishment of debt                                                                    (13.4)
Issuance of Common Stock (excluding grants to employees)               180.4              29.8           23.8              14.5
Acquisition of stock for the treasury                                                    (27.0)         (49.2)            (15.2)
Dividends                                                              (71.7)            (47.2)         (91.5)            (82.4)
- -------------------------------------------------------------------------------------------------------------------------------
NET CASH FLOWS PROVIDED FROM (USED FOR)
   FINANCING ACTIVITIES                                                289.8             (50.3)         (33.6)           (110.0)
- -------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      (133.3)             48.3         (231.0)           (557.5)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                         372.6             324.3          555.3           1,112.8
- -------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $   239.3           $ 372.6        $ 324.3          $  555.3
- -------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                    NOTE A-- SIGNIFICANT ACCOUNTING POLICIES

                          Principles of Consolidation
The consolidated financial statements include the accounts of Paramount Communications Inc. (Company) and its majority-owned affiliates. As a result of the Viacom Offer described in Note B, the Company became a majority-owned subsidiary of Viacom Inc. in March 1994. The Company's investments in its 20-50% owned investees are carried on the equity basis. The income taxes of the investees are included in the provision for income taxes.

                               Accounting Changes
Effective November 1, 1992, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This statement requires that the projected future cost of providing postretirement benefits, such as health care and life insurance, be recognized as an expense as employees render service instead of when the benefits are paid. The Company's previous practice was to recognize the cost of such postretirement benefits when paid.

The Company elected to record the cumulative effect of the accounting change as a charge against income as of November 1, 1992, resulting in a one-time charge of $66.9 million, net of income taxes of $34.5 million, or $.57 per share.

In February 1992, the Financial Accounting Standards Board issued SFAS No. 109, "Accounting for Income Taxes." Effective May 1, 1993, the Company adopted the provisions of this standard by restating its prior period financial statements beginning November 1, 1988. The effect of adopting SFAS No. 109 was to decrease the loss before cumulative effect of accounting change and net loss by $1.8 million ($.01 per share) for the six months ended April 30, 1993; increase earnings before extraordinary item and net earnings by $4.0 million ($.04 per share) for the year ended October 31, 1992; and, increase net earnings by $5.4 million ($.05 per share) for the year ended October 31, 1991. The cumulative effect of adopting SFAS No. 109 as of October 31, 1990, decreased the beginning balance of 1991's retained earnings by $45.4 million. Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of SFAS No. 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the differences originated.

                           Change in Fiscal Year End
In June 1993, the Board of Directors approved a change in the Company's fiscal year end to April 30 from October 31. In March 1994 , the Board of Directors approved a change in the Company's fiscal year end to March 31 from April 30. The accompanying consolidated financial statements include audited financial statements for the six-month and eleven-month transition periods ended April 30, 1993 and March 31, 1994, respectively. The unaudited condensed financial information presented below for the eleven-month period ended March 31, 1993 and the six-month period ended April 30, 1992 are for comparative purposes only.


                                      Eleven Months             Six Months
                                    ---------------        ---------------
                                     Ended March 31         Ended April 30
                                               1993                   1992
 -------------------------------------------------------------------------
                                           (In millions, except per share)
                                                     (Unaudited)

 Revenues                                  $3,753.2               $1,998.5
 Gross Profit                               1,376.6                  615.4
 Operating Income                             301.8                   77.8
 Income Taxes                                  94.4                   20.0
 Earnings before extraordinary item and
   cumulative effect of accounting change     213.7                   48.7
 Extraordinary item                            (8.8)
 Cumulative effect of accounting change       (66.9)
 Net Earnings                                 138.0                   48.7
 Earnings (Loss) Per Share
   Earnings before extraordinary item and
     cumulative effect of accounting change    1.80                    .41
   Extraordinary item                          (.07)
   Cumulative effect of accounting change      (.57)
   Net earnings                                1.16                    .41
 --------------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           Cash and Cash Equivalents
Cash equivalents consist of highly liquid instruments with original maturities of three months or less.

                             Short-Term Investments
Short-term investments consist of instruments with original maturities in excess of three months and are carried at the lower of cost or market.

                                  Inventories
Inventories are generally determined using the lower of cost (first-in, first-out or average cost method) or net realizable value.

           Theatrical and Television Inventories, Revenues and Costs
Feature films are produced or acquired for distribution, normally, first in the theatrical market followed by videocassettes, pay cable, network television and syndicated television. On average, the length of the revenue cycle for feature films approximates four years. Theatrical revenues from domestic and foreign markets are recognized as films are exhibited, revenues from the sale of videocassettes are recognized upon delivery of the merchandise and revenues from all television sources are recognized upon contract execution and availability of the film for telecast.

Television series initially produced for the networks and first-run syndication are generally licensed to domestic and foreign markets concurrently. The more successful series are later syndicated in domestic markets and in certain foreign markets. The length of the revenue cycle for television series will vary depending on the number of seasons a series remains in active production. Revenues arising from television license agreements are recognized in the year that the films or television series are available for telecast and a contract has been executed.

Inventories related to theatrical and television product (which include direct production costs, production overhead, capitalized interest, and acquisition costs) are stated at the lower of cost less amortization or net realizable value. Inventories are amortized and participations and residuals are accrued on an individual product basis in the proportion that current revenues bear to the estimated remaining total lifetime revenues. Domestic syndication and basic cable revenue estimates are not included in the estimated lifetime revenues of network series until such sales are probable. Estimates of total lifetime revenues and expenses are periodically reviewed. The costs of feature and television films are classified as current assets to the extent such costs are expected to be recovered through the respective primary markets. Other costs relating to film production are classified as noncurrent.

The Company estimates that approximately 91% of unamortized film costs at March 31, 1994 will be amortized within the next three years.

                         Publishing Revenue Recognition
The Company's publishing segment follows standard industry practice of recognizing revenue when merchandise is shipped and billed.

                                Broadcast Rights
Broadcast rights are recorded when the license period begins and the program becomes available for use, and are stated at the lower of cost less amortization or net realizable value. Broadcast rights for feature films and syndicated programs are amortized using the straight-line method based on program usage. Sports rights are generally charged to expense when the event is telecast. Contract payments are generally made in installments over a term somewhat shorter than the contract.

                         Property, Plant and Equipment
Property, plant and equipment are carried at cost. Provision for depreciation on substantially all depreciable assets is computed using the straight-line method over the estimated useful lives of the assets.

                               Intangible Assets
Intangible assets primarily represent the excess of cost of purchased businesses over the value of their net underlying assets (goodwill) and are being amortized annually by the straight-line method over appropriate periods not exceeding forty years. Intangible assets are net of accumulated amortization of $277.9, $233.9 and $230.1 million at March 31, 1994, April 30, 1993 and October 31, 1992, respectively.

                            Deferred Costs and Other
Deferred costs and other includes certain pre-publication costs being amortized annually by the straight-line method or an accelerated basis over various periods, the majority of which is four years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           Unamortized Debt Discount
Debt discount is amortized over the term of the related debt using the interest method.

                                  Income Taxes
Provision for income taxes includes deferred taxes which represent future tax effects of items reported for income tax purposes in periods different than for financial purposes.

                    Deferred Off-Season Theme Park Expenses
Certain expenses incurred in the off-season to prepare the theme parks for the operating season are deferred and amortized over the subsequent operating season, which generally begins in March and ends in October.

                           Earnings (Loss) Per Share
Earnings (loss) per share amounts are based on the weighted average common and dilutive common equivalent (stock options) shares outstanding during the respective periods. Earnings (loss) per share are computed by dividing the average common and, where dilutive, common equivalent shares outstanding into the earnings (loss) applicable to such shares.

                          NOTE B -- VIACOM INC. MERGER

Pursuant to an Amended and Restated Agreement and Plan of Merger dated as of February 4, 1994 (as subsequently amended, the "Merger Agreement") between Viacom Inc. ("Viacom") and the Company, the Company will become a wholly owned subsidiary of Viacom at the effective time of a merger between the Company and
a subsidiary of Viacom (the "Viacom Merger").   A special meeting of the
Company's stockholders will be held on July 6, 1994 to act on the Viacom Merger. The approval of holders of a majority of all outstanding voting shares of both Viacom and the Company is required to approve the Viacom Merger. The approval by Viacom's stockholders is assured by means of a voting agreement between the Company and National Amusements, Inc., Viacom's parent corporation which is controlled by Sumner M. Redstone. The approval by the Company's stockholders is assured since Viacom now owns a majority of the outstanding shares of the Company's Common Stock.

On March 2, 1994, Viacom accepted for payment, pursuant to a tender offer (the "Viacom Offer"), 61,657,432 shares of the Company's Common Stock, constituting a majority of the shares outstanding, at a price of $107 per share in cash. Pursuant to the Merger Agreement, each share of the Company's Common Stock outstanding at the time of the Viacom Merger (other than shares held in the treasury of the Company or owned by Viacom and other than shares held by any stockholders of the Company who shall have demanded and perfected appraisal rights) will be converted into the right to receive (i) 0.93065 of a share of Viacom Class B Common Stock, (ii) $17.50 principal amount of 8% exchangeable subordinated debentures ("8% Debentures") of Viacom, (iii) 0.93065 of a contingent value right ("CVR"), (iv) 0.5 of a warrant to purchase one share of Class B Common Stock of Viacom at any time prior to the third anniversary of the Viacom Merger at a price of $60 per share, and (v) 0.3 of a warrant to purchase one share of Class B Common Stock at any time prior to the fifth anniversary of the Viacom Merger at a price of $70 per share. If a proposed merger between Blockbuster Entertainment Corporation and Viacom is not consummated prior to January 1, 1995, the 8% Debentures will be exchangeable, at Viacom's option, for 5% cumulative preferred stock of Viacom and the dividend payable on such preferred stock will be deemed to have accrued from the effective time of the Viacom Merger and there will be no obligation to make payments of interest on the 8% Debentures.

                           NOTE C -- ACQUISITION AND
                           DISPOSITION OF BUSINESSES

In May 1993, the Company purchased the remaining 80% it did not own of Canada's Wonderland, Inc. (CWI), later renamed Paramount Canada's Wonderland, Inc., a Canadian theme park, for approximately $52 million.

In September 1993, the Company purchased television station WKBD-TV (WKBD) in Detroit from Cox Enterprises Inc. for approximately $105 million.

In February 1994, the Company acquired Macmillan Publishing Company and certain other assets of Macmillan Inc.(Macmillan), a leading book publisher, for approximately $553 million.

The acquisitions have been accounted for as purchases and the financial statements include the results of their operations from the dates of acquistion.

The following table summarizes, on a pro forma basis, the combined results of operations as though CWI, WKBD and Macmillan had been acquired on November 1, 1992. It includes estimated amounts for a reduction of interest income due to the use of short-term investments for the acquistions, amortization of estimated intangible assets, an adjustment to depreciation expense, an adjustment to conform WKBD's

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

accounting policies related to the accrual of certain operating expenses to that of Paramount and an adjustment for income taxes, at the statutory rate. These pro forma results do not necessarily reflect the actual results of operations as they would have been had the acquistion taken place on that date, nor are they necessarily indicative of future results.



                                     Eleven Months          Six Months
                                    Ended March 31      Ended April 30
                                    --------------      --------------
                                              1994                1993
- -----------------------------------------------------------------------------
                                           (In millions, except per share)
                                                     (Unaudited)

Revenues                                   $4,697.2            $2,035.1
Loss before cumualtive effect of
    accounting change                          (3.7)             (33.6)
Net loss                                       (3.7)            (100.5)
Loss per share
    Loss before cummualtive effect of
       accounting change                      (0.03)             (0.29)
    Net loss                                  (0.03)             (0.85)



The Company and BHC Communications, Inc., which is majority-owned by Chris-Craft Industries, Inc., are forming the Paramount Television Network which will provide prime-time television programming primarily to broadcast affiliates nationwide in competition with the three major networks and the Fox Broadcasting Network. The network is expected to begin operations in January 1995.

In November 1991, the Company acquired Macmillan Computer Publishing, later renamed Prentice Hall Computer Publishing, a leading publisher of personal computer and related technical books, for approximately $158 million.

In August and October 1992, the Company acquired Kings Entertainment Company and Kings Island Company, respectively, later renamed Paramount Parks, which own and operate regional theme parks, for a total of approximately $400 million.

The acquisitions have been accounted for as purchases and the financial statements include the results of their operations from the dates of acquisition.

The following table summarizes, on a pro forma basis, the combined results of operations as though Kings Entertainment Company, Kings Island Company and Macmillan Computer Publishing had been acquired on November 1, 1990. It includes estimated amounts for a reduction of interest income due to the use of short-term investments for the acquisitions, amortization of estimated intangible assets, additional depreciation expense and an adjustment for income taxes, at the statutory rate. These pro forma results do not necessarily reflect the actual results of operations as they would have been had the acquisitions taken place on that date, nor are they necessarily indicative of future results.


                                                     Year Ended October 31
                                         ---------------------------------
                                             1992                     1991
- --------------------------------------------------------------------------
                                            (In millions, except per share)
                                                      (Unaudited)

 Revenues                                $4,464.1                 $4,203.5
 Earnings before extraordinary item         277.7                    133.2
 Net earnings                               268.9                    133.2
 Earnings per share
   Earnings before extraordinary item        2.34                     1.13
   Net earnings                              2.26                     1.13
 -------------------------------------------------------------------------

During the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the years ended October 31, 1992 and 1991, the Company also acquired or sold certain other businesses. The contributions of these businesses in the aggregate were not significant to the Company's results of operations for the periods presented, nor are they expected to have a material effect on the Company's results on a continuing basis.

                        NOTE D -- OTHER INCOME (EXPENSE)

Other income (expense) for the eleven months ended March 31, 1994, includes a pre-tax charge of $27.2 million for costs incurred in the Company's merger with Viacom Inc., consisting principally of finance, legal, consulting and other fees, and an $18.8 million increase in reserves previously established for discontinued operations.

In addition, in the eleven months ended March 31, 1994, an unconsolidated affiliate of the Company sold an equity investment of which the Company recorded its appropriate share, amounting to a pre-tax gain of $11.0 million. Other income (expense) also includes foreign exchange gains (losses), minority interest and other.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          NOTE E -- EXTRAORDINARY ITEM

In September 1992, the Company redeemed $175 million of 9 3/4% senior debentures due 2016 for $1,061.25 per $1,000 principal amount. The premium paid by the Company and the write-off of related unamortized discount and issuance costs resulted in a loss of $8.8 million, net of an income tax benefit of $4.6 million.

                             NOTE F -- INVENTORIES

Inventories as described in Note A are stated as follows
(in millions):

                                        March 31      April 30    October 31
                                        --------      --------    ----------
                                            1994          1993          1992
- ----------------------------------------------------------------------------
  Current
  Finished goods                        $  278.5      $  248.3        $230.1
  Work in process                           19.2          12.8          10.6
  Materials and supplies                    31.7          29.5          26.4
- ----------------------------------------------------------------------------
                                           329.4         290.6         267.1
- ----------------------------------------------------------------------------
  Theatrical and television productions
    Released                               226.0         176.9         169.1
    Completed, not released                 29.2          32.7          35.7
    In process and other                    46.3          61.8          75.9
- ----------------------------------------------------------------------------
                                           301.5         271.4         280.7
- ----------------------------------------------------------------------------
  Broadcast rights                          68.3          55.3          32.4
- ----------------------------------------------------------------------------
    Total Current                          699.2         617.3         580.2
- ----------------------------------------------------------------------------
  Noncurrent
  Theatrical and television productions
    Released                               130.4         155.3         103.9
    In process and other                   305.9         247.0         174.8
- ----------------------------------------------------------------------------
                                           436.3         402.3         278.7
- ----------------------------------------------------------------------------
  Broadcast rights                         136.8         107.0         104.4
- ----------------------------------------------------------------------------
    Total Noncurrent                       573.1         509.3         383.1
- ----------------------------------------------------------------------------
    Total                               $1,272.3      $1,126.6        $963.3
- ----------------------------------------------------------------------------


                            NOTE G -- INVESTMENT IN
                              AFFILIATED COMPANIES

Investments in affiliated companies primarily include the Company's interest in USA Networks, national advertiser-supported basic cable television networks (50% owned -- see paragraph 4 on page 2 for additional information); Cinamerica, a domestic motion picture theater operation (50% owned); United Cinemas International Multiplex B.V., engaged in theatrical exhibition of motion pictures in the United Kingdom, Ireland, Germany and Spain (49% owned); Cinema International Corporation N.V., which owns motion picture screens in six countries (49% owned); and as of August 1992, Canada's Wonderland, Inc., a Canadian theme park (20% owned). In May 1993, the Company purchased the remaining 80% it did not own of Canada's Wonderland, Inc., later renamed Paramount Canada's Wonderland, Inc.

Summarized financial information for the above companies is as follows (in millions):



                 Eleven Months Ended       Six Months Ended                             Year Ended
                      or at March 31         or at April 30                       or at October 31
                 -------------------       ----------------               ------------------------
                                1994                   1993               1992                1991
  ------------------------------------------------------------------------------------------------
  Revenues                    $695.1                 $372.6             $783.2              $683.0
  Gross profit                 152.8                  129.0              321.6               226.3
  Net earnings (loss)          (26.1)                  36.2               83.2                74.4

  Current assets              $348.4                 $326.7             $337.8
  Noncurrent assets            819.5                  855.8              934.2
  Current liabilities          313.9                  223.7              248.8
  Noncurrent liabilities       437.9                  493.4              595.4
  ----------------------------------------------------------------------------------------------

Included in the operating income of the Company's Entertainment operations are equity in earnings (loss) for the above affiliated companies of $(3.9), $24.0, $58.7 and $47.6 million, respectively, for the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the years ended October 31, 1992 and 1991. Dividends received from these affiliated companies were $14.8, $7.8, $22.0 and $32.5 million, respectively, for the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the years ended October 31, 1992 and 1991.

Included in consolidated retained earnings at March 31, 1994 is $134.2 million of undistributed earnings of affiliates.

                            NOTE H -- LONG-TERM DEBT

Long-term debt includes (in millions):


                                        March 31      April 30   October 31
                                        --------      --------   ----------
                                            1994          1993         1992
- ---------------------------------------------------------------------------
  8 1/2% senior notes due 1996
    (prepaid July 1993)                                 $ 99.8       $ 99.8
  5 7/8% senior notes due 2000          $  149.4
  7 1/2% senior notes due 2002             246.6         246.3        246.0
  8 1/4% senior debentures due 2022        246.9         246.8        246.7
  7 1/2% senior debentures due 2023        149.5
  7% subordinated debentures due 2003,
    net of unamortized discount of
    $50.8 at March 31, 1994, $53.7
    at April 30, 1993 and $55.1 at
    October 31, 1992 (effective
    average interest rate of 10.8%)        180.6         177.7        176.3
  Revolving loan agreement borrowings       25.0
  Other notes and debentures due
    1994 to 1996 (effective average
    interest rate of 8.24%)                 12.1          12.2         12.2
  Obligations under capital leases          23.9          34.3         41.1
  -------------------------------------------------------------------------
                                         1,034.0         817.1        822.1
  Less current maturities                   35.6         109.8         10.0
  -------------------------------------------------------------------------
                                        $  998.4        $707.3       $812.1
  -------------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Maturities of long-term debt (including the present value of obligations under capital leases as set forth in Note K) during the five years ending March 31, 1999 are (in millions):

- --------------------------------------------------------
 1995                                             $ 35.6
 1996                                               20.0
 1997                                                3.0
 1998                                                0.4
 1999                                                0.4
- --------------------------------------------------------

The Company has complied with restrictions and limitations required under terms of various loan agreements.

At March 31, 1994 the Company had $125 million of unused revolving loan agreement facilities.


                            NOTE I -- CAPITAL STOCK

The authorized capital stock of the Company includes 75,000,000 shares of Preferred Stock, all of which are undesignated.

Each share of Common Stock outstanding has a related Common Stock purchase right which will become exercisable after a specified period of time only if a person or group acquires beneficial ownership of 15% or more of the outstanding Common Stock of the Company or announces or commences a tender or exchange offer that would result in the offeror acquiring 30% or more of the Company's Common Stock. Once exercisable, each right would entitle its registered holder to purchase one share of the Company's Common Stock at a price of $200 per share, subject to adjustment to prevent dilution. Upon the occurrence of certain events or transactions specified in the rights agreement, the rights holder is entitled to receive for $200 per right a number of shares of the Company's or an acquiring company's common stock having a market value equal to twice the right's exercise price. The rights may be redeemed by the Company for $.01 per right prior to the tenth day after a person or group acquires 15% or more of the outstanding Common Stock of the Company. The rights expire on September 30, 1998, unless redeemed earlier by the Company. On March 1, 1994 the rights were amended to permit consummation of the tender offer by Viacom Inc., without causing the rights to become exercisable. In addition, the rights have been amended to provide that the rights expire immediately prior to the merger between the Company and Viacom. See Note B.

Common Stock outstanding at March 31, 1994, does not include 18,975 shares reserved under the 1984 Stock Option Plan; 2,078,971 shares reserved under the 1989 Stock Option Plan; 5,750,000 shares reserved under the 1992 Stock Option Plan; and 3,102,224 shares reserved under the Long-Term Performance Plan.

The Company's 1973 Key Employees Stock Purchase Plan and 1984, 1989 and 1992 Stock Option Plans provide for the issuance of options to key employees to purchase Common Stock of the Company at a price not less than fair market value on the date of grant. Options may not be granted under these plans that expire more than ten years from the date of grant. The Company may establish installment exercise terms for a stock option so that the option becomes fully exercisable in a series of cumulative portions. The Company may also accelerate the period for the exercise of any stock option or portion thereof.

Each option granted under the Company's 1984, 1989 and 1992 Stock Option Plans contains a Limited Right which entitles the holder thereof, only upon the occurrence of certain specified events constituting a change in control of the Company and only after the Compensation Committee of the Board of Directors of the Company so determines, to receive cash in lieu of exercising the option.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Transactions involving outstanding stock options under these plans were:

                                                Number of Common Shares                                   Option Price
                                     -----------------------------------------                 --------------------------------
                                     1973 Plan       1984 Plan       1989 Plan                   Per Share            Aggregate
 ------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  (in millions)
 Outstanding at October 31, 1990       100,000       4,243,191       1,717,305                  $7.75-$55.63             $223.7
 Granted                                                             2,967,650                  36.94- 42.13              119.9
 Issued                                (30,000)       (750,710)                                 11.80- 43.13              (24.1)
 Rescinded                                            (320,700)       (487,970)                 31.69- 55.00              (36.1)
 ------------------------------------------------------------------------------------------------------------------------------
 Outstanding at October 31, 1991        70,000       3,171,781       4,196,985                   7.75- 55.63              283.4
 Granted                                                               468,500                  37.50- 47.13               20.0
 Issued                                (40,000)       (295,198)       (221,183)                  7.75- 41.81              (20.1)
 Rescinded                                             (45,075)       (325,825)                 20.19- 55.00              (15.7)
 ------------------------------------------------------------------------------------------------------------------------------
 Outstanding at October 31, 1992        30,000       2,831,508       4,118,477                  13.94- 55.63              267.6
 Granted                                                               442,500                  44.19- 50.69               19.7
 Issued                                (30,000)       (703,091)       (309,099)                 13.94- 45.81              (27.8)
 Rescinded                                                (600)        (36,035)                 33.88- 55.00               (1.9)
 ------------------------------------------------------------------------------------------------------------------------------
 Outstanding at April 30, 1993          -0-          2,127,817       4,215,843                  15.25- 55.63              257.6
 Granted                                                               200,000                  51.56- 56.38               10.7
 Issued                                             (2,035,492)     (2,390,747)                 15.25- 55.00             (177.6)
 Rescinded                                             (73,350)       (520,759)                 20.19- 55.00              (23.2)
 ------------------------------------------------------------------------------------------------------------------------------
 Outstanding at March 31, 1994          -0-             18,975       1,504,337                  31.69- 56.38              $67.5
 ------------------------------------------------------------------------------------------------------------------------------
 Exercisable at
  October 31, 1992                      30,000       2,831,508       2,287,869
  April 30, 1993                        -0-          2,127,817       2,238,430
  March 31, 1994                        -0-             18,975         197,500
 Reserved for future grants at
  October 31, 1992                                                     660,340
  April 30, 1993                                                       253,875
  March 31, 1994                                                       574,634
 ------------------------------------------------------------------------------------------------------------------------------



No options have been granted under the 1992 Stock Option Plan, and at March 31, 1994, 5,750,000 shares were reserved for future grants under this plan.

The Company follows the practice of recording amounts received upon the exercise of options by crediting Common Stock and paid-in surplus. No charges are reflected in the consolidated statement of earnings as a result of the grant or exercise of stock options. The Company records compensation expense related to stock appreciation rights of each plan and share unit features of the 1973 Plan based on the change in the quoted market price of the Common Stock for the period. The exercise prices of options are subject to anti-dilution provisions. The Company realizes an income tax benefit from the exercise or early disposition of certain stock options. This benefit results in a decrease in current income taxes payable and an increase in paid-in surplus.

During the six months ended April 30, 1993, 125,000 shares of Common Stock of the Company were granted to certain key employees subject to restrictions which will lapse on certain dates through February 1997. The average market price of these shares on the dates on which they were granted ranged from $43.06 to $44.19. During the six months ended April 30, 1993 and the year ended October 31, 1991, 50,000 and 292,000, respectively, of previously granted shares were rescinded. At March 31, 1994, the unvested portion of previously granted shares totaling $1.7 million is included as a reduction of stockholders' equity. Compensation expense is recorded over the period during which services are performed.

During the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the year ended October 31, 1992, 27,794, 61,094 and 64,205 shares, respectively, of Common Stock of the Company were granted to employees at an average market price of $80.81, $43.50 and $37.63 under the terms of the Company's Long-Term Performance Plan. At March 31, 1994, April 30, 1993 and October 31, 1992, there were 3,102,224, 3,130,018 and 3,191,112 shares, respectively, of Common Stock reserved for future grants under this plan.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                              NOTE J--INCOME TAXES

As described in Note A, effective May 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes" by restating its prior period financial statements beginning November 1, 1988.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income tax assets and liabilities were as follows (in millions):

                                      March 31         April 30      October 31
                                      --------         --------      ----------
                                          1994             1993            1992
- -------------------------------------------------------------------------------
Deferred tax assets:
  Costs of motion picture and
    television production               $ 92.9           $ 89.2          $ 75.0
  Employee compensation and other
    payroll related expenses              34.1             44.5            60.7
  Provisions for real estate
    write-down, relocation and
    publishing charges                    99.3             40.5            24.8
  Sales returns and allowances            64.4             46.4            45.8
  Discontinued operations                 37.1             34.2            29.0
  Postretirement benefit obligation       35.5             34.5
  Preacquisition net operating loss
    carryforwards of subsidiaries
    and other                             31.9             50.0            60.3
  Net operating loss carry forward        87.0
  Other                                   93.6             32.1            42.0
- -------------------------------------------------------------------------------
                                         575.8            371.4           337.6
  Valuation allowance for deferred
    tax assets                           (31.9)           (50.0)          (60.3)
- --------------------------------------------------------------------------------
    Total deferred tax assets            543.9            321.4           277.3
- -------------------------------------------------------------------------------
Deferred tax liabilities:
  Income on motion picture and
    television production                 (2.6)           (12.4)          (13.1)
  Expenses related to renovation
    project                               (9.5)            (9.2)           (9.2)
  Self insurance                         (20.2)           (10.5)           (3.1)
  Deferred seasonal expenses             (44.0)           (41.9)          (26.8)
  Other                                   (5.9)           (18.4)          (17.9)
- -------------------------------------------------------------------------------
    Total deferred tax liabilities       (82.2)           (92.4)          (70.1)
- -------------------------------------------------------------------------------
    Net deferred tax assets             $461.7           $229.0          $207.2
- -------------------------------------------------------------------------------

The net deferred tax assets at March 31, 1994 consist of $268.9 million classified in current assets and $192.8 million classified as noncurrent assets. At March 31, 1994, the Company has net operating loss carryforwards of $339.9 million which begin to expire in 1996, $91.0 million of which relates to acquired net operating losses subject to limitations, for which a full valuation has been established .

Provision (benefit) for income taxes includes (in millions):

                     Eleven Months           Six Months       Year Ended
                    Ended March 31       Ended April 30       October 31
                    --------------       --------------   --------------
                              1994                 1993     1992    1991
- ------------------------------------------------------------------------
Current
 Federal                   $  97.5               $(54.1)  $ 62.4  $ 26.1
 Foreign                      46.6                 16.1     55.1    47.5
 State and other              10.1                  1.4      8.8    16.0
- ------------------------------------------------------------------------
                             154.2                (36.6)   126.3    89.6
- ------------------------------------------------------------------------
Deferred
 Federal                    (158.6)                27.7      4.0   (28.0)
 Foreign                       7.5                  1.2     (7.2)   (4.2)
 State and other                                                    (5.3)
- ------------------------------------------------------------------------
                            (151.1)                28.9     (3.2)  (37.5)
- ------------------------------------------------------------------------
                           $   3.1               $ (7.7)  $123.1  $ 52.1
- ------------------------------------------------------------------------

The components of earnings (loss) before income taxes were as follows (in millions):

             Eleven Months            Six Months               Year Ended
            Ended March 31        Ended April 30               October 31
            --------------        --------------        -----------------
                      1994                  1993           1992      1991
- -------------------------------------------------------------------------
Domestic           $(132.4)               $(47.8)        $301.8    $ 68.0
Foreign              141.2                  31.0           95.5     111.7
- -------------------------------------------------------------------------
                   $   8.8                $(16.8)        $397.3    $179.7
- -------------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A reconciliation between the provision (benefit) for income taxes computed by applying the statutory Federal income tax rate to earnings (loss) before income taxes and the actual provision (benefit) for income taxes is as follows (in millions):

                                            Eleven Months               Six Months              Year Ended
                                           Ended March 31           Ended April 30              October 31
                                           --------------           --------------         ---------------
                                                     1994                     1993           1992     1991
- ----------------------------------------------------------------------------------------------------------
Provision (benefit)
  for income taxes
  at statutory rate                                $  3.1                    $(5.7)        $135.1   $ 61.1
Increase (decrease) in
  taxes arising from
  effect of
     Income (principally
       foreign) taxed at lower rates                (17.1)                    (1.2)         (13.4)   (19.6)
     Amortization of
       intangible assets                             13.6                      1.3           13.1      8.8
     U. S. state and local
       income taxes                                   6.6                      1.0            5.3      7.0
     Tax exempt interest                                                                              (5.4)
     Restoration of reserves
       no longer required                                                     (3.9)         (21.4)
     Statutory rate change                           (5.9)
     Other                                            2.8                      0.8            4.4      0.2
- ----------------------------------------------------------------------------------------------------------
Provision (benefit) for
  income taxes                                     $  3.1                    $(7.7)        $123.1   $ 52.1
- ----------------------------------------------------------------------------------------------------------
Effective tax rate                                   35.2%                    45.8%          31.0%    29.0%
- ----------------------------------------------------------------------------------------------------------

Total income tax payments were $116.2, $59.6, $120.0 and $103.8 million, respectively, for the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the years ended October 31, 1992 and 1991. The Company's share of the undistributed earnings of foreign subsidiaries not included in its consolidated Federal income tax return, that could be subject to additional income taxes if remitted, was approximately $771 million at March 31, 1994. No provision has been made for taxes that could result from the remittance of such undistributed earnings since the Company intends to reinvest these earnings indefinitely; determination of the related unrecognized deferred U.S. income tax liability is not practicable.

In August 1993, the Budget Reconciliation Act of 1993 (the "Act") was enacted into law. One of the provisions of the Act increased the corporate income tax rate to 35% effective January 1, 1993. This increase, from the previous 34% rate, had no material effect on the Company. The Company expects to benefit from a section of the Act permitting tax deductions derived from the amortization of certain intangible assets acquired after July 25, 1991, which deductions have not previously been claimed on tax returns filed by the Company. However, the Company believes that any tax benefits generated by the amortization of intangible assets previously acquired by it will not be material.

Furthermore, to the extent that the Company is affected by several other provisions of the Act, the results should not be material.

                    NOTE K -- COMMITMENTS AND CONTINGENCIES

                                     Leases

Total rental expense was $89.9, $45.7, $87.0 and $80.0 million, respectively, for the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the years ended October 31, 1992 and 1991.

At March 31, 1994, the minimum lease payments under capital leases and noncancellable operating leases were as follows (in millions):

                                                Year Ending March 31
                                                ---------------------
                                                 Capital   Operating
                                                  Leases      Leases
- --------------------------------------------------------------------
1995                                               $13.5       $73.9
1996                                                 9.4        57.3
1997                                                 3.6        50.0
1998                                                 0.8        44.1
1999                                                 0.7        41.2
Thereafter                                           4.2       452.1
- --------------------------------------------------------------------
  Total minimum lease payments                      32.2      $718.6
- --------------------------------------------------------------------
  Less amounts representing interest                 8.3
- --------------------------------------------------------------------
Present value of net minimum lease payments        $23.9
- --------------------------------------------------------------------

Many of the leases also require the lessee to pay property taxes, insurance and ordinary repairs and maintenance.

                             Employee Benefit Plans

The cost of pension benefits for eligible employees, measured by length of service, compensation and other factors, is currently being funded through trusts established under the plans. In general, the Company's funding policy is to make contributions to the plans as necessary to meet minimum funding requirements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The components of net periodic pension cost for the Company's plans were as follows (in millions):

                        Eleven Months              Six Months                   Year Ended
                       Ended March 31          Ended April 30                   October 31
                       --------------          --------------              ---------------
                                 1994                    1993                1992     1991
- ------------------------------------------------------------------------------------------
Service cost-benefits
  earned                       $ 20.7                  $  9.2              $ 18.1   $ 17.2
Interest cost on projected
  benefit obligation             32.6                    18.9                34.1     32.4
Less return on plan assets      (41.6)                  (25.2)              (41.2)   (59.4)
Net amortization
  and deferral                    1.8                     3.9                 1.9     19.7
- ------------------------------------------------------------------------------------------
Net periodic pension cost      $ 13.5                     6.8              $ 12.9   $  9.9
- ------------------------------------------------------------------------------------------

In addition, the Company had other pension expense for the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the years ended October 31, 1992 and 1991 of $10.1, $5.0, $9.2 and $9.2 million, respectively, primarily related to multiemployer pension plans.

The funded status and amounts recognized in the Company's consolidated balance sheet for its domestic and non-U.S. plans is as follows (in millions):

                                                           March 31                 April 30               October 31
                                                           --------                 --------               ----------
                                                               1994                     1993                     1992
- ---------------------------------------------------------------------------------------------------------------------
Actuarial present value of benefit
  obligation
    Vested                                                   $418.4                   $345.8                   $325.6
    Nonvested                                                  23.5                     19.4                     17.8
- ---------------------------------------------------------------------------------------------------------------------
Accumulated benefit obligation                                441.9                    365.2                    343.4
Effect of projected future salary
  increases                                                    71.1                     57.1                     55.8
- ---------------------------------------------------------------------------------------------------------------------
Projected benefit obligation                                  513.0                    422.3                    399.2
Plan assets at fair value                                     471.9                    453.0                    432.1
- ---------------------------------------------------------------------------------------------------------------------
Plan assets in excess of or (less than)
  projected benefit obligation                                (41.1)                    30.7                     32.9
Unrecognized net (gain) loss                                   21.8                    (34.9)                   (30.2)
Unrecognized prior service cost                                (7.1)                    (8.2)                    (9.7)
Unrecognized net asset at date
  of adoption of SFAS No. 87                                   (7.5)                    (9.0)                    (9.7)
- ---------------------------------------------------------------------------------------------------------------------
Net pension liability                                        $(33.9)                  $(21.4)                  $(16.7)
- ---------------------------------------------------------------------------------------------------------------------

Plan assets consist primarily of marketable equity and fixed income securities and the Company's Common Stock. At April 30, 1993 and October 31, 1992, the Company's plans owned 932,076 shares of the Company's Common Stock with an aggregate market value of $48.5 and $39.3 million, respectively. During the eleven months ended March 31, 1994, all shares of the Company's Common Stock owned by the Company's plans were sold, resulting in net proceeds of $74.2 million.

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation for the Company's plans were 7.5% and 5.0%, respectively, for the eleven months ended March 31, 1994, and 8.5% and 6.0%, respectively, for the
six months ended April 30, 1993 and the year ended October 31, 1992.   The
expected long-term rate of return on assets used for the majority of the Company's plans was 10.0% for the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the years ended October 31, 1992 and 1991.

                  Postretirement Benefits Other Than Pensions

In addition to providing pension benefits, the Company sponsors a welfare plan which provides certain postretirement health care and life insurance benefits for substantially all employees and their covered dependents who generally have worked ten years and are eligible for early or normal retirement under the provisions of the Company's retirement plan. The welfare plan is contributory and contains cost-sharing features such as deductibles and coinsurance which are adjusted annually. The plan is not funded. The Company continues to fund these benefits as claims are paid.

As described in Note A, effective November 1, 1992, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Postretirement benefit costs for prior years, which were recorded on a cash basis, have not been restated.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The components of the amounts recognized in the Company's consolidated balance sheet are as follows (in millions):

                                        March 31              April 30              November 1
                                        --------              --------              ----------
                                            1994                  1993                    1992
- ----------------------------------------------------------------------------------------------
Accumulated postretirement benefit
 obligation attributable to:
    Current retirees                      $ 50.8                $ 51.7                  $ 49.2
    Fully eligible active plan
      participants                          20.0                  20.2                    19.2
    Other active plan participants          34.2                  34.7                    33.0
    Unrecognized net gain                    9.4
- ----------------------------------------------------------------------------------------------
    Accumulated postretirement
      benefit obligation                  $114.4                $106.6                  $101.4
- ----------------------------------------------------------------------------------------------

The components of net periodic postretirement benefit cost for the eleven months ended March 31, 1994 and the six months ended April 30, 1993, are as follows (in millions):

                                               Eleven Months                        Six Months
                                              Ended March 31                    Ended April 30
                                              --------------                    --------------
                                                        1994                              1993
- ----------------------------------------------------------------------------------------------
Service cost-benefits earned                           $ 4.2                              $2.4
Interest cost on accumulated
  postretirement benefit obligation                      6.5                               4.2
- ----------------------------------------------------------------------------------------------
Net periodic postretirement benefit cost               $10.7                              $6.6
- ----------------------------------------------------------------------------------------------

The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% for the eleven months ended March 31, 1994 and 8.5% for the six months ended April 30, 1993. At March 31, 1994, the assumed weighted average health care cost trend rates to be used in measuring the accumulated postretirement benefit obligation for 1995 are 11% for retirees age 65 and over
and 13% for retirees under age 65.   Both rates are assumed to decrease
gradually each year to 5.5% in 2011 and thereafter. A one percentage point increase in each year of these health care cost trend rates would increase the accumulated postretirement benefit obligation at March 31, 1994 by $19.2 million, and increase the sum of the service and interest cost components of net periodic postretirement benefit cost by $2.3 million.

In addition, the Company contributes to multiemployer plans which provide health and welfare benefits to active as well as retired employees. The cost of these benefits for the eleven months ended March 31, 1994 and the six months
ended   April 30, 1993, was $12.7 and $5.6 million, respectively.

                                  Commitments

At March 31, 1994, the Company is obligated to make future payments for various feature films, syndicated programs, sports events and other programming totaling approximately $367 million. This amount includes $285 million related to Madison Square Garden Network's agreement to televise New York Yankees baseball games through the year 2000. These commitments had a fair value of approximately $295 million at March 31, 1994.

                               Legal Proceedings

The Company is a defendant in various lawsuits wherein substantial amounts are claimed. In the opinion of counsel, these suits should not result in judgments that in the aggregate would have a material adverse effect on the Company's financial statements.

                       NOTE L -- SUPPLEMENTAL INFORMATION

Trade receivables are net of allowance for doubtful accounts of $47.9, $64.1 and $65.5 million at March 31, 1994, April 30, 1993 and October 31, 1992, respectively.

Prepaid expenses and other includes royalties advances of $171.4, $182.8 and $161.6 million in addition to deferred theatrical advertising and print costs of $149.8, $89.9 and $95.3 million at March 31, 1994, April 30, 1993 and
October 31, 1992, respectively.

The details of accrued expenses and other are as follows (in millions):

                                               March 31                  April 30                October 31
                                               --------                  --------                ----------
                                                   1994                      1993                      1992
- -----------------------------------------------------------------------------------------------------------
Participations payable and accrued
  syndication expenses                        $   419.8                  $  334.6                  $  363.0
Deferred television contracts income               99.7                      90.6                      86.9
Accrued compensation and other
  employee benefit related items                  174.9                     114.7                     140.6
Reverse repurchase liability                                                 75.1                      50.1
Other                                             790.0                     513.4                     473.5
- -----------------------------------------------------------------------------------------------------------
                                               $1,484.4                  $1,128.4                  $1,114.1
- -----------------------------------------------------------------------------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Deferred liabilities includes participations payable and deferred syndication expenses of $144.5, $193.7 and $189.2 million, at March 31, 1994, April 30, 1993 and October 31, 1992, respectively.

The details of interest and other investment income (expense) -- net are as follows (in millions):

                                    Eleven Months                     Six Months                    Year Ended
                                   Ended March 31                 Ended April 30                    October 31
                                   --------------                 --------------         ---------------------
                                             1994                           1993             1992         1991
- --------------------------------------------------------------------------------------------------------------
Interest expense
  Interest on
    indebtedness
    and other                             $(105.8)                        $(44.9)         $(104.1)     $(108.6)
  Imputed interest
    on long-term
    liabilities                              (8.6)                          (5.8)           (14.7)       (14.6)
  Less capitalized
    interest                                  6.7                            2.8              5.0         11.2
- --------------------------------------------------------------------------------------------------------------
                                           (107.7)                         (47.9)          (113.8)      (112.0)
- --------------------------------------------------------------------------------------------------------------

Interest and other
  investment income
    Interest and other
      income on
      investments                            35.7                           28.6             88.4        106.9
    Imputed interest
      on long-term
      receivables                            25.7                           16.3             33.2         26.9
- --------------------------------------------------------------------------------------------------------------
                                             61.4                           44.9            121.6        133.8
- --------------------------------------------------------------------------------------------------------------
                                          $ (46.3)                        $ (3.0)         $   7.8      $  21.8
- --------------------------------------------------------------------------------------------------------------

Imputed interest relates principally to network and syndication licenses of motion picture and television products. Capitalized interest relates to projects under construction and theatrical and television productions in process. Interest paid on borrowings was $84.6, $40.8, $91.0 and $99.5 million, respectively, for the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the years ended October 31, 1992 and 1991.

                         NOTE M --FINANCIAL INSTRUMENTS

The Company adopted SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" in the six months ended April 30, 1993. This statement requires disclosure of estimated fair values for all financial instruments for which it is practicable to estimate fair value.

The Company has used various methods and assumptions to estimate the fair value of its financial instruments at March 31, 1994 and April 30, 1993. For cash and cash equivalents, the carrying amount approximates fair value because of the short maturities of these instruments. Quoted market prices or dealer quotes for the same or similar instrument were used for short-term investments and the majority of long-term debt. Other techniques, such as estimated cash flows and termination cost have been used to estimate the fair value of the remaining financial instruments. These values represent a general approximation of possible value and may not be indicative of the amounts that could be realized in a current market exchange.

The carrying amounts and fair values of the Company's recorded financial instruments at March 31, 1994 and April 30, 1993 are as follows (in millions):

                                                   March 31, 1994             April 30, 1993
                                             --------------------          -----------------
                                             Carrying        Fair          Carrying     Fair
                                               Amount       Value            Amount    Value
- --------------------------------------------------------------------------------------------
Cash and cash equivalents                     $ 239.3      $239.3            $372.6   $372.6
Short-term investments                           67.3        67.3             569.7    577.4
Long-term debt
  (including current
  maturities) (1)                             1,010.1       959.8             782.8    859.8
Reverse repurchase liability                    -0-          -0-               75.1     75.1
- --------------------------------------------------------------------------------------------

(1)  Excludes obligations under capital leases classified as long-term debt.

Periodically, the Company enters into interest rate swap agreements. These agreements generally allow the Company to exchange fixed rates for variable rates without the exchange of cash with respect to the underlying principal amounts. Net interest payments or receipts, which were not material, are recorded as adjustments to interest expense. At March 31, 1994, the fair market value of the Company's interest rate swaps was a net payable position of approximately $25 million. The Company has established reserves for this diminution in value. The fair value of interest rate swaps at April 30, 1993 was not material.

The Company has guaranteed third party securities and commitments relating primarily to joint venture obligations, theater leases and standby letters of credit totaling approximately $343 and $320 million at March 31, 1994 and April 30, 1993, respectively. These guarantees had a fair value of $314 and $293 million at March 31, 1994 and April 30, 1993, respectively.

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


               NOTE N -- FINANCIAL REPORTING BY BUSINESS SEGMENTS

A summary description of the Company's business segments and their respective Revenues and Operating Income (Loss) for the eleven months ended March 31, 1994 and 1993, the six months ended April 30, 1993 and 1992 and the years ended October 31, 1992 and 1991 is presented on page F-6.

Depreciation, capital expenditures and identifiable assets were as follows (in millions):

                                                      Depreciation                       Capital Expenditures (1)
                         ------------------------------------------------------   -------------------------------
                          Eleven Months       Six Months                           Eleven Months       Six Months
                         Ended March 31   Ended April 30   Year Ended October 31  Ended March 31   Ended April 30
                         --------------   --------------   ---------------------  --------------   --------------
                                   1994             1993       1992         1991            1994             1993
- -----------------------------------------------------------------------------------------------------------------
Business Segments
   Entertainment                  $69.9            $24.6      $49.0        $38.1          $119.0            $46.0
   Publishing                      21.3             11.6       20.9         19.1            26.6              8.7
- -----------------------------------------------------------------------------------------------------------------
     Total                         91.2             36.2       69.9         57.2           145.6             54.7
   Corporate and Other
     Non-Segment Items              1.8              0.9        1.8          1.9             2.6              1.2
- -----------------------------------------------------------------------------------------------------------------
                                  $93.0            $37.1      $71.7        $59.1          $148.2            $55.9
- -----------------------------------------------------------------------------------------------------------------

                          Capital Expenditures (1)
                        ---------------------------
                              Year Ended October 31
                        ---------------------------
                              1992             1991
- ---------------------------------------------------
Business Segments
   Entertainment             $94.3           $146.6
   Publishing                 24.6             25.8
- ---------------------------------------------------
     Total                   118.9            172.4
   Corporate and Other
     Non-Segment Items         1.1              0.5
- ---------------------------------------------------
                            $120.0           $172.9
- ---------------------------------------------------


                                            Identifiable Assets
                                  --------------------------------------
                                  March 31  April 30          October 31
                                  --------  --------   -----------------
                                      1994      1993      1992      1991
 -----------------------------------------------------------------------
 Business Segments
   Entertainment                  $3,792.9   3,377.8  $3,221.9   2,493.7

   Publishing                      2,886.4   2,321.3   2,396.5   2,226.4
- ------------------------------------------------------------------------
     Total                         6,679.3   5,699.1   5,618.4   4,720.1
 Corporate and Other
   Non-Segment Items                 928.7   1,175.7   1,438.6   1,934.6
- ------------------------------------------------------------------------
                                  $7,608.0   6,874.8  $7,057.0   6,654.7
- ------------------------------------------------------------------------

- ----------------
(1)  Including capitalized leases.

Identifiable assets are those which can be directly identified or associated with the segments. Corporate and other non-segment items principally include cash and cash equivalents, short-term investments, notes receivable, prepaid income taxes and corporate property and equipment.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    NOTE O -- QUARTERLY RESULTS (UNAUDITED)

The following summarizes the quarterly operating results of the Company for the eleven months ended March 31, 1994, the six months ended April 30, 1993 and the year ended October 31, 1992 (in millions, except per share):

                                                                                               Earnings (Loss) Per Share
                                                                                               -------------------------
                                                                           Earnings                 Earnings
                                                                      (Loss) Before            (Loss) Before
                                                                      Extraordinary            Extraordinary
                                                                           Item and                 Item and
                                                                         Cumulative               Cumulative
                                               Operating      Earnings    Effect of          Net   Effect of         Net
                                       Cost of    Income (Loss) Before   Accounting     Earnings  Accounting    Earnings
 Quarter Ended            Revenues  Goods Sold    (Loss)  Income Taxes       Change       (Loss)      Change      (Loss)
- ------------------------------------------------------------------------------------------------------------------------
 ELEVEN MONTHS ENDED
   MARCH 31, 1994
   July 31, 1993          $1,351.7    $  842.4   $ 190.6       $ 185.2      $ 120.4      $ 120.4      $ 1.01      $ 1.01
   October 31, 1993        1,391.8       918.4     159.7         148.9         96.8         96.8         .80         .80
   January 31, 1994        1,013.5       784.2     (52.3)        (56.3)       (36.6)       (36.6)       (.31)       (.31)
   Two Months
     Ended March 31, 1994    676.5       634.3    (197.2)       (269.0)      (174.9)      (174.9)      (1.45)      (1.45)
- -------------------------------------------------------------------------------------------------------------------------
                          $4,433.5    $3,179.3   $ 100.8       $   8.8      $   5.7         $5.7      $  .05      $  .05
- ------------------------------------------------------------------------------------------------------------------------
 SIX MONTHS ENDED
   APRIL 30, 1993
   January 31, 1993       $  943.7    $  648.8      $1.8       $  (1.2)     $   0.1      $ (66.8)     $  -0-      $ (.57)
   April 30, 1993            954.4       638.0     (11.9)        (15.6)        (9.2)        (9.2)       (.08)       (.08)
- -------------------------------------------------------------------------------------------------------------------------
                          $1,898.1    $1,286.8   $ (10.1)      $ (16.8)     $ ( 9.1)     $ (76.0)     $ (.08)     $ (.65)
- -------------------------------------------------------------------------------------------------------------------------
YEAR ENDED OCTOBER 31,
     1992
   January 31, 1992       $1,070.6    $  761.4   $  27.6       $  27.1      $  19.4      $  19.4      $  .16      $  .16
   April 30, 1992            927.9       621.7      50.2          41.6         29.3         29.3         .25         .25
   July 31, 1992           1,063.9       629.2     156.9         166.6        114.3        114.3         .96         .96
   October 31, 1992        1,202.5       727.5     161.4         162.0        111.2        102.4         .94         .86
- ------------------------------------------------------------------------------------------------------------------------
                          $4,264.9    $2,739.8   $ 396.1       $ 397.3      $ 274.2      $ 265.4      $ 2.31      $ 2.23
- ------------------------------------------------------------------------------------------------------------------------



During the two months ended March 31, 1994, the Company recorded a $84.3 million and $22.3 million charge, respectively, against Publishing's operating income and Corporate Expenses. For further details related to these charges, see Management's Discussion and Analysis of Financial Condition and Results of Operations.

During the two months ended March 31, 1994, the Company recorded a charge of $27.2 million and $18.8 million, respectively, for costs incurred in the Company's merger with Viacom Inc. and to provide for additional costs applicable to operations previously discontinued. The Company also recorded a charge of approximately $20 million to adjust certain interest rate swaps to current fair market value. In addition, the Company recorded a gain of $11.0 million from its share of an equity investment that was sold by an unconsolidated affiliate of the Company (see Note D).

                         PARAMOUNT COMMUNICATIONS INC.




The registrant hereby amends the cover page and the following items, financial statements, exhibits or other portions of its Transition Report on Form 10-K for the eleven months ended March 31, 1994, as set forth in the pages attached hereto:

ITEM 14.       EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM
               8-K.

                                                                                                      Page
                                                                                                      ----
(a)   1.  Financial Statements Index  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3

      2.  The following financial information is submitted herewith:
                    Schedules for the eleven months ended or at March 31, 1994, the six months ended or at April 30, 1993 and the years ended or at October 31, 1992 and 1991:

          Reports of Independent Accountants/Auditors . . . . . . . . . . . . . . . . . . . . . .        4

          Schedule II    --    Amounts Receivable from Related Parties and Underwriters,
                                  Promoters, and Employees Other Than Related Parties   . . . . .        6

          Schedule VII   --    Guarantees of Securities of Other Issuers  . . . . . . . . . . . .       14

          Schedule VIII  --    Valuation and Qualifying Accounts  . . . . . . . . . . . . . . . .       15

          Schedule IX    --    Short-Term Borrowings  . . . . . . . . . . . . . . . . . . . . . .       16

          Schedule X     --    Supplementary Income Statement Information   . . . . . . . . . . .       17

          Schedules other than those listed above are omitted for the reason that they are not required or are not  applicable, or the required information is included in the financial statements or in the notes to financial statements or is not significant.


                         PARAMOUNT COMMUNICATIONS INC.

                           FINANCIAL STATEMENTS INDEX



                 Reports of Independent Accountants/Auditors

                 Selected Financial Data

                 Consolidated Statement of Earnings

                 Financial Reporting by Business Segments --
                   Revenues and Operating Income (Loss)

                 Management's Discussion and Analysis

                 Consolidated Balance Sheet

                 Consolidated Statement of Changes in
                   Stockholders' Equity

                 Consolidated Statement of Cash Flows

                 Notes to Consolidated Financial Statements


The above listed consolidated financial statements and accompanying footnotes were previously filed as part of this transition report on Form 10-K for the eleven months ended March 31, 1994.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULES



Stockholders and Board of Directors
Paramount Communications Inc.

    Our audit of the consolidated financial statements referred to in our report dated June 3, 1994 appearing on page F-2 of the March 31, 1994 Form 10-K also included an audit of the Financial Statement Schedules included in this filing on Form 10-K/A as listed in the accompanying index. In our opinion, these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related Form 10-K.

Price Waterhouse



New York, New York
June 3, 1994

                         REPORT OF INDEPENDENT AUDITORS




Stockholders and Board of Directors
Paramount Communications Inc.


         In connection with our audits of the consolidated financial statements of Paramount Communications Inc. as of April 30, 1993 and October 31, 1992 and for the six-month period ended April 30, 1993 and for each of the two years in the period ended October 31, 1992, we have also audited the consolidated schedules included in this filing on Form 10-K/A as listed in the accompanying index as of and for the aforementioned periods.

         In our opinion, the consolidated schedules referred to above present fairly, in all material respects, the information required to be stated therein.




                                                      Ernst & Young


New York, New York
August 27, 1993

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES

                         PARAMOUNT COMMUNICATIONS INC.
                       ELEVEN MONTHS ENDED MARCH 31, 1994
                             (Dollars in millions)




- ------------------------------------------------------------------------------------------------------------------
                       COL. A                             COL. B           COL. C                COL. D
- ------------------------------------------------------------------------------------------------------------------
                                                                                               DEDUCTIONS
                                                                                            --------------------
                                                         BALANCE                          (1)              (2)
                                                       AT BEGINNING                     AMOUNTS          AMOUNTS
                   NAME OF DEBTOR                       OF PERIOD         ADDITIONS    COLLECTED       WRITTEN-OFF
- ------------------------------------------------------------------------------------------------------------------
Greg Anthony:  10% note payable; due in installments
   from November 1994 to May 1997 . . . . . . . . . .                      $ 0.9

Rolando Blackman: 10% note payable; due in
   monthly installments from September 15, 1994
   to August 15, 1995 . . . . . . . . . . . . . . . .        $ 0.2           0.2        $ 0.1

David Checketts:  note payable; principal to be
   repaid the earlier of December 30, 1997 or 180 days
   after termination; interest rate set quarterly based
   on the 90 day commercial paper composite rate;
   secured by residential real estate . . . . . . . .          0.5

Arthur Cohen:  6% note payable; principal to be repaid
   monthly with the balance due on demand or no later
   than October 31, 1995  . . . . . . . . . . . . . .          0.1

Patrick Ewing:  10% note payable;
   due September 1995 . . . . . . . . . . . . . . . .          3.0

Robert Gutkowski:  6% note payable; due November 1,
   1993 . . . . . . . . . . . . . . . . . . . . . . .          0.4                        0.4

Michael Keenan: 5% note payable; interest paid quarterly;
   principal due June 30, 1998; secured by residential
   real estate  . . . . . . . . . . . . . . . . . . .                        0.9


- -----------------------------------------------------------------------------------------
                       COL. A                                     COL. E
- -----------------------------------------------------------------------------------------
                                                         BALANCE AT END OF PERIOD
                                                         ------------------------

                                                           (1)              (2)
                   NAME OF DEBTOR                        CURRENT        NOT CURRENT
- -----------------------------------------------------------------------------------------
Greg Anthony:  10% note payable; due in installments
   from November 1994 to May 1997 . . . . . . . . . .    $ 0.2            $ 0.7

Rolando Blackman: 10% note payable; due in
   monthly installments from September 15, 1994
   to August 15, 1995 . . . . . . . . . . . . . . . .      0.2              0.1

David Checketts:  note payable; principal to be
   repaid the earlier of December 30, 1997 or 180 days
   after termination; interest rate set quarterly based
   on the 90 day commercial paper composite rate;
   secured by residential real estate . . . . . . . .                       0.5

Arthur Cohen:  6% note payable; principal to be repaid
   monthly with the balance due on demand or no later
   than October 31, 1995  . . . . . . . . . . . . . .      0.1

Patrick Ewing:  10% note payable;
   due September 1995 . . . . . . . . . . . . . . . .                       3.0

Robert Gutkowski:  6% note payable; due November 1,
   1993 . . . . . . . . . . . . . . . . . . . . . . .

Michael Keenan: 5% note payable; interest paid
   quarterly; principal due June 30, 1998;
   secured by residential real estate   . . . . . . .                       0.9

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES

                         PARAMOUNT COMMUNICATIONS INC.
                       Eleven Months Ended March 31, 1994
                             (Dollars in millions)

- -------------------------------------------------------------------------------------------------------------------
                       COL. A                             COL. B           COL. C                COL. D
- -------------------------------------------------------------------------------------------------------------------
                                                                                               DEDUCTIONS
                                                                                            ------------------
                                                         BALANCE                          (1)              (2)
                                                       AT BEGINNING                     AMOUNTS          AMOUNTS
                   NAME OF DEBTOR                       OF PERIOD         ADDITIONS    COLLECTED       WRITTEN-OFF
- -------------------------------------------------------------------------------------------------------------------
Earl Lestz:  8% note payable; principal to be
     repaid out of future compensation  . . . . . . .          0.4

Anthony Mason:  10% note payable;  due in 24 semi-
     monthly installments beginning July 15, 1994 . .          0.1           0.5          0.1

Patrick Purcell:  7% note payable; principal to
     be repaid out of future compensation;
     secured by residential real estate . . . . . . .          0.7           0.1          0.1

Patrick Riley:
     Relocation bridge loan; due no later than
         August 31, 1994 or 180 days after termination;
         interest rate set quarterly based on the 90 day
         commercial paper composite rate; secured by
         residential real estate  . . . . . . . . . .          1.0
     Note payable; due no later than December 31, 1996
         or 180 days after termination; interest rate set
         quarterly based on the 90 day commercial paper
         composite rate; secured by residential real
         estate . . . . . . . . . . . . . . . . . . .          2.0

Neil Smith:  note payable; principal to be repaid
     180 days after termination of employment;
     interest rate set quarterly based on the 90 day
     commercial paper composite rate; secured by
     residential real estate  . . . . . . . . . . . .          0.4

Esa Tikkanen:  note payable; due in 24 installments
     from October 1993 to October 1995  . . . . . . .                        0.8          0.4
                                                             -----         -----        -----
                                                             $ 8.8         $ 3.4        $ 1.1
                                                             =====         =====        =====

- ----------------------------------------------------------------------------------------
                       COL. A                                    COL. E
- ----------------------------------------------------------------------------------------
                                                        BALANCE AT END OF PERIOD
                                                        ------------------------
                                                          (1)              (2)
                   NAME OF DEBTOR                       CURRENT        NOT CURRENT
- ----------------------------------------------------------------------------------------
Earl Lestz:  8% note payable; principal to be
     repaid out of future compensation  . . . . . . .                      0.4

Anthony Mason:  10% note payable;  due in 24 semi-
     monthly installments beginning July 15, 1994 . .     0.4              0.1

Patrick Purcell:  7% note payable; principal to
     be repaid out of future compensation;
     secured by residential real estate . . . . . . .     0.1              0.6

Patrick Riley:
     Relocation bridge loan; due no later than
         August 31, 1994 or 180 days after termination;
         interest rate set quarterly based on the 90
         day commercial paper composite rate; secured
         by residential real estate  . . . . . . . . .    1.0
     Note payable; due no later than December 31, 1996
         or 180 days after termination; interest rate set
         quarterly based on the 90 day commercial paper
         composite rate; secured by residential real
         estate . . . . . . . . . . . . . . . . . . .                      2.0

Neil Smith:  note payable; principal to be repaid
     180 days after termination of employment;
     interest rate set quarterly based on the 90 day
     commercial paper composite rate; secured by
     residential real estate  . . . . . . . . . . . .                      0.4

Esa Tikkanen:  note payable; due in 24 installments
     from October 1993 to October 1995  . . . . . . .     0.3              0.1
                                                        -----             ----
                                                        $ 2.3             $8.8
                                                        =====             ====

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES

                         PARAMOUNT COMMUNICATIONS INC.
                        SIX MONTHS ENDED APRIL 30, 1993
                             (Dollars in millions)




- ------------------------------------------------------------------------------------------------------------------
                       COL. A                             COL. B           COL. C                COL. D
- ------------------------------------------------------------------------------------------------------------------
                                                                                               DEDUCTIONS
                                                                                            ------------------
                                                         BALANCE                          (1)              (2)
                                                       AT BEGINNING                     AMOUNTS          AMOUNTS
                   NAME OF DEBTOR                       OF PERIOD         ADDITIONS    COLLECTED       WRITTEN-OFF
- ------------------------------------------------------------------------------------------------------------------
William Bernstein:  6% note payable . . . . . . . . .                      $ 0.4        $ 0.4

Rolando Blackman: 10% note payable; due in
     monthly installments from September 15, 1994
     to August 15, 1995 . . . . . . . . . . . . . . .        $ 0.2

David Checketts:  note payable; principal to be
     repaid the earlier of February 28, 1995 or 180 days
     after termination; interest rate set quarterly based
     on the 90 day commercial paper composite rate;
     secured by residential real estate . . . . . . .          0.5

Arthur Cohen:  6% note payable; principal to be repaid
     monthly with the balance due on demand or no later
     than October 31, 1995  . . . . . . . . . . . . .          0.1

Patrick Ewing:  10% note payable;
     due September 1995 . . . . . . . . . . . . . . .          3.0

Robert Gutkowski:  6% note payable; due November 1,
     1993; interest due on first business day of each month
     commencing February 1, 1993; secured by residential
     real estate  . . . . . . . . . . . . . . . . . .          0.4

Robert Klingensmith:  10% note payable; principal
     to be repaid out of future compensation;
     secured by residential real estate   . . . . . .          0.3                        0.3



- --------------------------------------------------------------------------------------------------
                       COL. A                                              COL. E
- --------------------------------------------------------------------------------------------------
                                                                  BALANCE AT END OF PERIOD
                                                                  ------------------------

                                                                    (1)              (2)
                   NAME OF DEBTOR                                 CURRENT        NOT CURRENT
- --------------------------------------------------------------------------------------------------
William Bernstein:  6% note payable . . . . . . . . .

Rolando Blackman: 10% note payable; due in
     monthly installments from September 15, 1994
     to August 15, 1995 . . . . . . . . . . . . . . .                              $ 0.2

David Checketts:  note payable; principal to be
     repaid the earlier of February 28, 1995 or 180 days
     after termination; interest rate set quarterly based
     on the 90 day commercial paper composite rate;
     secured by residential real estate . . . . . . .                                0.5

Arthur Cohen:  6% note payable; principal to be repaid
     monthly with the balance due on demand or no later
     than October 31, 1995  . . . . . . . . . . . . .             $ 0.1

Patrick Ewing:  10% note payable;
     due September 1995 . . . . . . . . . . . . . . .                                3.0

Robert Gutkowski:  6% note payable; due November 1,
     1993; interest due on first business day of each month
     commencing February 1, 1993; secured by residential
     real estate  . . . . . . . . . . . . . . . . . .               0.4

Robert Klingensmith:  10% note payable; principal
     to be repaid out of future compensation;
     secured by residential real estate   . . . . . .

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES

                         PARAMOUNT COMMUNICATIONS INC.
                        Six Months Ended April 30, 1993
                             (Dollars in millions)




- ------------------------------------------------------------------------------------------------------------------
                       COL. A                             COL. B           COL. C                COL. D
- ------------------------------------------------------------------------------------------------------------------
                                                                                               DEDUCTIONS
                                                                                            -------------------
                                                         BALANCE                          (1)              (2)
                                                       AT BEGINNING                     AMOUNTS          AMOUNTS
                   NAME OF DEBTOR                       OF PERIOD         ADDITIONS    COLLECTED       WRITTEN-OFF
- ------------------------------------------------------------------------------------------------------------------
Earl Lestz:  8% note payable; principal to be
     repaid out of future compensation  . . . . . . .          0.5                        0.1

Barry London:  6% note payable  . . . . . . . . . . .                        0.1          0.1

Anthony Mason:  10% note payable;  due in 48 semi-
     monthly installments beginning July 15, 1993 . .          0.1

Patrick Purcell:  7% note payable; principal to
     be repaid out of future compensation;
     secured by residential real estate . . . . . . .          0.6           0.1

Patrick Riley:
     Relocation bridge loan; due no later than
         August 31, 1993 or 180 days after termination;
         interest rate set quarterly based on the 90 day
         commercial paper composite rate; secured by
         residential real estate  . . . . . . . . . .          1.0
     Note payable; due no later than December 31, 1996
         or 180 days after termination; interest rate set
         quarterly based on the 90 day commercial paper
         composite rate; secured by residential real
         estate . . . . . . . . . . . . . . . . . . .          2.0

Neil Smith:  note payable; principal to be repaid
     180 days after termination of employment;
     interest rate set quarterly based on the 90 day
     commercial paper composite rate; secured by
     residential real estate  . . . . . . . . . . . .          0.4
                                                             -----         -----        -----
                                                             $ 9.1         $ 0.6        $ 0.9
                                                             =====         =====        =====

- ------------------------------------------------------------------------------------------------------
                       COL. A                                                  COL. E
- ------------------------------------------------------------------------------------------------------
                                                                      BALANCE AT END OF PERIOD
                                                                      ------------------------

                                                                        (1)              (2)
                   NAME OF DEBTOR                                     CURRENT        NOT CURRENT
- ------------------------------------------------------------------------------------------------------
Earl Lestz:  8% note payable; principal to be
     repaid out of future compensation  . . . . . . .                                    0.4

Barry London:  6% note payable  . . . . . . . . . . .

Anthony Mason:  10% note payable;  due in 48 semi-
     monthly installments beginning July 15, 1993 . .                                    0.1

Patrick Purcell:  7% note payable; principal to
     be repaid out of future compensation;
     secured by residential real estate . . . . . . .                   0.1              0.6

Patrick Riley:
     Relocation bridge loan; due no later than
         August 31, 1993 or 180 days after termination;
         interest rate set quarterly based on the 90 day
         commercial paper composite rate; secured by
         residential real estate  . . . . . . . . . .                   1.0
     Note payable; due no later than December 31, 1996
         or 180 days after termination; interest rate set
         quarterly based on the 90 day commercial paper
         composite rate; secured by residential real
         estate . . . . . . . . . . . . . . . . . . .                                    2.0

Neil Smith:  note payable; principal to be repaid
     180 days after termination of employment;
     interest rate set quarterly based on the 90 day
     commercial paper composite rate; secured by
     residential real estate  . . . . . . . . . . . .                                    0.4
                                                                      -----            -----
                                                                      $ 1.6            $ 7.2
                                                                      =====            =====

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES

                         PARAMOUNT COMMUNICATIONS INC.
                          YEAR ENDED OCTOBER 31, 1992
                             (Dollars in millions)

- ------------------------------------------------------------------------------------------------------------------
                       COL. A                             COL. B           COL. C                COL. D
- ------------------------------------------------------------------------------------------------------------------
                                                                                               DEDUCTIONS
                                                                                            ------------------
                                                         BALANCE                          (1)              (2)
                                                       AT BEGINNING                     AMOUNTS          AMOUNTS
                   NAME OF DEBTOR                       OF PERIOD         ADDITIONS    COLLECTED       WRITTEN-OFF
- ------------------------------------------------------------------------------------------------------------------
Rolando Blackman: 10% note payable; due in
     monthly installments from September 15, 1994
     to August 15, 1995 . . . . . . . . . . . . . . .                      $ 0.2

David Checketts:  note payable; principal to be
     repaid the earlier of February 28, 1995 or 180 days
     after termination; interest rate set quarterly based
     on the 90 day commercial paper composite rate;
     secured by residential real estate . . . . . . .                        0.5

Arthur Cohen:  6% note payable; principal to be repaid
     monthly with the balance due on demand or no later
     than October 31, 1995  . . . . . . . . . . . . .                        0.1

Alan Cole-Ford:  6.8% note payable; due October 15,
     1996; secured by residential real estate . . . .        $ 0.1                      $ 0.1 (A)

Patrick Ewing:  10% note payable;
      due September 1995  . . . . . . . . . . . . . .          3.0

Robert Gutkowski:  6% note payable; due November 1,
     1993; interest due on first business day of each month
     commencing February 1, 1993; secured by residential
     real estate  . . . . . . . . . . . . . . . . . .                        0.4

Robert Klingensmith:  10% note payable; principal
     to be repaid out of future compensation;
     secured by residential real estate   . . . . . .          0.8           0.1          0.6



- -------------------------------------------------------------------------------------------------------
                       COL. A                                                   COL. E
- -------------------------------------------------------------------------------------------------------
                                                                       BALANCE AT END OF PERIOD
                                                                       ------------------------

                                                                         (1)              (2)
                   NAME OF DEBTOR                                      CURRENT        NOT CURRENT
- -------------------------------------------------------------------------------------------------------
Rolando Blackman: 10% note payable; due in
     monthly installments from September 15, 1994
     to August 15, 1995 . . . . . . . . . . . . . . .                                   $ 0.2

David Checketts:  note payable; principal to be
     repaid the earlier of February 28, 1995 or 180 days
     after termination; interest rate set quarterly based
     on the 90 day commercial paper composite rate;
     secured by residential real estate . . . . . . .                                     0.5

Arthur Cohen:  6% note payable; principal to be repaid
     monthly with the balance due on demand or no later
     than October 31, 1995  . . . . . . . . . . . . .                  $ 0.1

Alan Cole-Ford:  6.8% note payable; due October 15,
     1996; secured by residential real estate . . . .

Patrick Ewing:  10% note payable;
      due September 1995  . . . . . . . . . . . . . .                                     3.0

Robert Gutkowski:  6% note payable; due November 1,
     1993; interest due on first business day of each month
     commencing February 1, 1993; secured by residential
     real estate  . . . . . . . . . . . . . . . . . .                                     0.4

Robert Klingensmith:  10% note payable; principal
     to be repaid out of future compensation;
     secured by residential real estate   . . . . . .                    0.1              0.2


- -----------------
Note A -- Reclassified since individual is no longer an employee.

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES

                         PARAMOUNT COMMUNICATIONS INC.
                          Year Ended October 31, 1992
                             (Dollars in millions)

- -------------------------------------------------------------------------------------------------------------------
                       COL. A                             COL. B           COL. C                COL. D
- -------------------------------------------------------------------------------------------------------------------
                                                                                               DEDUCTIONS
                                                                                            -----------------
                                                         BALANCE                          (1)              (2)
                                                       AT BEGINNING                     AMOUNTS          AMOUNTS
                   NAME OF DEBTOR                       OF PERIOD         ADDITIONS    COLLECTED       WRITTEN-OFF
- -------------------------------------------------------------------------------------------------------------------
Earl Lestz:  8% note payable; principal to be
     repaid out of future compensation  . . . . . . .          0.5

Barry London:  7% note payable; due October 1992  . .                        3.0          3.0

Anthony Mason:  10% note payable;  due in 48 semi-
     monthly installments beginning July 15, 1993 . .                        0.1

Patrick Purcell:  7% note payable; principal to
     be repaid out of future compensation;
     secured by residential real estate . . . . . . .          0.6

Patrick Riley:
     Relocation bridge loan; due no later than
         August 31, 1993 or 180 days after termination;
         interest rate set quarterly based on the 90 day
         commercial paper composite rate; secured by
         residential real estate  . . . . . . . . . .          1.0
     Note payable; due no later than December 31, 1996
         or 180 days after termination; interest rate set
         quarterly based on the 90 day commercial paper
         composite rate; secured by residential real
         estate . . . . . . . . . . . . . . . . . . .          2.0

Neil Smith:  note payable; principal to be repaid
     180 days after termination of employment;
     interest rate set quarterly based on the 90 day
     commercial paper composite rate; secured by
     residential real estate  . . . . . . . . . . . .                        0.4
                                                             -----          ----         ----
                                                             $ 8.0          $4.8         $3.7
                                                             =====          ====         ====

- -------------------------------------------------------------------------------------------------
                       COL. A                                             COL. E
- -------------------------------------------------------------------------------------------------
                                                                 BALANCE AT END OF PERIOD
                                                                 ------------------------

                                                                   (1)              (2)
                   NAME OF DEBTOR                                CURRENT        NOT CURRENT
- -------------------------------------------------------------------------------------------------
Earl Lestz:  8% note payable; principal to be
     repaid out of future compensation  . . . . . . .                               0.5

Barry London:  7% note payable; due October 1992  . .

Anthony Mason:  10% note payable;  due in 48 semi-
     monthly installments beginning July 15, 1993 . .                               0.1

Patrick Purcell:  7% note payable; principal to
     be repaid out of future compensation;
     secured by residential real estate . . . . . . .              0.1              0.5

Patrick Riley:
     Relocation bridge loan; due no later than
         August 31, 1993 or 180 days after termination;
         interest rate set quarterly based on the 90 day
         commercial paper composite rate; secured by
         residential real estate  . . . . . . . . . .              1.0
     Note payable; due no later than December 31, 1996
         or 180 days after termination; interest rate set
         quarterly based on the 90 day commercial paper
         composite rate; secured by residential real
         estate . . . . . . . . . . . . . . . . . . .                               2.0

Neil Smith:  note payable; principal to be repaid
     180 days after termination of employment;
     interest rate set quarterly based on the 90 day
     commercial paper composite rate; secured by
     residential real estate  . . . . . . . . . . . .                               0.4
                                                                  ----             ----
                                                                  $1.3             $7.8
                                                                  ====             ====

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES

                         PARAMOUNT COMMUNICATIONS INC.
                          Year Ended October 31, 1991
                             (Dollars in millions)




- -------------------------------------------------------------------------------------------------------------------
                       COL. A                             COL. B           COL. C                COL. D
- -------------------------------------------------------------------------------------------------------------------
                                                                                               DEDUCTIONS
                                                                                            ------------------
                                                         BALANCE                          (1)              (2)
                                                       AT BEGINNING                     AMOUNTS          AMOUNTS
                   NAME OF DEBTOR                       OF PERIOD         ADDITIONS    COLLECTED       WRITTEN-OFF
- -------------------------------------------------------------------------------------------------------------------
James Boyd:  16% note payable;
     relocation bridge loan . . . . . . . . . . . . .        $ 0.2                      $ 0.2

Alan Cole-Ford:  6.8% note payable; due October 15,
     1996; secured by residential real estate . . . .                      $ 0.1

Richard Evans:  7% note payable; secured by
     residential real estate  . . . . . . . . . . . .          0.2                        0.2

Patrick Ewing:  10% note payable;
     due September 1995 . . . . . . . . . . . . . . .          5.0                        2.0

Robert Klingensmith:  10% note payable; principal
     to be repaid out of future compensation;
     secured by residential real estate . . . . . . .          0.8           0.1          0.1

Earl Lestz:  8% note payable; principal to be
     repaid out of future compensation  . . . . . . .          0.5

Frank Mancuso:  6% note payable;
     secured by residential real estate . . . . . . .          2.0                        2.0



- ----------------------------------------------------------------------------------------------------
                       COL. A                                                COL. E
- ----------------------------------------------------------------------------------------------------
                                                                    BALANCE AT END OF PERIOD
                                                                    ------------------------

                                                                      (1)              (2)
                   NAME OF DEBTOR                                   CURRENT        NOT CURRENT
- ----------------------------------------------------------------------------------------------------
James Boyd:  16% note payable;
     relocation bridge loan . . . . . . . . . . . . .

Alan Cole-Ford:  6.8% note payable; due October 15,
     1996; secured by residential real estate . . . .                                $ 0.1

Richard Evans:  7% note payable; secured by
     residential real estate  . . . . . . . . . . . .

Patrick Ewing:  10% note payable;
     due September 1995 . . . . . . . . . . . . . . .                                  3.0

Robert Klingensmith:  10% note payable; principal
     to be repaid out of future compensation;
     secured by residential real estate . . . . . . .               $ 0.1              0.7

Earl Lestz:  8% note payable; principal to be
     repaid out of future compensation  . . . . . . .                 0.1              0.4

Frank Mancuso:  6% note payable;
     secured by residential real estate . . . . . . .

    SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES

                         PARAMOUNT COMMUNICATIONS INC.
                          Year Ended October 31, 1991
                             (Dollars in millions)




- -------------------------------------------------------------------------------------------------------------------
                       COL. A                             COL. B           COL. C                COL. D
- -------------------------------------------------------------------------------------------------------------------
                                                                                               DEDUCTIONS
                                                                                            ------------------
                                                         BALANCE                          (1)              (2)
                                                       AT BEGINNING                     AMOUNTS          AMOUNTS
                   NAME OF DEBTOR                       OF PERIOD         ADDITIONS    COLLECTED       WRITTEN-OFF
- -------------------------------------------------------------------------------------------------------------------
Patrick Purcell:  7% note payable; principal to
     be repaid out of future compensation;
     secured by residential real estate . . . . . . .          0.7           0.1          0.2

Patrick Riley:
     Relocation bridge loan; due no later than
         August 31, 1992 or 180 days after termination;
         interest rate set quarterly based on the 90 day
         commercial paper composite rate; secured by
         residential real estate  . . . . . . . . . .                        1.0
     Note payable; due no later than December 31, 1996
         or 180 days after termination; interest rate set
         quarterly based on the 90 day commercial paper
         composite rate; secured by residential
         real estate  . . . . . . . . . . . . . . . .                        2.0
                                                              ----          ----         ----
                                                              $9.4          $3.3         $4.7
                                                              ====          ====         ====


- ----------------------------------------------------------------------------------------------------
                       COL. A                                                COL. E
- ----------------------------------------------------------------------------------------------------
                                                                    BALANCE AT END OF PERIOD
                                                                    ------------------------

                                                                      (1)              (2)
                   NAME OF DEBTOR                                   CURRENT        NOT CURRENT
- ----------------------------------------------------------------------------------------------------
Patrick Purcell:  7% note payable; principal to
     be repaid out of future compensation;
     secured by residential real estate . . . . . . .                 0.1              0.5

Patrick Riley:
     Relocation bridge loan; due no later than
         August 31, 1992 or 180 days after termination
         interest rate set quarterly based on the 90 day
         commercial paper composite rate; secured by
         residential real estate  . . . . . . . . . .                 1.0
     Note payable; due no later than December 31, 1996
         or 180 days after termination; interest rate set
         quarterly based on the 90 day commercial paper
         composite rate; secured by residential
         real estate  . . . . . . . . . . . . . . . .                                  2.0
                                                                     ----             ----
                                                                     $1.3             $6.7
                                                                     ====             ====

           SCHEDULE VII -- GUARANTEES OF SECURITIES OF OTHER  ISSUERS

                         PARAMOUNT COMMUNICATIONS INC.
                               AT MARCH 31, 1994
                                 (In millions)




- ---------------------------------------------------------------------------------------------------------------
                      COL. A                                           COL. B                   COL. C
- ---------------------------------------------------------------------------------------------------------------
                                                                      TITLE OF                  TOTAL
                                                                      ISSUE OF                  AMOUNT
            NAME OF ISSUER OF SECURITIES                             EACH CLASS               GUARANTEED
              GUARANTEED BY PERSON FOR                             OF SECURITIES                 AND
             WHICH STATEMENT  IS FILED                               GUARANTEED               OUTSTANDING
- ---------------------------------------------------------------------------------------------------------------
              CBF Fabrics, Inc.                            Industrial Revenue Bond            $  2.4

              Kayser-Roth Corporation                      Secured Notes                         0.6

              Simmons Manufacturing                        Industrial Revenue Bond               9.7
                 Company Inc.

              Redevelopment Agency of                      Senior Secured Refunding Notes       37.8
                 the City of Santa Clara,
                 California

              United Cinemas International                 Revolving Credit                     85.1

              Cinema International Corporation, N.V.       Revolving Credit                     11.6
                                                                                              ------
                                                                                              $147.2
                                                                                              ======




- -------------------------------------------------------------------------------------------------------------
                      COL. A                                                       COL. F
- -------------------------------------------------------------------------------------------------------------


            NAME OF ISSUER OF SECURITIES                                           NATURE
              GUARANTEED BY PERSON FOR                                               OF
             WHICH STATEMENT  IS FILED                                            GUARANTEE
- -------------------------------------------------------------------------------------------------------------
              CBF Fabrics, Inc.                                              Principal and interest

              Kayser-Roth Corporation                                        Principal and interest

              Simmons Manufacturing                                          Principal and interest
                 Company Inc.

              Redevelopment Agency of                                        Principal and interest
                 the City of Santa Clara,
                 California

              United Cinemas International                                   Principal and interest

              Cinema International Corporation, N.V.                         Principal and interest



- ----------------
Note:   Information for Columns D, E, and G is not applicable at March 31, 1994

               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS

                         PARAMOUNT COMMUNICATIONS INC.
    ELEVEN MONTHS ENDED MARCH 31, 1994, SIX MONTHS ENDED APRIL 30, 1993 AND
                       TWO YEARS ENDED OCTOBER 31, 1992
                                 (In millions)




- ----------------------------------------------------------------------------------------------------------------------------------
                       COL. A                             COL. B                         COL. C                      COL. D
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                       ADDITIONS
                                                                              -----------------------------
                                                                                                  (2)
                                                                             (1)               CHARGED TO
                                                         BALANCE         CHARGED TO              OTHER
                                                       AT BEGINNING       COSTS AND           ACCOUNTS --         DEDUCTIONS --
                     DESCRIPTION                        OF PERIOD         EXPENSES              DESCRIBE            DESCRIBE
- ----------------------------------------------------------------------------------------------------------------------------------
Allowance for doubtful accounts deducted from
trade receivables on the balance sheet:

Eleven months ended March 31, 1994  . . . . . . . . .       $ 64.1          $  9.2            $ 7.4 (A)          $ 32.8 (B)
                                                            ======          ======            =====              ======

Six months ended April 30, 1993 . . . . . . . . . . .       $ 65.5          $  8.0            $ 2.1 (A)          $ 11.5 (B)
                                                            ======          ======            =====              ======

Year ended October 31, 1992 . . . . . . . . . . . . .       $ 59.6          $ 16.6            $ 8.9 (A)          $ 19.6 (B)
                                                            ======          ======            =====              ======

Year ended October 31, 1991 . . . . . . . . . . . . .       $ 59.8          $ 19.4            $ 4.0 (A)          $ 23.6 (B)
                                                            ======          ======            =====              ======



- -------------------------------------------------------------------------
                       COL. A                             COL. E
- -------------------------------------------------------------------------




                                                          BALANCE
                                                         AT END OF
                     DESCRIPTION                          PERIOD
- -------------------------------------------------------------------------
Allowance for doubtful accounts deducted from
trade receivables on the balance sheet:

Eleven months ended March 31, 1994  . . . . . . . . .    $ 47.9
                                                         ======

Six months ended April 30, 1993 . . . . . . . . . . .    $ 64.1
                                                         ======

Year ended October 31, 1992 . . . . . . . . . . . . .    $ 65.5
                                                         ======

Year ended October 31, 1991 . . . . . . . . . . . . .    $ 59.6
                                                         ======



- --------------------
Note A -- Represents balance sheet reclassification related to certain entertainment receivables.

Note B -- Primarily write-off of uncollectible accounts net of collections of accounts previously written-off.

                      SCHEDULE IX -- SHORT-TERM BORROWINGS

                         PARAMOUNT COMMUNICATIONS INC.
                      Eleven Months Ended March 31, 1994,
      Six Months Ended April 30, 1993 and Two Years Ended October 31, 1992
                             (Dollars in millions)




- --------------------------------------------------------------------------------------------------------------------
                       COL. A                           COL. B                 COL. C                 COL. D
- --------------------------------------------------------------------------------------------------------------------

                                                                              WEIGHTED            MAXIMUM AMOUNT
                     CATEGORY OF                      BALANCE AT               AVERAGE             OUTSTANDING
                      AGGREGATE                         END OF                INTEREST              DURING THE
                SHORT-TERM BORROWINGS                   PERIOD                  RATE                  PERIOD
- --------------------------------------------------------------------------------------------------------------------
Eleven Months Ended March 31, 1994
  Note payable to bank (A)  . . . . . . .              $ 25.0                   3.89%                $ 25.0



- ------------------------------------------------------------------------------------------------
                       COL. A                               COL. E                COL. F
- ------------------------------------------------------------------------------------------------

                                                        AVERAGE AMOUNT       WEIGHTED AVERAGE
                     CATEGORY OF                         OUTSTANDING          INTEREST RATE
                      AGGREGATE                           DURING THE            DURING THE
                SHORT-TERM BORROWINGS                     PERIOD (B)            PERIOD (C)
- ------------------------------------------------------------------------------------------------
Eleven Months Ended March 31, 1994
  Note payable to bank (A)  . . . . . . .                   $ 0.2                3.89%


- --------------------
Note A -- The note payable to bank represents a revolving loan agreement borrowing, which has a maturity of one month from date of issue and has a provision to be extended for an additional two months. The Company had no short-term borrowings for the six months ended April 30, 1993 and the two years ended October 31, 1992.

Note B -- The average amount outstanding during the period was computed by dividing the total of the daily outstanding principal balances by the number of days in the period.

Note C -- The weighted average interest rate during the period was computed by dividing the actual interest expense by average debt outstanding.

            SCHEDULE X -- SUPPLEMENTARY INCOME STATEMENT INFORMATION

                         PARAMOUNT COMMUNICATIONS INC.
    Eleven Months Ended March 31, 1994, Six Months Ended April 30, 1993 and
                        Two Years Ended October 31, 1992
                                 (In millions)





- ------------------------------------------------------------------------------------------------------------------------
                              COL. A                                              COL. B
- ------------------------------------------------------------------------------------------------------------------------
                               ITEM                                   CHARGED TO COSTS AND EXPENSES
- ------------------------------------------------------------------------------------------------------------------------
                                                             Eleven Months      Six Months
                                                            Ended March 31    Ended April 30      Year Ended October 31
                                                            --------------    --------------     -----------------------
                                                                 1994              1993             1992          1991
                                                                 ----              ----             ----          ----
Maintenance and repairs . . . . . . . . . . . . . .            $ 56.1            $ 21.1           $ 40.6        $ 33.1

Taxes, other than payroll and
  income taxes  . . . . . . . . . . . . . . . . . .              33.3              16.9             46.8          48.3


Royalties . . . . . . . . . . . . . . . . . . . . .             253.3              77.4            171.5         152.0

Advertising costs . . . . . . . . . . . . . . . . .             501.9             250.9            563.3         514.0

- -----------------
Amounts for depreciation and amortization of preoperating costs and similar deferrals are not presented as such amounts do not exceed 1% of revenues.

                                                                                       Item 7(a)(2)

                            PARAMOUNT COMMUNICATIONS INC.

                            PART I. FINANCIAL INFORMATION

                          CONSOLIDATED STATEMENT OF EARNINGS
                                     (Unaudited)

                                                                                Three Months Ended      Three months Ended
                                                                                     June 30,                 July 31,
                                                                                ------------------      ------------------
                                                                              1994            1993             1993
                                                                              -----           ----             ----
                                                                               (In millions, except per share)

        Revenues                                                          $1,198.6      $1,109.9          $1,351.7

        Cost of goods sold                                                   791.1         729.8             842.4
        Selling, general and administrative expenses                         332.5         346.9             318.7
                                                                          --------      --------          --------
                                                                           1,123.6       1,076.7           1,161.1
                                                                          --------      --------          --------

        Operating Income                                                      75.0          33.2             190.6

        Other expense                                                         (7.2)         (2.9)             (0.8)

        Interest and other investment income (expense):
          Interest expense                                                   (26.4)        (22.8)            (21.0)
          Interest and other investment income                                10.7          18.6              16.4
                                                                            ------        ------            ------
                                                                             (15.7)         (4.2)             (4.6)
                                                                            --------      -------           -------

        Earnings before Income Taxes                                          52.1          26.1             185.2
        Provision for income taxes                                            18.3           8.9              64.8
                                                                            ------        ------              ----

        Net Earnings                                                         $33.8         $17.2            $120.4
                                                                             =====         =====            ======

        Average common and common equivalent
           shares outstanding                                                122.8         119.6             119.8

        Net earnings per share                                                $0.28         $0.14             $1.01
        Cash dividends declared per common share                              --            $0.20             $0.20

                   See notes to consolidated financial statements.

                            PARAMOUNT COMMUNICATIONS INC.

                             CONSOLIDATED BALANCE SHEET

                                                                                                   June 30,      March 31,
                                                                                                      1994         1994
                                                                                                      ----         ----
                                                                                                    (Unaudited)   (Note)
                                                                                                        (In millions)
           ASSETS
           Current Assets
             Cash and cash equivalents                                                          $    305.2      $  239.3
             Short-term investments                                                                   66.4          67.3
             Trade receivables                                                                     1,000.9         914.3
             Inventories - Note D                                                                    758.3         699.2
             Prepaid income taxes                                                                    315.9         303.5
             Prepaid expenses and other                                                              500.2         491.9
                                                                                                ----------      --------
               Total Current Assets                                                                2,946.9       2,715.5
           Property, Plant and Equipment
             Land                                                                                    268.2         267.1
             Buildings                                                                               669.7         665.6
             Machinery, equipment and other                                                          753.8         733.2
                                                                                                ----------      --------
                                                                                                   1,691.7       1,665.9
              Less allowance for depreciation                                                        437.0         409.2
                                                                                                ----------      --------
                                                                                                   1,254.7       1,256.7
           Other Assets
             Investment in affiliated companies                                                      206.5         211.2
             Noncurrent receivables and inventories - Note D                                         758.0         773.1
             Intangible assets                                                                     2,085.4       2,093.5
             Deferred costs and other                                                                543.0         558.0
                                                                                                ----------      --------
                                                                                                   3,592.9       3,635.8
                                                                                                ----------      --------
                                                                                                $  7,794.5      $7,608.0
                                                                                                ==========      ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
           Current Liabilities
             Current maturities of long-term debt                                               $     10.9      $   35.6
             Trade accounts payable                                                                  180.5         201.6
             Income taxes payable                                                                     --            19.6
             Accrued expenses and other                                                            1,497.9       1,484.4
                                                                                                ----------      --------
                Total Current Liabilities                                                          1,689.3       1,741.2
           Deferred Liabilities                                                                      770.0         795.3
           Long-Term Debt, net of current maturities                                               1,226.9         998.4
           Stockholders' Equity
             Common Stock, recorded at $1.00 par value; 600,000,000 shares authorized; shares outstanding, 122,792,910
                (excluding 25,069,138 shares held in treasury)                                       122.8         122.8
             Paid-in surplus                                                                         958.0         957.7
             Retained earnings                                                                     3,050.3       3,016.5
             Cumulative translation adjustments                                                      (22.8)        (23.9)
                                                                                                -----------     --------
                                                                                                   4,108.3       4,073.1
                                                                                                ----------      --------
                                                                                                $  7,794.5      $7,608.0
                                                                                                ==========      ========

       Note:  Derived from audited financial statements.
                   See notes to consolidated financial statements.

                            PARAMOUNT COMMUNICATIONS INC.

                        CONSOLIDATED STATEMENT OF CASH FLOWS
                                     (Unaudited)

                                                                                                  Three Months Ended
                                                                                                  ------------------
                                                                                               June 30,         July 31,
                                                                                                1994             1993
                                                                                                ----             ----
                                                                                                  (In millions)
           Cash Flows from Operating Activities
           Net earnings                                                                           $   33.8      $  120.4
              Non-cash expenses
                Depreciation                                                                          31.4          32.6
                Deferred income taxes                                                                (36.6)          1.8
                Amortization of intangible assets                                                     11.0          17.4
                Amortization of pre-publication costs                                                 23.1          34.4
              Theatrical and television inventories and broadcast rights
                Gross additions                                                                     (233.1)       (264.4)
                Amortization                                                                         204.0         254.6
              Decrease in network features and syndication licenses                                    3.3           8.1
              Increase in pre-publication costs                                                      (36.1)        (16.8)
              Increase in trade receivables                                                         (123.7)       (276.7)
              Decrease in inventories (other than theatrical and television)                           3.7          18.6
              (Increase) decrease in prepaid expenses                                                 (8.2)         44.7
              Decrease in trade accounts payable                                                     (21.0)        (36.2)
              Increase in prepaid taxes and income taxes payable                                      52.1          31.2
              Increase in accrued expense and other                                                   13.4          55.7
              Other, net                                                                             (28.1)        (34.9)
                                                                                                  ----------    ---------
                Net cash flows used for operating activities                                        (111.0)         (9.5)

           Cash Flows from Investment and Other Activities
              Expenditures for property, plant and equipment (excluding capitalized leases)           (29.7)       (33.4)
              Purchase price of acquired businesses (net of acquired cash)                              --         (52.3)
              Decrease in short-term investments, net                                                  0.9         (32.3)
              Other, net                                                                               3.4           3.4
                                                                                                  --------      ---------
                Net cash flows provided from investment and other activities                         (25.4)       (114.6)

           Cash Flows from Financing Activities
              Proceeds of long-term debt                                                             220.0         298.8
              Payments of long-term debt                                                             (17.7)       (134.0)
              Issuance of Common Stock (excluding grants to employees)                                --             7.4
              Dividends                                                                               --           (23.7)
                                                                                                    ------      ---------
                Net cash flows provided from financing activities                                    202.3         148.5
                                                                                                  --------      --------
           Increase in Cash and Cash Equivalents                                                      65.9          24.4
           Cash and Cash Equivalents at Beginning of  Period                                         239.3         372.6
                                                                                                  --------      --------
           Cash and Cash Equivalents at End of Period                                             $  305.2      $  397.0
                                                                                                  ========      ========

                   See notes to consolidated financial statements.

                            PARAMOUNT COMMUNICATIONS INC.
                     NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS


       Note A - Basis of Presentation


       The accompanying consolidated financial statements of Paramount Communications Inc. and its consolidated subsidiaries (Company) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the fiscal year. For further information, refer to the consolidated financial statements and accompanying footnotes included in the Company's transition report on Form 10-K for the eleven months ended March 31,
       1994), as amended.

       The consolidated financial statements are stated on an historical basis and do not reflect adjustments made in connection with the Merger (as defined in Note B).

       Change in Fiscal Year End

          In March 1994, the Board of Directors approved a change in the Company's fiscal year end to March 31 from April 30.


       Note B - Tender Offer and Merger

          In March 1994, Viacom Inc. acquired a majority of the Company's common stock outstanding at a price of $107 per share in cash. On July 7, 1994, the Company became a wholly owned subsidiary of Viacom Inc. (the "Merger") at the effective time of the merger between the Company and a subsidiary of Viacom Inc. Each share of the Company's common stock outstanding at the time of the Merger (other than shares held in the treasury of Paramount or owned by Viacom Inc. and other than shares held by any stockholders who shall have demanded and perfected appraisal rights) was converted into the right to receive
       (i) 0.93065 of a share of Class B Common Stock, (ii) $17.50 principal amount of 8% exchangeable subordinated debentures ("8% Debentures") of Viacom Inc., (iii) 0.93065 of a contingent value right ("CVR"), (iv)
       0.5 of a warrant to purchase one share of Class B Common Stock at any time prior to the third anniversary of the Merger at a price of $60 per share, and (v) 0.3 of a warrant to purchase one share of Class B Common Stock at any time prior to the fifth anniversary of the Merger at a price of $70 per share.


       Note C - Acquisition and Disposition of Businesses

          The Company and BHC Communications, Inc., which is majority-owned by Chris-Craft Industries, Inc., have formed the United Paramount Network which will provide prime-time television programming primarily to broadcast affiliates nationwide in competition with the three major networks and the Fox Broadcasting Network. The network is expected to begin operations in January 1995.

          In February 1994, the Company acquired Macmillan Publishing Company and certain other assets of Macmillan Inc. (Macmillan), a leading book publisher, for approximately $553 million.

          In September 1993, the Company purchased television station WKBD-TV
       (WKBD) in Detroit from Cox Enterprises Inc. for approximately $105 million.

          In May 1993, the Company purchased the remaining 80% it did not own of Canada's Wonderland, Inc., later renamed Paramount Canada's Wonderland, Inc., a Canadian theme park, for approximately $52 million.

          During the periods ended June 30, 1994 and 1993, the Company also acquired or sold certain other businesses. The contributions of these businesses in the aggregate were not significant to the Company's results of operations for the periods presented, nor are they expected to have a material effect on the Company's results on a continuing basis.

                            PARAMOUNT COMMUNICATIONS INC.
                     NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS

       Note D  Inventories

          Inventories are stated at lower of cost or net realizable value as follows (in millions):

                                                            June 30,   March 31,
                                                             1994        1994
                                                             ----        ----
       Current

          Finished goods                                     $  275.7   $278.5
          Work in process                                        17.8     19.2
          Materials and supplies                                 32.2     31.7
                                                               ------   ------
                                                                325.7    329.4
        Theatrical and television productions
          Released                                              232.2    226.0
          Completed, not released                               108.3     29.2
          In process and other                                   36.4     46.3
                                                               ------   ------
                                                                376.9    301.5

        Broadcast rights.                                        55.7     68.3
                                                               ------   ------
           Total current                                        758.3    699.2
                                                               ------   ------
       Noncurrent
        Theatrical and television productions
          Released                                              136.8    130.4
          In process and other                                  293.5    305.9
                                                               ------   ------
                                                                430.3    436.3
        Broadcast rights                                        109.1    136.8
                                                               ------   ------
           Total noncurrent                                     539.4    573.1
                                                               ------  ------
           Total                                             $1,297.7 $1,272.3
                                                              ======= ========

                                                              Item 7(a)(3)

Item 8.  Financial Statements and Supplementary Data

                   Blockbuster Entertainment Corporation
                   Index to Consolidated Financial Statements



Report of Independent Certified Public Accountants

Consolidated Balance Sheets as of
  December 31, 1993 and 1992

Consolidated Statements of Operations for Each of the Three
  Years Ended December 31, 1993

Consolidated Statements of Changes in Shareholders' Equity for Each of the Three Years Ended December 31, 1993

Consolidated Statements of Cash Flows for Each of the Three
  Years Ended December 31, 1993

Notes to Consolidated Financial Statements

Financial Statement Schedules for Each of the Three
   Years Ended December 31, 1993:

V.    Property, Plant and Equipment

VI.   Accumulated Depreciation, Depletion and
         Amortization of Property, Plant
         and Equipment

VIII. Valuation and Qualifying Accounts

X.    Supplementary Statements of Operations Information


All other schedules are omitted as not applicable or not required.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Blockbuster Entertainment Corporation:

We have audited the accompanying consolidated balance sheets of Blockbuster Entertainment Corporation (a Delaware corporation) and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blockbuster Entertainment Corporation and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules included in Item 14.(a)(2) are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.




                                                 ARTHUR ANDERSEN & CO.


Fort Lauderdale, Florida,
March 23, 1994.

                                       BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                                         AS OF DECEMBER 31,
                                                  (In thousands, except share data)


                                                                                                1993                    1992
                                                                                                ----                    ----
                                                               ASSETS
                                                               ------
CURRENT ASSETS:
  Cash and cash equivalents                                                                 $   95,254             $   43,358
  Accounts and notes receivable,
    less allowance                                                                             135,172                 44,150
  Merchandise inventories                                                                      350,763                180,002
  Film costs and program rights, net                                                           117,324                    ---
  Other                                                                                         50,210                 23,099
                                                                                            ----------             ----------
    Total Current Assets                                                                       748,723                290,609

VIDEOCASSETTE RENTAL INVENTORY, NET                                                            470,223                322,168
PROPERTY AND EQUIPMENT, NET                                                                    522,745                388,588
INTANGIBLE ASSETS, NET                                                                         856,318                422,155
INVESTMENT IN VIACOM INC.                                                                      600,000                    ---
OTHER ASSETS                                                                                   322,958                117,134
                                                                                            ----------             ----------
                                                                                            $3,520,967             $1,540,654
                                                                                            ==========             ==========

                                                LIABILITIES AND SHAREHOLDERS' EQUITY
                                                ------------------------------------
CURRENT LIABILITIES:
  Current portion of long-term debt                                                         $    9,083             $   16,894
  Accounts payable                                                                             369,815                216,362
  Accrued liabilities                                                                          177,695                 99,518
  Accrued participation expenses                                                                43,013                    ---
  Income taxes payable                                                                          43,632                 12,827
                                                                                            ----------             ----------
    Total Current Liabilities                                                                  643,238                345,601
LONG-TERM DEBT, LESS CURRENT PORTION                                                           603,496                238,034
SUBORDINATED CONVERTIBLE DEBT                                                                      ---                118,532
OTHER LIABILITIES                                                                               59,999                 48,365
MINORITY INTERESTS IN SUBSIDIARIES                                                              90,834                  2,775
COMMITMENTS AND CONTINGENCIES                                                                      ---                    ---

SHAREHOLDERS' EQUITY:
  Preferred stock, $1 par value; authorized
    500,000 shares; none outstanding                                                               ---                    ---
  Common stock, $.10 par value; authorized
    300,000,000 shares; issued and
    outstanding 247,380,069 and 197,944,685
    shares, respectively                                                                        24,738                 19,794
  Capital in excess of par value                                                             1,564,685                453,081
  Cumulative foreign currency
    translation adjustment                                                                     (38,143)               (34,656)
  Retained earnings                                                                            572,120                349,128
                                                                                            ----------             ----------
    Total Shareholders' Equity                                                               2,123,400                787,347
                                                                                            ----------             ----------
                                                                                            $3,520,967             $1,540,654
                                                                                            ==========             ==========

                The accompanying notes are an integral part of these statements.

                     BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                FOR THE YEARS ENDED DECEMBER 31,
                             (In thousands, except per share data)


                                                  1993                1992              1991
                                                  ----                ----              ----
REVENUE:
  Rental revenue                               $1,285,412           $ 969,333         $742,013
  Product sales                                   658,097             298,338          182,032
  Other revenue                                   283,494              48,173           37,593
                                               ----------           ---------         --------
                                                2,227,003           1,315,844          961,638

OPERATING COSTS AND EXPENSES:
  Cost of product sales                           430,171             196,175          126,746
  Operating expenses                            1,195,483             763,220          565,160
  Selling, general and administrative             178,322             113,587          108,607
                                               ----------           ---------         --------

OPERATING INCOME                                  423,027             242,862          161,125

INTEREST EXPENSE                                  (33,773)            (17,793)         (21,780)
INTEREST INCOME                                     6,818               7,044            4,013
GAIN FROM EQUITY INVESTMENT                         2,979                 ---              ---
OTHER EXPENSE, NET                                 (9,217)               (893)          (2,345)
                                               ----------           ---------         --------

INCOME BEFORE INCOME TAXES                        389,834             231,220          141,013

PROVISION FOR INCOME TAXES                        146,188              82,951           51,901
                                               ----------           ---------         --------

NET INCOME                                     $  243,646           $ 148,269         $ 89,112
                                               ==========           =========         ========

Net Income per Common and
  Common Equivalent Share                      $     1.11           $     .77         $    .51
Net Income per Common and                      ==========           =========         ========
  Common Equivalent Share -
  assuming full dilution                       $     1.10           $     .76         $    .51
                                               ==========           =========         ========

        The accompanying notes are an integral part of these statements.

                       BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                           (In thousands)

                                                            Capital in           Cumulative
                                            Common          Excess of            Translation         Retained
                                            Stock           Par Value            Adjustment          Earnings
                                            --------        ----------           -----------         --------
Balance, December 31, 1990                  $ 15,638       $  181,021            $    ---           $122,706
 Net income                                      ---              ---                 ---             89,112
 Sales of common stock, net                      644           10,872                 ---                ---
 Stock issued in acquisitions                    649           54,396                 ---                ---
 Tax benefit of non-qualified
  stock options exercised                        ---            8,798                 ---                ---
 Other                                           ---           (3,375)                ---                ---
                                            --------           ------            --------           --------
Balance, December 31, 1991                    16,931          251,712                 ---            211,818
 Net income                                      ---              ---                 ---            148,269
 Sales of common stock, net                    1,838          133,431                 ---                ---
 Stock issued in acquisitions
  and investments                              1,025          112,949                 ---                ---
 Note receivable from
  shareholder                                    ---          (54,500)                ---                ---
 Cash dividends                                  ---              ---                 ---            (10,959)
 Tax benefit of non-qualified
  stock options exercised                        ---            8,740                 ---                ---
  Foreign currency translation
   adjustment                                    ---              ---             (34,656)               ---
  Other                                          ---              749                 ---                ---
                                            --------        ---------            --------           --------
Balance, December 31, 1992                    19,794          453,081             (34,656)           349,128
 Net income                                      ---              ---                 ---            243,646
 Sales of common stock, net                    2,098          539,100                 ---                ---
 Stock issued for conversion
  of subordinated convertible
  debt                                           830          121,442                 ---                ---
 Collection of shareholder
  note receivable                                ---           54,500                 ---                ---
 Stock issued in acquisitions
  and investments                              2,016          367,391                 ---                ---
 Cash dividends                                  ---              ---                 ---            (20,654)
 Tax benefit of non-qualified
  stock options exercised                        ---           18,909                 ---                ---
 Foreign currency translation
  adjustment                                     ---              ---              (3,487)               ---
 Other                                           ---           10,262                 ---                ---
                                            --------       ----------            --------           --------
Balance, December 31, 1993                  $ 24,738       $1,564,685            $(38,143)          $572,120
                                            ========       ==========            ========           ========

        The accompanying notes are an integral part of these statements.

                       BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  FOR THE YEARS ENDED DECEMBER 31,
                                           (In thousands)

                                                     1993               1992             1991
                                                     ----               ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                      $  243,646          $148,269         $ 89,112
 Adjustments to reconcile net income
  to cash flows from operating
  activities:
   Depreciation and amortization                    396,122           306,829          223,672
   Amortization of film costs                        87,281               ---              ---
   Additions to film costs and
    program rights                                 (110,422)              ---              ---
   Interest on subordinated
    convertible debt                                  6,362             8,945            8,267
   Gain from equity investment                       (2,979)              ---              ---
   Changes in operating assets and
    liabilities, net of effects from
    purchase transactions:
     Increase in accounts and notes
       receivable                                   (29,444)           (9,347)         (14,203)
     (Increase) decrease in
      merchandise inventories                       (83,333)            1,379          (38,606)
     (Increase) decrease in other
      current assets                                   (974)           (5,254)             386
     Increase (decrease) in accounts
      payable and accrued liabilities               (62,529)          (37,159)          24,831
     Increase in income taxes
      payable and related items                      83,655            20,391           39,786
   Other                                             (5,101)           16,732           17,106
                                                 ----------          --------         --------
                                                    522,284           450,785          350,351
                                                 ----------          --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of videocassette rental
  inventory                                        (451,116)         (296,139)        (221,996)
 Disposals of videocassette
  rental inventory                                   40,595            37,618           22,648
 Purchases of property and equipment               (164,541)          (98,393)         (78,698)
 Net cash used in business combinations
  and investments                                  (673,241)         (252,888)          (8,244)
 Other                                               (2,216)          (22,893)         (15,603)
                                                 ----------          --------         --------
                                                 (1,250,519)         (632,695)        (301,893)
                                                 ----------          --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from the issuance of common
  stock, net                                        595,698            80,769           11,516
 Proceeds from long-term debt                     2,373,786           328,583           87,717
 Repayments of long-term debt                    (2,152,239)         (222,523)        (144,410)
 Cash dividends paid                                (18,275)           (7,154)             ---
 Other                                              (18,839)           (6,071)          (3,375)
                                                 ----------          --------         --------
                                                    780,131           173,604          (48,552)
                                                 ----------          --------         --------
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                    51,896            (8,306)             (94)
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                                   43,358            51,664           51,758
                                                 ----------          --------         --------
CASH AND CASH EQUIVALENTS AT
 END OF YEAR                                     $   95,254          $ 43,358         $ 51,664
                                                 ==========          ========         ========

        The accompanying notes are an integral part of these statements.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (000's omitted in all tables except per share amounts)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements present the consolidated financial position and results of operations of Blockbuster Entertainment Corporation and subsidiaries (the "Company"). All material intercompany accounts and transactions have been eliminated.

In order to maintain consistency and comparability between periods presented, certain amounts have been reclassified from the previously reported financial statements in order to conform with the financial statement presentation of the current period.

The accompanying consolidated financial statements also include the financial position and results of operations of WJB Video Limited Partnership and certain of its affiliates ("WJB"), with which the Company merged in August 1993. This transaction has been accounted for under the pooling of interests method of accounting and, accordingly, these financial statements and notes thereto have been restated as if the companies had operated as one entity since inception. See Note 2, Business Combinations and Investments, for a further discussion of this transaction.

Accounts and Notes Receivable:

Accounts and notes receivable, which are stated net of an allowance for doubtful accounts, consist primarily of amounts due from customers. The current portion of notes receivable was approximately $13,298,000 and $15,432,000 at December 31, 1993 and 1992, respectively. The Company believes that the carrying amounts of accounts and notes receivable at December 31, 1993 and 1992 approximate fair value at such dates.

Merchandise Inventories:

Merchandise inventories, consisting primarily of prerecorded music and videocassettes, are stated at the lower of cost or market. Cost is determined using the moving weighted average or the retail inventory method, the uses of which approximate the first-in, first-out basis.

Film Costs and Program Rights:

Film costs and program rights relate to the operations of the Company's filmed entertainment business. See Note 2, Business Combinations and Investments. Film costs and program rights include production or acquisition costs (including advance payments to producers), capitalized overhead and interest, prints, and advertising expected to benefit future periods. These costs are amortized, and third party participations and residuals are accrued, in the ratio that the current year's gross revenue bears to estimated future gross revenue, calculated on an individual product basis.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Film costs and program rights are stated at the lower of cost, net of amortization, or estimated net realizable value on an individual film product basis. Estimates of total gross revenue, costs and participation expenses are reviewed quarterly and write-downs to net realizable value are recorded and future amortization expense is revised as necessary. Based on the Company's estimates of future gross revenue as of December 31, 1993, approximately 60% of unamortized released film costs and program rights will be amortized within the next three years.

The components of film costs and program rights, net of amortization, at December 31, 1993 are as follows:



Film costs:
  Released                                         $ 77,204
  In process and other                               22,009
Program rights                                       89,690
                                                   --------
                                                    188,903
Less: non-current portion                           (71,579)
                                                   --------
Current portion of film costs
  and program rights                               $117,324
                                                   ========


The non-current portion of film costs and program rights is included in other assets.

Videocassette Rental Inventory:

Videocassettes are recorded at cost and amortized over their estimated economic life with no provision for salvage value. Videocassettes which are considered base stock are amortized over thirty-six months on a straight-line basis. Videocassettes which are considered new release feature films frequently ordered in large quantities to satisfy initial demand ("hits") are, except as discussed below, amortized over thirty-six months on an accelerated basis. "Hit" titles for which twelve or more copies per store were purchased during the period from January 1, 1990 through December 31, 1991 were, for the twelfth and any succeeding copies, amortized over twelve months on an accelerated basis. Effective January 1, 1992, "hit" titles for which ten or more copies per store are purchased are, for the tenth and any succeeding copies, amortized over nine months on an accelerated basis. For the twelve months ended
December 31, 1992, the adoption of this shorter economic life had the effect of reducing net income by approximately $9,556,000 and net income per common and common equivalent share by approximately five cents per share.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Videocassette rental inventory and related amortization at December 31 are as follows:

                                                       1993          1992
                                                       ----          ----

          Videocassette rental inventory             $841,488      $580,748
          Less: accumulated amortization             (371,265)     (258,580)
                                                     --------      --------
                                                     $470,223      $322,168
                                                     ========      ========


Amortization expense related to videocassette rental inventory was $295,729,000, $234,862,000 and $171,509,000 in 1993, 1992 and 1991,
respectively. As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any gain or loss thereon is recorded.

Property and Equipment:

Property and equipment is stated at cost. Depreciation and amortization expense is provided over the estimated lives of the related assets using the straight-line method. Property and equipment at December 31 consists of the following:



                                               Life          1993        1992
                                               ----          ----        ----

       Land and buildings                  15-32 Years     $ 77,715    $ 51,781
       Leasehold improvements               2-10 Years      281,992     199,463
       Furniture and fixtures               2-10 Years      178,578     146,282
       Equipment                            2-10 Years      194,125     132,648
                                                           --------    --------
                                                            732,410     530,174
       Less: accumulated depreciation
             and amortization                              (209,665)   (141,586)
                                                           --------    --------
                                                           $522,745    $388,588
                                                           ========    ========


Depreciation and amortization expense related to property and equipment was $74,772,000, $59,094,000 and $43,868,000 in 1993, 1992 and 1991, respectively.
Additions to property and equipment are capitalized and include acquisitions of property and equipment, costs incurred in the development and construction of new stores, major improvements to existing property and management information systems. As property and equipment is sold or retired, the applicable cost and accumulated depreciation and amortization are eliminated from the accounts and any gain or loss thereon is recorded.

Intangible Assets:

Intangible assets primarily consist of the cost of acquired businesses in excess of the market value of net tangible assets acquired. The cost in excess of the market value of net tangible assets is amortized on a straight-line basis over periods ranging from 15 to 40 years. Subsequent to its acquisitions, the Company continually evaluates factors, events and circumstances which include, but are not limited to, the historical and projected operating performance of acquired businesses, specific industry trends and general economic conditions to assess whether the

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

remaining estimated useful life of intangible assets may warrant revision or that the remaining balance of intangible assets may not be recoverable. If such factors, events or circumstances indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of undiscounted net income over the remaining life of the intangible assets in measuring their recoverability. Accumulated amortization of intangible assets at December 31, 1993 and 1992 was $45,286,000 and $20,168,000, respectively.

Other Assets:

Other assets consist primarily of equity investments in less than majority-owned businesses, the non-current portion of film costs and program rights related to the Company's filmed entertainment business and the non-current portion of accounts and notes receivable. The non-current portion of such receivables was approximately $39,153,000 and $47,288,000 at December 31, 1993 and 1992, respectively. The Company believes the carrying amounts of the non-current portion of accounts and notes receivable approximate fair value at such dates.

Accrued Participation Expenses:

Accrued participation expenses relate to the Company's filmed entertainment business and include amounts due to producers and other participants for their share of programming and distribution revenue.

Foreign Currency Translation:

Foreign subsidiaries' assets and liabilities are translated at the rates of exchange at the balance sheet date while income statement accounts are translated at the average exchange rates in effect during the periods presented. The resulting translation adjustments are reported as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions are included in net income. The aggregate transaction gain included in the determination of net income for the year ended December 31, 1992 was $6,778,000. There were no transaction gains or losses during the years ended December 31, 1993 and 1991.

Revenue Recognition:

Revenue from Company-owned video and music stores is recognized at the time of rental or sale. Revenue from franchise owners is recognized when all material services or conditions required under the Company's franchise agreements have been performed by the Company.

Revenue from programming and distribution is recognized as follows: (1) revenue from licensing agreements covering film product owned by the Company is recognized when the film product is available to the licensee for telecast, exhibition or distribution, and other conditions of the licensing agreements have been met and (2) revenue from television distribution of film product which is not owned by the Company is recognized when billed.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Gain From Equity Investment:

It is the Company's policy to record gains or losses from the sale or issuance of previously unissued stock by its subsidiaries or by companies in which the Company is an equity investor and accounts for its investment using the equity method.

The Company's consolidated results of operations for the year ended December 31, 1993 include a gain before income taxes of $2,979,000, resulting from the Company's investment in Discovery Zone, Inc. ("Discovery Zone") and a subsequent initial public offering of 5,000,000 common shares by Discovery Zone in June 1993. Discovery Zone owns, operates and franchises indoor recreational facilities for children.

Cash Flow Information:

Cash equivalents consist of interest bearing securities with original maturities of less than ninety days.

See Notes 2, 3, 5 and 7, Business Combinations and Investments, Long-term Debt, Income Taxes and Shareholders' Equity, of Notes to Consolidated Financial Statements for a discussion of supplemental cash flow information.

2. BUSINESS COMBINATIONS AND INVESTMENTS

All business combinations discussed below, except for the merger with WJB, were accounted for under the purchase method of accounting and, accordingly, are included in the Company's financial statements from the date of acquisition.

In November 1993, the Company acquired all of the outstanding capital stock of Super Club Retail Entertainment Corporation and subsidiaries ("Super Club"), which owns and operates video and music stores. The purchase price paid by the Company was approximately $150,000,000 and consisted of 5,245,211 shares of the Company's common stock, $.10 par value ("Common Stock") and warrants to acquire shares of Common Stock. The warrants give the holders the right to acquire 1,000,000 and 650,000 shares of Common Stock at exercise prices of $31.00 and $32.42 per share, respectively.

In October 1993, the Company purchased 24,000,000 shares of newly-issued Series A cumulative convertible preferred stock of Viacom Inc. ("Viacom") for an aggregate purchase price of $600,000,000, representing a purchase price of $25 per share. The preferred stock provides for the payment of quarterly dividends at an annual rate of 5% and is convertible into non-voting Viacom Class B common stock at a conversion price of $70 per share. The preferred stock is redeemable at the option of Viacom beginning in October 1998. Although the preferred stock is currently an unlisted equity security, based upon a valuation which considered the terms and conditions of the preferred stock as well as comparisons to other similar securities, the Company estimates the fair

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

value of such investment to be approximately $552,000,000 at December 31, 1993.

In August 1993, the Company merged with WJB, its largest franchise owner. In connection with the merger, the Company issued 7,214,192 shares of its Common Stock in exchange for the equity interests of WJB. This transaction has been accounted for under the pooling of interests method of accounting and, accordingly, the Company's financial statements have been restated for all periods as if the companies had operated as one entity since inception.

Revenue and net income of the previously separate companies for the periods before the pooling of interests business combination was consummated (after reflecting the effects of intercompany eliminations) are as follows:


                                 Six Months
                                   Ended
                                  June  30,              Year Ended December 31,
                                                         -----------------------
                                    1993                    1992          1991
                                 ----------              ----------    ---------

Revenue:
  The Company                     $840,416               $1,188,118     $858,353
  WJB                               85,440                  127,726      103,285
                                  --------               ----------     --------
                                  $925,856               $1,315,844     $961,638
                                  ========               ==========     ========
Net Income:
  The Company                     $ 81,006               $  133,638     $ 86,798
  WJB                               11,646                   14,631        2,314
                                  --------               ----------     --------
                                  $ 92,652               $  148,269     $ 89,112
                                  ========               ==========     ========


During the second quarter of 1993, the Company acquired a majority of the common stock of Spelling Entertainment Group Inc. ("Spelling"), a producer and distributor of filmed entertainment. The aggregate consideration paid by the Company totaled approximately $163,369,000 and consisted of cash and 9,278,034 shares of Common Stock. The Company also issued to certain sellers of Spelling's common stock, warrants to acquire an aggregate of 2,000,000 shares of its Common Stock at an exercise price of $25 per share. Additionally, in October 1993, the Company exchanged 3,652,542 shares of Common Stock for 13,362,215 newly issued shares of Spelling's common stock as more fully discussed in Note 7, Shareholders' Equity. As a result of the transactions described above, the Company owned approximately 70.5% of the outstanding common stock of Spelling at December 31, 1993.

During 1993, the Company acquired or invested in businesses that own and operate video stores, are involved in the production and distribution of filmed entertainment, and own, operate and franchise indoor recreational facilities for children. The aggregate purchase price paid by the Company was approximately $195,610,000 and consisted of cash and 5,631,180 shares of Common Stock.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In November 1992, the Company acquired Sound Warehouse, Inc. and subsidiary and Show Industries, Inc. ("Sound Warehouse" and "Music Plus") which own and operate music stores. The purchase price paid by the Company was approximately $190,000,000 and consisted of cash and 4,142,051 shares of Common Stock.

In February 1992, the Company acquired Cityvision plc ("Cityvision"), the largest home video retailer in the United Kingdom. The purchase price paid by the Company was approximately $125,000,000 and consisted of cash and 3,999,672 shares of Common Stock. At December 31, 1993, Cityvision operated 775 stores under the trade name "Ritz".

During 1992, the Company also acquired or invested in several other businesses that own and operate video and music stores. The aggregate purchase price paid by the Company was approximately $103,774,000 and consisted of cash and 2,112,977 shares of Common Stock.

During 1991, the Company acquired several businesses that own and operate video stores. The aggregate purchase price paid by the Company was approximately $89,614,000 and consisted of cash and 6,492,757 shares of Common Stock. Such shares of Common Stock include 1,297,921 shares issued by the Company in connection with the repayment of a $12,586,000 short-term promissory note which was issued by the Company in connection with an acquisition during 1991.

The Company's consolidated results of operations for the years ended December 31 on an unaudited pro forma basis assuming the acquisitions of Super Club, Spelling, Sound Warehouse and Music Plus had occurred as of January 1, 1992, are as follows:

                                                 1993             1992
                                              ----------       ----------

Revenue                                       $2,595,199       $2,296,570
                                              ==========       ==========

Net income                                    $  247,735       $  177,034
                                              ==========       ==========
Net income per common and common
  equivalent share - assuming
  full dilution                               $     1.07       $      .82
                                              ==========       ==========

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The purchase price allocations for all business combinations and investments discussed above, except for the merger with WJB which was accounted for under the pooling of interests method of accounting, were as follows for the years ended December 31:



                                               1993            1992       1991
                                               ----            ----       ----

      Videocassette rental inventory        $ 33,683      $ 53,889     $ 18,642
      Property and equipment                  56,781        85,175       22,276
      Intangible assets                      456,937       347,635       40,306
      Investment in Viacom                   600,000           ---          ---
      Other assets                           182,075        19,825       10,376
      Working capital deficiency,
        net of cash acquired                 (45,614)      (73,592)     (47,464)
      Long-term debt assumed                (131,008)      (40,048)      (8,759)
      Other liabilities                      (13,986)      (26,022)      15,326
      Minority interests in
        subsidiaries                         (96,220)          ---          ---
      Common stock issued                   (369,407)     (113,974)     (42,459)
                                            --------      --------     --------
      Net cash used in business
        combinations and investments        $673,241      $252,888     $  8,244
                                            ========      ========     ========


The amounts presented above for 1993 reflect the preliminary purchase price allocations for business combinations.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.  LONG-TERM DEBT

Long-term debt at December 31 is as follows:

                                                                                         1993            1992
                                                                                     -------------   ------------
            Payable to banks under an unsecured revolving credit agreement,
            interest at 3.71% at December 31, 1993                                     $ 411,000      $     ---

            Payable to banks under an unsecured
            revolving credit agreement, interest at
            3.98% at December 31, 1992                                                       ---        173,000

            Unsecured senior notes, interest fixed
            at 6.625%                                                                    150,000            ---

            Bank term loan, interest at eurodollar
            rate plus 2% (5.62% at December 31, 1993)                                     49,579            ---

            Payable to others, interest at 10.00%
            at December 31, 1993                                                           2,000         41,031

            Payable to a bank under a secured
            revolving credit agreement, interest at
            LIBOR plus 1.75% (5.06% at
            December 31, 1992)                                                               ---         31,500

            Payable to a bank under a secured term
            loan agreement, interest at LIBOR plus 1.50% (4.81% at December 31,
            1992)                                                                            ---          9,397
                                                                                       ---------      ---------

         Total long-term debt                                                            612,579        254,928

         Less: current portion                                                            (9,083)       (16,894)
                                                                                       ---------      ---------

         Long-term debt, less current portion                                          $ 603,496      $ 238,034
                                                                                       =========      =========


In December 1993, the Company entered into a credit agreement (the "Credit Agreement") with certain banks pursuant to which such banks have agreed to advance the Company on an unsecured basis an aggregate of $1,000,000,000 for a term of 40 months. Outstanding advances, if any, are payable at the expiration of the 40-month term. The Credit Agreement requires, among other items, that the Company maintain certain financial ratios and comply with certain financial covenants. Interest is generally determined and payable monthly using a competitive bid feature. The Credit Agreement replaces a 1992 revolving credit arrangement among the Company and certain other banks.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In December 1992, the Company filed with the Securities and Exchange Commission a shelf registration statement covering up to $300,000,000 of unsecured senior debt securities and unsecured subordinated debt securities. In February 1993, the Company issued $150,000,000 of 6.625% senior notes under the registration
statement.   Such notes mature in February 1998 and pay interest semi-
annually. The proceeds from such issuance were used to refinance existing indebtedness. The notes are registered on the New York Stock Exchange and at December 31, 1993 had a quoted market price of approximately $101.25 per note resulting in a fair value for all outstanding notes of approximately $151,875,000.

All outstanding advances under the bank term loan, which were related to the Company's filmed entertainment business, were repaid and such loan terminated in January 1994.

Excluding the unsecured senior notes discussed above, substantially all of the Company's long-term debt at December 31, 1993 and 1992 carried interest rates that were adjusted regularly to reflect current market conditions. Accordingly, the Company believes the carrying amount of such indebtedness approximated fair value at such dates.

The Company made interest payments of $26,301,000, $9,707,000 and $12,913,000 in 1993, 1992 and 1991, respectively.

4.  SUBORDINATED CONVERTIBLE DEBT

In August 1993, the Company called its Liquid Yield Option Notes ("LYONs") for redemption. As a consequence of the call, substantially all such LYONs were converted to approximately 8,303,000 shares of Common Stock resulting in an increase to shareholders' equity of approximately $122,272,000. The LYONs were issued initially in November 1989 in the aggregate principal amount at maturity of $300,000,000 and required no periodic interest payments. Each LYON had an issue price of $308.32 and would have had a principal amount due at maturity of $1,000 (representing a yield to maturity of 8% per annum computed on a semi-annual bond equivalent basis). Each LYON was convertible into 27.702 shares of Common Stock, at the option of the holder, at any time on or prior to maturity, was subordinated to all existing and future Senior Indebtedness (as defined in the LYONs indenture agreement) of the Company, and was redeemable under certain circumstances in whole or in part, at the option of the Company, for cash in an amount equal to the issue price plus accrued original issue discount to the date of redemption.

The LYONs were registered on the New York Stock Exchange and at December 31, 1992 had a quoted market price of approximately $530 per LYON resulting in a fair value for all outstanding LYONs of approximately $159,000,000.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.  INCOME TAXES

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 109 - Accounting for Income Taxes, which superceded SFAS No. 96. The Company adopted SFAS No. 109 in 1991.

The income tax provision for the years ended December 31 consists of the following components:


                                                1993        1992        1991
                                                ----        ----        ----

             Current:
               Federal                        $100,008     $69,020     $38,443
               State                             8,600       5,006       2,095
               Foreign                           2,749         ---         ---
                                              --------     -------     -------
               Total current                   111,357      74,026      40,538
                                              --------     -------     -------

             Deferred:
               Federal                          27,549       3,407      10,041
               State                             1,689         227       1,322
               Foreign                           5,593       5,291         ---
                                              --------     -------     -------
               Total deferred                   34,831       8,925      11,363
                                              --------     -------     -------
                                              $146,188     $82,951     $51,901
                                              ========     =======     =======


A reconciliation of the federal income tax rate to the Company's effective income tax rate for the years ended December 31 is as follows:



                                                     1993     1992      1991
                                                     ----     ----      ----

               Income tax at statutory rate          35.0%    34.0%     34.0%
               State income taxes, net of
                 federal income tax benefit           2.6      2.3       2.4
               Other, net                             (.1)     (.4)       .4
                                                     -----    -----     -----
                                                     37.5%    35.9%     36.8%
                                                     =====    =====     =====

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are as follows:
                                                            1993        1992
                                                           ------      ------

Deferred Tax Assets:
                  Difference between assigned
                    value and tax basis of
                    acquired entities:
                      Foreign                             $  3,008    $12,862
                      Domestic                              82,373     11,898
                  Tax loss and credit carryforwards         82,469     10,218
                  Other                                      6,076      5,109
                                                          --------    -------
                                                           173,926     40,087
Less: valuation allowance                                  (47,275)    (3,731)
                                                          --------    -------
                                                          $126,651    $36,356
                                                          ========    =======
Deferred Tax Liabilities:
                  Expenses deducted for tax,
                    amortized for book                    $ 22,221    $15,518
                  Excess tax over book
                    depreciation and amortization           54,733     29,160
                  Other                                      3,808      8,575
                                                          --------    -------
                                                          $ 80,762    $53,253
                                                          ========    =======


During 1993, the Company's valuation allowance increased by $43,544,000 to $47,275,000. Such increase relates primarily to certain deferred tax assets of acquired businesses which consist principally of net operating loss carryforwards. Should future circumstances result in a change in the valuation allowance, such change may be allocated so as to increase or decrease intangible assets.

The foreign component of income before income taxes for the years ended December 31, 1993 and 1992 was approximately $15,200,000 and $22,723,000, respectively.

At December 31, 1993, the Company had approximately $210,000,000 of operating and capital loss carryforwards available to reduce future income taxes, of which approximately $29,000,000 have unlimited carryforward periods and approximately $181,000,000 expire in varying amounts commencing in 2001. These carryforwards relate primarily to businesses acquired by the Company and to periods prior to their respective acquisition dates.

The Company made income tax payments of approximately $63,621,000, $61,002,000 and $14,857,000 in 1993, 1992 and 1991, respectively.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.  STOCK OPTIONS AND WARRANTS

The Company has various stock option plans under which shares of Common Stock may be granted to key employees and directors of the Company. Options granted under the plans are non-qualified and are granted at a price equal to the fair market value of the Common Stock at the date of grant.

A summary of stock option and warrant transactions for the years ended December 31 is as follows:

                                                   1993       1992        1991
                                                   ----       ----        ----

       Options and warrants outstanding
         at beginning of year                     12,658     17,384      21,614
       Granted                                     8,915      8,963       2,942
       Exercised                                  (2,675)   (12,371)     (6,440)
       Cancelled                                    (584)    (1,318)       (732)
                                                 -------    -------     -------
       Options and warrants outstanding
         at end of year                           18,314     12,658      17,384
                                                 =======    =======     =======

       Average price of options and
         warrants exercised                      $ 6.45     $ 5.72      $ 1.79
       Prices of options and warrants            $1.08 to   $1.08 to    $1.08 to
         outstanding at end of year              $32.42     $16.75      $14.25
       Average price of options and
         warrants outstanding at end
         of year                                 $15.86     $ 9.07      $ 6.83
       Vested options and warrants at
         end of year                             11,070      7,645      12,736
       Options available for future
         grants at end of year                    1,800      6,481       9,126


In February 1992, warrants to acquire 5,138,323 shares of Common Stock, originally issued in 1987 in connection with the initial equity investment in the Company by its Chairman, were exercised with the Company receiving proceeds of approximately $6,293,000.

In April 1992, the Company granted a call option, for 5,000,000 shares of Common Stock, to Philips Electronics N.V. ("Philips") that was subsequently exercised as more fully described in Note 7, Shareholders' Equity.

7.  SHAREHOLDERS' EQUITY

The Board of Directors has the authority to issue up to 500,000 shares of $1 par value preferred stock at such time or times, in such series, with such designations, preferences, special rights, limitations or restrictions thereof as it may determine. No shares of preferred stock have been issued.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In November 1993, the Company registered with the Securities and Exchange Commission 14,650,000 shares of its Common Stock to be offered in an underwritten public offering. Upon the sale of such shares, the Company realized net proceeds of approximately $424,118,000 which were used to reduce existing indebtedness.

In October 1993, the Company issued 3,652,542 shares of its Common Stock to Spelling in exchange for 13,362,215 newly issued shares of Spelling's common stock increasing the Company's ownership to approximately 70.5% of the outstanding common stock of Spelling. Spelling subsequently resold such shares of the Company's Common Stock resulting in an increase to the Company's shareholders' equity of approximately $100,445,000.

In 1993, the Company received net proceeds of approximately $16,635,000 in connection with the exercise of warrants and options to acquire 2,674,933 shares of Common Stock.

Sales of Common Stock as shown on the Consolidated Statements of
Changes in Shareholders' Equity for the year ended December 31, 1992 include $66,000,000 received in January 1992 from Philips for the purchase of 6,000,000 shares of Common Stock and $55,000,000 from Philips related to the exercise of
an option to purchase 5,000,000 shares of Common Stock.   The sale of the
additional 5,000,000 shares of Common Stock was completed in July 1992 with the Company receiving from Philips a $54,500,000 promissory note which was subsequently collected in June 1993. In addition to the option exercised by Philips, the Company received net proceeds of approximately $15,808,000 in connection with the exercise of warrants and options to acquire 7,371,084 shares of Common Stock in 1992.

In April 1992, the Board of Directors of the Company adopted a policy providing for the payment of quarterly cash dividends to the Company's shareholders.
Cash dividends of nine and one half and six cents per common share were declared during 1993 and 1992, respectively.

In 1991, the Company received net proceeds of approximately $11,516,000 in connection with the exercise of warrants and options to acquire 6,439,748 shares of Common Stock.

As of December 31, 1993, approximately 34,624,000 shares of Common Stock were reserved for issuance under employee benefit and dividend reinvestment plans, upon exercise of certain warrants and options and in connection with potential acquisitions of other businesses, properties or securities.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.  COMMITMENTS AND CONTINGENCIES

The Company leases substantially all of its retail, distribution and administration facilities under non-cancellable operating leases, which in most cases contain renewal options. Rental expense was approximately $212,803,000, $153,522,000 and $106,608,000 for the years ended December 31, 1993, 1992 and
1991, respectively.

Future minimum lease payments under non-cancellable operating leases at December 31, 1993 are due as follows:



                                            1994               $282,822
                                            1995                254,853
                                            1996                227,278
                                            1997                202,158
                                            1998                170,699
                                            Thereafter          625,095

The Company has guaranteed obligations of certain of its joint ventures aggregating approximately $53,755,000 at December 31, 1993. After considering its interest in the underlying assets of such joint ventures, the Company believes it is not exposed to any potential material losses in connection with these guarantees.

Subject to certain conditions, the Company is committed to purchase all of the outstanding common stock of Republic Pictures Corporation ("Republic") for approximately $68,000,000 in cash in connection with the merger of Republic into Spelling.

The Company has become subject to various lawsuits, claims and other legal matters in the course of conducting its business, including its business as a franchisor. The Company believes that such lawsuits, claims and other legal matters will not have a material adverse effect on the Company's consolidated results of operations or financial condition.

Spelling is involved in a number of legal actions including threatened claims, pending lawsuits and contract disputes, environmental clean-up assessments, damages from alleged dioxin contamination and other matters primarily resulting from its discontinued operations. Some of the parties involved in such actions seek significant amounts of damages. While the outcome of these suits and claims cannot be predicted with certainty, the Company believes based upon its knowledge of the facts and circumstances and applicable law that the ultimate resolution of such suits and claims will not have a material adverse effect on the Company's results of operations or financial condition. This belief is also based upon the adequacy of approximately $30,000,000 of accruals that have been established for probable losses on disposal of former operations and remaining Chapter 11 disputed claims and an insurance-type indemnity agreement which covers up to $35,000,000 of certain possible liabilities in excess of a threshold amount of $25,000,000, subject to certain adjustments. Substantial portions of such accruals are intended to cover environmental costs associated with Spelling's former operations. Such accruals are recorded without discount or offset for either the time value of money prior to the

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

anticipated date of payment or expected recoveries from insurance or contribution claims against unaffiliated entities.

Although there are significant uncertainties inherent in estimating environmental liabilities, based upon the Company's experience it is considered unlikely that the amount of possible environmental liabilities and Chapter 11 disputed claims would exceed the amount of accruals by more than $50,000,000.

9.  NET INCOME PER SHARE

Net income per common and common equivalent share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing net income per common and
common equivalent share, the Company utilizes the treasury stock method.   For
the year ended December 31, 1992, computation of net income per common and common equivalent share on a fully diluted basis assumes conversion of the LYONs, resulting in an increase to net income for the hypothetical elimination of interest expense, net of tax, related to the LYONs. No such adjustment was necessary for 1993 as the LYONs were converted to shares of Common Stock as more fully described in Note 4, Subordinated Convertible Debt.

The information required to compute net income per share on a primary and fully diluted basis for the years ended December 31 is presented below:

                                           1993         1992         1991
                                         --------     --------     --------

Primary:
   Weighted average number
     of common and common
     equivalent shares                    220,195      192,427      175,420
                                         ========     ========     ========

Fully Diluted:
   Net income                            $243,646     $148,269     $ 89,112
   Interest expense related
     to LYONs, net of tax                     ---        5,770          ---
                                         --------     --------     --------
   Adjusted net income                   $243,646     $154,039     $ 89,112
                                         ========     ========     ========
   Weighted average number
     of common and common
     equivalent shares                    221,476      194,008      175,687
   Shares issued upon assumed
     conversion of LYONs                      ---        8,306          ---
                                         --------     --------     --------
   Shares used in computing
     net income per common and
     common equivalent share
     assuming full dilution               221,476      202,314      175,687
                                         ========     ========     ========


10.  BUSINESS SEGMENT INFORMATION

Prior  to  1992,  the  Company's  operations consisted  primarily  of operating
and franchising video stores.   With the acquisition of Sound Warehouse and
Music Plus in November 1992, the acquisition of a majority interest in Spelling in April 1993 and the acquisition of Super Club in November 1993, the Company's operations were expanded to include the sale

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

of prerecorded music and related items and the production and distribution of filmed entertainment.

Financial information about the Company's operations by industry segment for the years ended December 31 is as follows:

                                                      1993            1992
                                                   ----------      ----------

       Revenue:
         Video                                     $1,597,024      $1,234,237
         Music                                        404,515          81,607
         Filmed Entertainment                         225,464             ---
                                                   ----------      ----------
                                                   $2,227,003      $1,315,844
                                                   ==========      ==========

       Operating Income:
         Video                                     $  332,118      $  228,910
         Music                                         43,181          13,952
         Filmed Entertainment                          47,728             ---
                                                   ----------      ----------
                                                   $  423,027      $  242,862
                                                   ==========      ==========

       Depreciation and Amortization Expense:
         Video                                     $  378,577      $  305,043
         Music                                         12,809           1,786
         Filmed Entertainment                           4,736             ---
                                                   ----------      ----------
                                                   $  396,122      $  306,829
                                                   ==========      ==========

       Identifiable Assets:
         Video                                     $1,541,274      $1,177,184
         Music                                        537,883         309,168
         Filmed Entertainment                         584,570             ---
         Corporate and Other                          857,240          54,302
                                                   ----------      ----------
                                                   $3,520,967      $1,540,654
                                                   ==========      ==========

       Capital Expenditures:
         Video                                     $  610,505      $  523,012
         Music                                         35,885          10,584
         Filmed Entertainment                           3,008             ---
         Corporate and Other                           56,723             ---
                                                   ----------      ----------
                                                   $  706,121      $  533,596
                                                   ==========      ==========

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.  SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

The following is an analysis of certain items in the Consolidated Statements of Operations by quarter for 1993 and 1992.

                                                      Operating        Net        Net Income
                                       Revenue         Income        Income        Per Share
                                       -------         ------        ------        ---------

         1993
         ----
         First quarter                $  433,398      $ 76,928      $ 44,686        $   .22
         Second quarter                  492,458        81,729        47,966            .22
         Third quarter                   577,450       127,329        69,699            .32
         Fourth quarter                  723,697       137,041        81,295            .34
                                      ----------      --------      --------        -------
                                      $2,227,003      $423,027      $243,646        $  1.10
                                      ==========      ========      ========        =======

         1992
         ----

         First quarter                $  280,596      $ 47,614      $ 27,808        $   .15
         Second quarter                  287,758        50,402        30,192            .16
         Third quarter                   310,772        65,230        42,623            .22
         Fourth quarter                  436,718        79,616        47,646            .23
                                      ----------      --------      --------        -------
                                      $1,315,844      $242,862      $148,269        $   .76
                                      ==========      ========      ========        =======

12.  OTHER MATTERS

In January 1994, the Company entered into a merger agreement pursuant to which the Company has agreed to merge with and into Viacom, with Viacom being the surviving corporation. Under the terms of the agreement each share of Common Stock shall be converted into the right to receive .08 shares of Viacom Class A common stock, .60615 shares of non-voting Viacom Class B common stock and under certain circumstances, up to an additional .13829 shares of non-voting Viacom Class B common stock. The closing of the merger is subject to customary conditions including approval of the merger by the Company's shareholders.

Concurrently with the merger agreement, the Company entered into a subscription agreement pursuant to which, in March 1994, the Company purchased from Viacom 22,727,273 shares of non-voting Viacom Class B common stock for an aggregate purchase price of $1,250,000,000, or $55 per share.

In February 1994, the Company entered into a credit agreement with certain banks pursuant to which such banks advanced the Company on an unsecured basis $1,000,000,000 for a term of twelve months. In March 1994, the Company used the proceeds from such borrowing along with $250,000,000 of proceeds from borrowings under its existing Credit Agreement for the purchase of shares of non-voting Viacom Class B common stock.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Under the terms of the subscription agreement the Company was granted certain rights to a make-whole amount in the event that the merger agreement is terminated and the highest average trading price of the non-voting Viacom Class B common stock during any consecutive 30 trading day period prior to the first anniversary of such termination is below $55 per share. Such make-whole amount would be based on the difference between $55 per share and such highest average trading price per share. However, the aggregate make-whole amount may not exceed $275,000,000.

Viacom is entitled to satisfy its obligation with respect to any such make-whole amount, at Viacom's option, either through the payment to the Company of cash or marketable equity or debt securities of Viacom, or a combination thereof, with an aggregate value equal to the make-whole amount or through the sale to the Company of the theme parks currently owned and operated by Paramount Communications Inc., a subsidiary of Viacom.

In the event that Viacom were to elect to sell the theme parks to the Company, the purchase price would be $750,000,000, payable through delivery to Viacom of shares of non-voting Viacom Class B common stock valued at $55 per share. If the theme parks were so purchased by the Company, the subscription agreement further provides that the Company would grant an option to Viacom, exercisable for a period of two years after the date of grant, to purchase a 50% equity interest in the theme parks at a purchase price of $375,000,000.

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. The adoption of SFAS No. 115 will require the Company to adjust its investment in non- voting Viacom Class B common stock to fair market value. Pursuant to the provisions of SFAS No. 115, the Company has classified such investment as an "available-for-sale security". Accordingly, any adjustment to fair value will be excluded from net income and reported as a separate component of shareholders' equity. Based on the quoted market price at March 23, 1994 and after satisfaction of Viacom's make-whole obligation, the maximum adjustment to fair value would result in a reduction of total assets and shareholders' equity of approximately $186,000,000, net of income taxes, at such date.

Item 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)       (1)  Financial Statements of the Company are set forth in
               Part II, Item 8.

          (2) The following financial statement schedules for each of the three years ended December 31, 1993 are submitted herewith:

               Schedule V - Property, Plant and Equipment.

               Schedule VI - Accumulated Depreciation, Depletion and Amortization of Property, Plant and Equipment.

               Schedule VIII - Valuation and Qualifying Accounts.

               Schedule X - Supplementary Statements of Operations
               Information.

            BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                                  SCHEDULE V

                        PROPERTY, PLANT AND EQUIPMENT
                                (In Thousands)

                     For the year ended December 31, 1993

                                    Balance at                                                   Other changes     Balance
                                    beginning     Additions                                       add (deduct)    at end of
         Classification             of period      at cost      Retirements   Acquisitions (1)   describe (2)       period
         --------------             ----------    ---------     -----------   ----------------   -------------    ---------
 Videocassette Rental
  Inventory                           $580,748      $451,116     $(223,219)          $  33,683      $    (840)      $841,488
                                      ========      ========     ==========          =========      ==========      ========
 Property and Equipment:

  Land and Buildings                  $ 51,781      $     28      $   (150)          $  26,066      $     (10)      $ 77,715

  Leasehold Improvements               199,463        72,624        (6,099)             16,582           (578)       281,992

  Furniture and Fixtures               146,282        29,057        (4,071)              7,765           (455)       178,578

  Equipment                            132,648        62,832        (7,129)              6,368           (594)       194,125
                                      --------      --------       --------          ---------      ----------      --------
 Total Property and
  Equipment                           $530,174      $164,541      $(17,449)          $  56,781      $  (1,637)      $732,410
                                      ========      ========      =========          =========      ==========      ========



(1) Assets acquired in business combinations accounted for under the purchase method of accounting.

(2)      Primarily represents the effects of foreign currency translation.

            BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                                  SCHEDULE V

                         PROPERTY, PLANT AND EQUIPMENT
                                (In Thousands)

                     For the year ended December 31, 1992

                                    Balance at                                                   Other changes     Balance
                                    beginning     Additions                                       add (deduct)    at end of
         Classification             of period      at cost      Retirements   Acquisitions (1)   describe (2)       period
         --------------             ----------    ---------     -----------   ----------------   -------------    ---------
 Videocassette Rental
  Inventory                          $ 472,009     $ 296,139     $(232,433)         $   53,889    $    (8,856)     $ 580,748
                                     =========     =========     ==========         ==========    ============     =========
 Property and Equipment:

  Land and Buildings                 $  34,696     $   1,036     $    (112)         $   16,288    $      (127)     $  51,781

  Leasehold Improvements               148,440        38,698        (8,309)             25,442         (4,808)       199,463

  Furniture and Fixtures                99,544        25,889        (7,834)             33,331         (4,648)       146,282

  Equipment                             98,916        32,770        (6,766)             10,114         (2,386)       132,648
                                     ---------     ---------      ---------         ----------     -----------     ---------
 Total Property and
  Equipment                          $ 381,596     $  98,393     $ (23,021)         $  85,175      $  (11,969)     $ 530,174
                                     =========     =========      =========         ==========     ===========     =========



(1) Assets acquired in business combinations accounted for under the purchase method of accounting.

(2)      Primarily represents the effects of foreign currency translation.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                                   SCHEDULE V

                          PROPERTY, PLANT AND EQUIPMENT
                                 (In Thousands)

                      For the year ended December 31, 1991

                                    Balance at                                                   Other changes     Balance
                                    beginning     Additions                                       add (deduct)    at end of
         Classification             of period      at cost      Retirements   Acquisitions (1)      describe        period
         --------------             ----------    ---------     -----------   ----------------   -------------    ---------
 Videocassette Rental
  Inventory                          $ 367,217     $ 221,996     $(135,846)         $   18,642     $       ---     $ 472,009
                                     =========     =========     ==========         ==========     ===========     =========
 Property and Equipment:

  Land and Buildings                 $  30,536     $   2,892      $   (574)         $    1,842     $       ---     $  34,696

  Leasehold Improvements               116,352        27,892        (7,593)             11,789             ---       148,440

  Furniture and Fixtures                77,425        21,553        (5,825)              6,391             ---        99,544

  Equipment                             73,582        26,361        (3,281)              2,254             ---        98,916
                                     ---------     ---------      ---------         ----------     -----------     ---------
 Total Property and
  Equipment                          $ 297,895     $  78,698      $(17,273)         $   22,276     $       ---     $ 381,596
                                     =========     =========      =========         ==========     ===========     =========



(1) Assets acquired in business combinations accounted for under the purchase method of accounting.

            BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                                 SCHEDULE VI

           ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF
                        PROPERTY, PLANT AND EQUIPMENT
                                (In Thousands)

                     For the year ended December 31, 1993

                                                 Additions
                                    Balance at   charged to                   Other changes     Balance
                                    beginning    costs and                    add (deduct)     at end of
         Classification             of period     expenses      Retirements   describe (1)     period
         --------------             ----------   ----------     -----------   -------------    ---------
 Videocassette Rental
  Inventory                          $ 258,580     $ 295,729     $(182,624)    $      (420)     $ 371,265
                                     =========     =========     ==========    ============     =========
 Property and Equipment:

  Land and Buildings                 $   1,636     $     896     $      ---    $        ---     $   2,532

  Leasehold Improvements                45,668        25,727        (1,998)            (78)        69,319

  Furniture and Fixtures                38,450        19,045        (2,660)            (53)        54,782

  Equipment                             55,832        29,104        (1,813)            (91)        83,032
                                     ---------     ---------     ----------     -----------     ---------
 Total Property and
  Equipment                          $ 141,586     $  74,772     $  (6,471)     $     (222)     $ 209,665
                                     =========     =========     ==========     ===========     =========



(1)      Primarily represents the effects of foreign currency translation.

                    BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                                          SCHEDULE VI

                    ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF
                                 PROPERTY, PLANT AND EQUIPMENT
                                        (In Thousands)

                             For the year ended December 31, 1992


                                                 Additions
                                    Balance at   charged to                   Other changes     Balance
                                    beginning    costs and                    add (deduct)     at end of
         Classification             of period     expenses      Retirements   describe (1)      period
         --------------             ----------   ----------     -----------   -------------    ---------
 Videocassette Rental
  Inventory                          $ 220,935     $ 234,862     $(194,815)    $    (2,402)     $ 258,580
                                     =========     =========     ==========    ============     =========
 Property and Equipment:

  Land and Buildings                 $   1,000     $     668     $     (26)    $        (6)     $   1,636

  Leasehold Improvements                28,815        19,273        (1,774)           (646)        45,668

  Furniture and Fixtures                25,082        15,516        (1,739)           (409)        38,450

  Equipment                             33,686        23,637          (873)           (618)        55,832
                                     ---------     ---------     ----------    ------------     ---------
 Total Property and
  Equipment                          $  88,583     $  59,094     $  (4,412)    $    (1,679)     $ 141,586
                                     =========     =========     ==========    ============     =========



(1)      Primarily represents the effects of foreign currency translation.

                       BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                                             SCHEDULE VI

                       ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF
                                    PROPERTY, PLANT AND EQUIPMENT
                                           (In Thousands)

                                For the year ended December 31, 1991


                                                 Additions
                                    Balance at   charged to                   Other changes     Balance
                                    beginning    costs and                    add (deduct)     at end of
         Classification             of period     expenses      Retirements     describe        period
         --------------             ----------   ----------     -----------   -------------    ---------
 Videocassette Rental
  Inventory                          $ 162,624     $ 171,509     $(113,198)     $       ---     $ 220,935
                                     =========     =========     ==========     ===========     =========
 Property and Equipment:

  Land and Buildings                 $     438     $     566     $      (4)     $       ---     $   1,000

  Leasehold Improvements                16,002        13,788          (975)             ---        28,815

  Furniture and Fixtures                14,617        11,462          (997)             ---        25,082

  Equipment                             16,585        18,052          (951)             ---        33,686
                                     ---------     ---------     ----------     -----------     ---------
 Total Property and
  Equipment                          $  47,642     $  43,868     $  (2,927)     $       ---     $  88,583
                                     =========     =========     ==========     ===========     =========

           BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                                SCHEDULE VIII

                      VALUATION AND QUALIFYING ACCOUNTS
                               (In Thousands)

                       For the years ended December 31,


                                    Balance at                                  Balance
                                    beginning      Charged       Accounts      at end of
                                    of period    to expense     written off     period
                                    ----------   ----------     -----------    ---------
 1993 - Allowance for doubtful
  accounts                           $     229     $  11,717     $  (9,809)     $   2,137
                                     =========     =========     ==========     =========

 1992 - Allowance for doubtful
  accounts                           $     374     $  10,583     $ (10,728)     $     229
                                     =========     =========     ==========     =========

 1991 - Allowance for doubtful
  accounts                           $     426     $  13,544     $ (13,596)     $     374
                                     =========     =========     ==========     =========

          BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                                SCHEDULE X

            SUPPLEMENTARY STATEMENTS OF OPERATIONS INFORMATION
                              (In Thousands)

                      For the years ended December 31,


                                                  Charged to Costs and Expenses
                                           -----------------------------------------
Item (1)                                     1993             1992            1991
- ----                                       --------         --------        -------
Amortization of intangible assets          $ 24,692         $  9,874         $  5,518
                                           ========         ========         ========

Real property taxes                        $ 26,411         $ 18,491         $  8,734
                                           ========         ========         ========

Advertising costs                          $ 50,774         $ 39,922         $ 38,992
                                           ========         ========         ========

(1)  Items not presented are less than one percent of revenue.

                                                               Item 7(a)(4)

                                    PART I.
ITEM 1.  Financial Statements

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                                                June 30,     December 31,
                                                                  1994           1993
                                                                  ----           ----
                                          ASSETS
                                          ------
CURRENT ASSETS:
  Cash and cash equivalents                                   $   62,487      $   95,254
  Accounts and notes receivable,
    less allowance                                               155,415         135,172
  Merchandise inventories                                        375,554         350,763
  Film costs and program rights, net                             151,735         117,324
  Other                                                           51,461          50,210
                                                              ----------      ----------
     Total Current Assets                                        796,652         748,723

VIDEOCASSETTE RENTAL INVENTORY, NET                              497,925         470,223
PROPERTY AND EQUIPMENT, NET                                      633,183         522,745
INTANGIBLE ASSETS, NET                                           903,928         856,318
INVESTMENTS IN VIACOM INC.                                     1,581,730         600,000
OTHER ASSETS                                                     401,238         322,958
                                                              ----------      ----------
                                                              $4,814,656      $3,520,967
                                                              ==========      ==========
                                  LIABILITIES AND SHAREHOLDERS' EQUITY
                                  ------------------------------------
CURRENT LIABILITIES:
  Short-term debt and current portion
    of long-term debt                                         $1,000,000      $    9,083
  Accounts payable                                               198,248         369,815
  Accrued liabilities                                            171,323         177,695
  Accrued participation expenses                                  51,609          43,013
  Income taxes payable                                            48,973          43,632
                                                              ----------      ----------
    Total Current Liabilities                                  1,470,153         643,238

LONG-TERM DEBT, LESS CURRENT PORTION                           1,152,000         603,496
OTHER LIABILITIES                                                 78,603          59,999
MINORITY INTERESTS IN SUBSIDIARIES                                93,824          90,834
COMMITMENTS AND CONTINGENCIES                                        ---             ---

SHAREHOLDERS' EQUITY:
  Preferred stock, $1 par value; authorized
    500,000 shares; none issued                                      ---             ---
  Common stock, $.10 par value; authorized
    800,000,000 shares; issued and
    outstanding 249,233,467 and 247,380,069
    shares, respectively                                          24,923          24,738
  Capital in excess of par value                               1,608,472       1,564,685
  Cumulative foreign currency translation
    adjustment                                                   (32,455)        (38,143)
  Unrealized holding loss on
    available-for-sale securities                               (276,123)            ---
  Retained earnings                                              695,259         572,120
                                                              ----------      ----------
    Total Shareholders' Equity                                 2,020,076       2,123,400
                                                              ----------      ----------
                                                              $4,814,656      $3,520,967
                                                              ==========      ==========

           The accompanying notes are an integral part of these statements.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                      Three Months Ended                    Six Months Ended
                                                           June 30,                             June 30,
                                                   -------------------------          ---------------------------
                                                    1994               1993             1994                1993
                                                    ----               ----             ----                ----
 REVENUE:
   Rental revenue                                   $372,307         $277,954         $  764,925          $569,352
   Product sales                                     199,300          128,788            404,630           259,141
   Other revenue                                     104,653           85,716            203,235            97,363
                                                    --------         --------         ----------          --------
                                                     676,260          492,458          1,372,790           925,856

 OPERATING COSTS AND EXPENSES:
   Cost of product sales                             127,367           81,471            260,754           167,485
   Operating expenses                                378,278          293,091            758,189           524,796
   Selling, general and
     administrative                                   51,736           36,167            115,369            74,918
                                                    --------         --------         ----------          --------

 OPERATING INCOME                                    118,879           81,729            238,478           158,657

 INTEREST EXPENSE                                    (28,318)          (9,353)           (39,937)          (15,912)
 INTEREST INCOME                                       1,144            2,716              2,540             4,497
 GAIN FROM EQUITY INVESTMENT                             ---            2,979                ---             2,979
 OTHER INCOME (EXPENSE), NET                           8,297           (2,534)            14,148            (4,312)
                                                    --------         --------         ----------          --------

 INCOME BEFORE INCOME TAXES                          100,002           75,537            215,229           145,909

 PROVISION FOR INCOME TAXES                           37,001           27,571             79,635            53,257
                                                    --------         --------         ----------          --------

 NET INCOME                                         $ 63,001         $ 47,966         $  135,594          $ 92,652
                                                    ========         ========         ==========          ========

 Net Income per Common Share - assuming full
   dilution                                         $    .25         $    .22         $      .53          $    .44
                                                    ========         ========         ==========          ========

   The accompanying notes are an integral part of these statements.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
             UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES
                            IN SHAREHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1994
                                 (In thousands)

                                                           Capital in        Cumulative      Unrealized
                                            Common         Excess of        Translation       Holding         Retained
                                            Stock          Par Value         Adjustment         Loss          Earnings
                                           ---------       ----------       -----------      ----------       --------
 Balance at December 31, 1993              $ 24,738        $1,564,685         $(38,143)      $     ---        $572,120

 Net income for the period                      ---               ---              ---             ---         135,594

 Stock issued in acquisitions
   and investments                              130            35,200              ---             ---             ---

 Sales of common stock                           55             8,587              ---             ---             ---

 Cash dividends                                 ---               ---              ---             ---         (12,455)

 Foreign currency
   translation adjustment                       ---               ---            5,688             ---             ---

 Unrealized holding loss
   on available-for-sale
   securities                                   ---               ---              ---        (276,123)            ---
                                           --------        ----------         --------       ---------        --------
 Balance at June 30, 1994                  $ 24,923        $1,608,472         $(32,455)      $(276,123)       $695,259
                                           ========        ==========         ========       =========        ========

The accompanying notes are an integral part of these statements.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                Six Months Ended
                                                                     June 30
                                                        -------------------------------
                                                           1994                 1993
                                                        ----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $  135,594            $  92,652
  Adjustments to reconcile net income to cash
   flows from operating activities:
    Depreciation and amortization                          235,005              186,073
    Amortization of film costs                              82,307               26,830
    Additions to film costs and program rights             (96,671)             (34,226)
    Interest on subordinated convertible debt                  ---                4,741
    Gain from equity investment                                ---               (2,979)
    Changes in operating assets and
     liabilities, net of effects from
     purchase transactions:
      (Increase) decrease in accounts
       receivable                                            2,483               (9,945)
      Increase in merchandise inventories                  (25,252)              (7,520)
      Increase in other current assets                      (2,216)              (9,284)
      Decrease in accounts payable and
       accrued items                                      (199,814)            (101,868)
      Increase in income taxes payable
       and related items                                    24,359               19,022
    Other                                                  (13,322)              10,350
                                                        ----------            ---------
                                                           142,473              173,846
                                                        ----------            ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of videocassette
   rental inventory                                       (229,369)            (188,505)
  Disposals of videocassette
   rental inventory                                         33,637               18,762
  Purchases of property and equipment                     (157,463)             (55,186)
  Purchase of Viacom Inc. securities                    (1,250,000)                 ---
  Net cash used in business combinations and
   investments                                            (101,510)             (49,406)
  Other                                                     (6,188)              (1,537)
                                                        ----------            ---------
                                                        (1,710,893)            (275,872)
                                                        ----------            ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of common
   stock, net                                                8,642               65,379
  Proceeds from debt                                     3,001,000              631,410
  Repayments of debt                                    (1,461,579)            (564,726)
  Cash dividends paid                                      (12,410)              (7,672)
  Other                                                        ---              (15,571)
                                                        ----------            ---------
                                                         1,535,653              108,820
                                                        ----------            ---------
INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                         (32,767)               6,794
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD                                                 95,254               43,358
                                                        ----------            ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD              $   62,487            $  50,152
                                                        ==========            =========

  The accompanying notes are an integral part of these statements.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (000's omitted in all tables except per share amounts)

1.       INTERIM FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements of Blockbuster Entertainment Corporation and subsidiaries (the "Company") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. However, the Company believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent annual report to shareholders.

The financial statements reflect, in the opinion of management, all material adjustments (which include only normal recurring adjustments) necessary to present fairly the Company's financial position and results of operations.

In order to maintain consistency and comparability between periods presented, certain amounts have been reclassified from the previously reported financial statements in order to conform with the financial statement presentation of the current period.

The accompanying financial statements also include the financial position and results of operations of WJB Video Limited Partnership and certain of its affiliates ("WJB"), with which the Company merged in August 1993. This transaction has been accounted for under the pooling of interests method of accounting and, accordingly, these financial statements and notes thereto have been restated as if the companies had operated as one entity since inception. See Note 16, Business Combinations and Investments, for a further discussion of this transaction.

2.       MERCHANDISE INVENTORIES

Merchandise inventories, consisting primarily of prerecorded music and videocassettes, are stated at the lower of cost or market. Cost is determined using the moving weighted average or the retail inventory method, the uses of which approximate the first-in, first-out basis.

3.       FILM COSTS AND PROGRAM RIGHTS

Film costs and program rights relate to the operations of the Company's filmed entertainment business. See Note 16, Business Combinations and Investments. Film costs and program rights include production or acquisition costs (including advance payments to producers), capitalized overhead and interest, prints, and advertising expected to benefit future periods. These costs are amortized, and third party participations and residuals are accrued, in the ratio that the current year's gross revenue bears to estimated future gross revenue, calculated on an individual product basis.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

Film costs and program rights are stated at the lower of cost, net of amortization, or estimated net realizable value on an individual film basis. Estimates of total gross revenue, costs and participation expenses are reviewed quarterly and write-downs to net realizable value are recorded and future amortization expense is revised as necessary.

The components of film costs and program rights, net of amortization, are as follows:

                                                   June 30,       December 31,
                                                    1994              1993
                                                 ----------       ------------
Film costs:
  Released                                       $  82,476         $  77,204
  In process and other                              26,717            22,009
Program rights                                     146,780            89,690
                                                 ---------         ---------
                                                   255,973           188,903
Less: non-current portion                         (104,238)          (71,579)
                                                 ---------         ---------
Current portion of film costs
  and program rights                             $ 151,735         $ 117,324
                                                 =========         =========

The non-current portion of film costs and program rights is included in other assets.


4.       VIDEOCASSETTE RENTAL INVENTORY

Videocassettes are recorded at cost and amortized over their estimated economic lives with no provision for salvage value. Videocassettes which are considered base stock are amortized over thirty-six months on a straight-line basis. Videocassettes which are considered new release feature films frequently ordered in large quantities to satisfy initial demand ("hits") are, except as discussed below, amortized over thirty-six months on an accelerated basis. "Hit" titles for which ten or more copies per store are purchased are, for the tenth and any succeeding copies, amortized over nine months on an accelerated basis.

Videocassette rental inventory and related amortization are as follows:

                                                   June 30,       December 31
                                                    1994             1993
                                                 ----------       ------------
Videocassette rental inventory                   $ 894,416         $ 841,488
Less:  accumulated amortization                   (396,491)         (371,265)
                                                 ---------         ---------
                                                 $ 497,925         $ 470,223
                                                 =========         =========

            BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

5.       PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation and amortization expense is provided over the estimated lives of related assets using the straight-line method. The components of property and equipment are as follows:

                                                              June 30,     December 31,
                                                Life           1994            1993
                                            ------------   ------------    ------------
 Land and buildings                         15-32 Years     $  92,912       $  77,715
 Leasehold improvements                      2-10 Years       345,194         281,992
 Furniture and fixtures                      2-10 Years       205,393         178,578
 Equipment                                   2-10 Years       242,524         194,125
                                                            ---------       ---------
                                                              886,023         732,410
 Less:  accumulated depreciation
        and amortization                                     (252,840)       (209,665)
                                                            ---------       ---------
                                                            $ 633,183       $ 522,745
                                                            =========       =========

6.       INTANGIBLE ASSETS

Intangible assets primarily consist of the cost of acquired businesses in excess of the market value of net tangible assets acquired. The cost in excess of the market value of net tangible assets is amortized on a straight-line basis over periods ranging from 15 to 40 years.

Accumulated amortization of intangible assets at June 30, 1994 and December 31, 1993 was $59,460,000 and $45,286,000, respectively.

7.       INVESTMENTS IN VIACOM INC.

In January 1994, the Company entered into a merger agreement pursuant to which the Company agreed to merge with and into Viacom Inc. ("Viacom"), with Viacom being the surviving corporation. The closing of the merger is subject to customary conditions including, but not limited to, approval of the merger by the Company's shareholders.

Concurrent with the merger agreement, the Company entered into a subscription agreement pursuant to which, in March 1994, the Company purchased from Viacom 22,727,273 shares of non-voting Viacom Class B common stock for an aggregate purchase price of approximately $1,250,000,000, or $55 per share.

Under the terms of the subscription agreement, the Company was granted certain rights to a make-whole amount in the event that the merger agreement is terminated and the highest average trading price of the non-voting Viacom Class B common stock during any consecutive 30 trading day period prior to the first anniversary of such termination is below

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

$55 per share. Such make-whole amount would be based on the difference between $55 per share and such highest average trading price per share. However, the aggregate make-whole amount may not exceed $275,000,000.

Viacom is entitled to satisfy its obligation with respect to any such make-whole amount, at Viacom's option, either through the payment to the Company of cash or marketable equity or debt securities of Viacom, or a combination thereof, with an aggregate value equal to the make-whole amount or through the sale to the Company of the theme parks currently owned and operated by Paramount Communications Inc., a subsidiary of Viacom. In the event that Viacom were to elect to sell the theme parks to the Company, the purchase price would be $750,000,000, payable through delivery to Viacom of shares of non-voting Viacom Class B common stock valued at $55 per share.

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires the Company to carry its investment in non-voting Viacom Class B common stock at fair value. Pursuant to the provisions of SFAS No. 115, the Company has classified its investment in non-voting Viacom Class B common stock as an "available-for-sale security". Accordingly, based upon the quoted market price of such common stock and assuming that Viacom would have elected to satisfy its make-whole obligation using the method that results in the maximum unrealized holding loss to the Company, at June 30, 1994 the carrying value of the Company's investment has been reduced to $981,730,000. The corresponding unrealized holding loss resulting from such reduction has been excluded from net income and reported in a separate component of shareholders' equity.

In October 1993, the Company purchased 24,000,000 shares of newly-issued Series A cumulative convertible preferred stock of Viacom for an aggregate purchase price of $600,000,000, representing a purchase price of $25 per share. The preferred stock provides for the payment of quarterly dividends at an annual rate of 5% and is convertible into non-voting Viacom Class B common stock at a conversion price of $70 per share. The preferred stock is redeemable at the option of Viacom beginning in October 1998. Since the preferred stock is an unlisted equity security, the provisions of SFAS No. 115 described above are not applicable to this investment. However, based upon a valuation which considered the terms and conditions of the preferred stock as well as comparisons to other similar securities, the Company estimates the fair value of such investment to be approximately $440,000,000 at June 30, 1994.

8.       OTHER ASSETS

Other assets consist primarily of equity investments in less than majority-owned businesses, the non-current portion of film costs and program rights related to the Company's filmed entertainment business and the non-current portion of accounts and notes receivable.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

9.       ACCRUED PARTICIPATION EXPENSES

Accrued participation expenses relate to the Company's filmed entertainment business and include amounts due to producers and other participants for their share of programming and distribution revenue.

10.      DEBT

Debt consists of the following:

                                                    June 30,     December 31,
                                                     1994           1993
                                                 ------------    ------------

  Bank term loan, interest at eurodollar
  rate plus .75% (5.56% at June 30, 1994)         $1,000,000      $     ---

  Payable to banks under an unsecured
  revolving credit agreement, interest
  at 5.09% at June 30, 1994                        1,000,000        411,000

  Unsecured senior notes, interest fixed
  at 6.625%                                          150,000        150,000

  Bank term loan, interest at eurodollar
  rate plus 2% (5.62% at December 31, 1993)              ---         49,579

  Payable to others, interest at 10.00%                2,000          2,000
                                                  ----------      ---------

  Total debt                                       2,152,000        612,579

  Less: current portion                           (1,000,000)        (9,083)
                                                  ----------      ---------

  Long-term debt, less current portion            $1,152,000      $ 603,496
                                                  ==========      =========

In February 1994, the Company entered into a credit agreement with certain banks pursuant to which such banks advanced the Company on an unsecured basis $1,000,000,000 for a term of twelve months. This credit agreement requires, among other items, that the Company maintain certain financial ratios and comply with certain financial covenants. In March 1994, the Company used the proceeds from such borrowing along with $250,000,000 of proceeds from borrowings under its existing revolving credit agreement for the purchase of shares of non-voting Viacom Class B common stock. See Note 7, Investments in Viacom Inc., for a further discussion of such investment.

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

11.      SHAREHOLDERS' EQUITY

As of June 30, 1994, approximately 48,879,000 shares of the Company's common stock, $.10 par value ("Common Stock") were reserved for issuance under employee benefit and dividend reinvestment plans, upon exercise of certain warrants and options, and in connection with potential acquisitions of other businesses, properties or securities.

During the six months ended June 30, 1994, the Company's shareholders approved an increase in the number of authorized shares of Common Stock from 300,000,000 to 800,000,000 shares.

Cash dividends of five cents per common share were declared during the six months ended June 30, 1994.

During the six months ended June 30, 1994, an unrealized holding loss of $276,123,000 resulting from a fair value adjustment to the Company's investment in non-voting Viacom Class B common stock was reported in a separate component of shareholders' equity. See Note 7, Investments in Viacom Inc., for a further discussion of this fair value adjustment.

12.      GAIN FROM EQUITY INVESTMENT

It is the Company's policy to record gains or losses from the sale or issuance of previously unissued stock by its subsidiaries or by companies in which the Company is an equity investor and accounts for its investment using the equity method. The Company's consolidated results of operations for the three months ended June 30, 1993 include a gain before income taxes of $2,979,000 resulting from the Company's investment in Discovery Zone, Inc. ("Discovery Zone") and a subsequent initial public offering of 5,000,000 common shares by Discovery Zone in June 1993. Discovery Zone owns, operates and franchises indoor recreational facilities for children.

13.      INCOME TAXES

Income taxes have been provided for based on the Company's anticipated annual effective income tax rate.

14.      NET INCOME PER SHARE

Net income per common share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing net income per common share, the Company utilizes the treasury stock method. For the three and six months ended June 30, 1993, computation of net income per common share on a fully diluted basis assumes conversion of the Liquid Yield Option Notes ("LYONs") which were outstanding during this period, resulting in an adjustment to net income for the hypothetical elimination of interest expense, net of tax, related to the LYONs.

            BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


The information required to compute net income per common share on a primary and fully diluted basis is presented below:

                                                            Three Months Ended                  Six Months Ended
                                                                 June 30,                          June 30,
                                                         --------------------------        -----------------------
   Primary:                                                1994             1993             1994            1993
                                                         --------          --------        --------       --------
     Weighted average number of
       common and common
       equivalent shares                                  253,990         214,547          253,901         208,928
                                                         ========        ========         ========        ========
     Fully diluted:

     Net income                                          $ 63,001        $ 47,966         $135,594        $ 92,652

     Interest expense related to
       LYONs, net of tax                                      ---           1,561              ---           3,081
                                                         --------        --------         --------        --------
     Adjusted net income                                 $ 63,001        $ 49,527         $135,594        $ 95,733
                                                         ========        ========         ========        ========

     Weighted average number of
       common and common
       equivalent shares                                  253,993         215,308          253,902         209,642

     Shares issued upon assumed
       conversion of LYONs                                    ---           8,300              ---           8,300
                                                         --------        --------         --------        --------
     Shares used in computing
       net income per common
       share - assuming full
       dilution                                           253,993         223,608          253,902         217,942
                                                         ========        ========         ========        ========

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


15.      STOCK OPTIONS AND WARRANTS

A summary of stock option and warrant transactions for the six months ended June 30, 1994 is as follows:


 Options and warrants outstanding at
   beginning of period                                                 18,314
 Granted                                                                5,426
 Exercised                                                               (373)
 Cancelled                                                               (475)
                                                                       ------
 Options and warrants outstanding at
   end of period                                                       22,892
                                                                       ======
 Average price of options and warrants
    exercised                                                          $11.78
 Prices of options and warrants
    outstanding at end of period                                 $1.08 to $33.50
 Average price of options and warrants
    outstanding at end of period                                       $18.21
 Vested options and warrants at end
    of period                                                          12,475
 Options available for future grants at
    end of period                                                      11,849


16.      BUSINESS COMBINATIONS AND INVESTMENTS

All business combinations discussed below, except for the merger with WJB, were accounted for under the purchase method of accounting and, accordingly, are included in the Company's financial statements from the date of acquisition.

During the six months ended June 30, 1994, the Company acquired businesses that own and operate video stores and indoor recreational facilities for children, invested in a business which develops, publishes and distributes interactive software and acquired a distributor of filmed entertainment. The aggregate purchase price paid by the Company was approximately $141,195,000 and consisted of cash and 1,304,864 shares of the Company's Common Stock.

In November 1993, the Company acquired all of the outstanding capital stock of Super Club Retail Entertainment Corporation and subsidiaries ("Super Club"), which owns and operates video and music stores. The purchase price paid by the Company was approximately $150,000,000 and consisted of 5,245,211 shares of Common Stock and warrants to acquire shares of Common Stock. The warrants give the holders the right to acquire 1,000,000 and 650,000 shares of Common Stock at exercise prices of $31.00 and $32.42 per share, respectively.

In August 1993, the Company merged with WJB, its then largest franchise owner. Under the terms of the agreement and plan of reorganization, the Company issued 7,214,192 shares of its Common Stock in exchange for the

             BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


equity interests of WJB. This transaction has been accounted for under the pooling of interests method of accounting and, accordingly, the Company's financial statements have been restated for all periods as if the companies had operated as one entity since inception.

During the second quarter of 1993, the Company acquired a majority of the common stock of Spelling Entertainment Group Inc. and subsidiaries ("Spelling"), a producer and distributor of filmed entertainment. The aggregate consideration paid by the Company totaled approximately $163,369,000 and consisted of cash and 9,278,034 shares of Common Stock. The Company also issued to certain sellers of Spelling's common stock, warrants to acquire an aggregate of 2,000,000 shares of its Common Stock at an exercise price of $25 per share. Additionally, in October 1993, the Company exchanged 3,652,542 shares of Common Stock for 13,362,215 newly-issued shares of Spelling's common stock. As a result of the transactions described above, the Company owned approximately 70.5% of the outstanding common stock of Spelling at June 30, 1994.

The Company's consolidated results of operations for the six months ended June 30, 1993, on an unaudited pro forma basis assuming the acquisitions of Super Club and Spelling had occurred as of January 1, 1993 are as follows:



 Revenue                                          $1,153,271
                                                  ==========

 Net income                                       $   96,046
                                                  ==========

 Net income per common share -
   assuming full dilution                         $      .41
                                                  ==========

            BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


The purchase price allocations for business combinations and investments during the six months ended June 30, 1994 and 1993, as described above, were as follows:

                                                          Six Months Ended
                                                              June 30,
                                                       ---------------------

                                                         1994         1993
                                                       --------     --------
 Videocassette rental inventory                        $  4,619     $  6,436
 Property and equipment                                   1,859        6,391
 Intangible assets                                       58,638      279,372
 Other assets                                            74,168      127,884
 Working capital (deficiency), excluding
   cash acquired                                         13,901       (8,083)
 Debt assumed                                               ---      (91,988)
 Other liabilities                                      (16,345)     (20,128)
 Minority interests in subsidiaries                         ---      (76,137)
 Common stock issued                                    (35,330)    (174,341)
                                                       --------     --------
 Net cash used in business combinations
   and investments                                     $101,510     $ 49,406
                                                       ========     ========


The amounts presented above for the six months ended June 30, 1994 reflect the preliminary purchase price allocations for business combinations.

17.      LEGAL MATTERS

The Company has become subject to various lawsuits, claims and other legal matters in the course of conducting its business, including its business as a
franchisor.   The  Company  believes that such lawsuits, claims and other legal matters should not have a material adverse effect on the Company's consolidated results of operations or financial condition.

Spelling is involved in a number of legal actions including threatened claims, pending lawsuits, contract disputes, environmental clean-up assessments, damages from alleged dioxin contamination and other matters. While the outcome of these suits and claims cannot be predicted with certainty, the Company believes based upon its knowledge of the facts and circumstances and applicable law that the ultimate resolution of such suits and claims will not have a material adverse effect on the Company's consolidated results of operations or financial condition. This belief is also based upon the adequacy of approximately $30,000,000 of accruals that have been established for probable losses on disposal of former operations and remaining Chapter 11 disputed claims and an insurance-type indemnity agreement which covers up to $35,000,000 of certain possible liabilities in excess of a threshold amount of $25,000,000, subject to certain adjustments.

            BLOCKBUSTER ENTERTAINMENT CORPORATION AND SUBSIDIARIES
        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


18.      OTHER MATTERS

In July 1994, the Company reached an agreement in principle to exercise its option from DKB Investments L.P. pursuant to which the Company would increase its ownership of Discovery Zone common stock to approximately 50.1%. In addition, the Company reached an agreement in principle whereby Discovery Zone will acquire all of the franchised Discovery Zone facilities and territories currently owned by the Company in exchange for 4,500,000 newly-issued shares of Discovery Zone common stock. Donald F. Flynn, Chairman of the Board and Chief Executive Officer of Discovery Zone and a partner of DKB Investments L.P., is a member of the Company's Board of Directors. Consummation of the transactions is subject, among other things, to approvals by a special committee of the Company's Board of Directors as such committee shall deem to be necessary, receipt by such committee of a financial fairness opinion, negotiation and execution of definitive agreements and other customary conditions.

Item 7(b)  Pro Forma Financial Information.


                                     Viacom Inc.
               Unaudited Pro Forma Combined Condensed Financial Statements


The following unaudited pro forma condensed balance sheet at December 31, 1994 gives effect to the sale of Madison Square Garden ("MSG") as if the event had occurred on such date, and was prepared based upon the balance sheets of Viacom Inc. ("Viacom"), and MSG at December 31, 1994.

The following unaudited pro forma combined condensed statement of operations for the year ended December 31, 1994 gives effect to the merger of Paramount Communications Inc. ("Paramount") with and into a wholly-owned subsidiary of Viacom Inc. on July 7, 1994 (the "Paramount Merger"), the merger of Blockbuster Entertainment Corporation ("Blockbuster") with and into Viacom Inc. on
September 29, 1994 (the "Blockbuster Merger"), the sale of Viacom's one-third partnership interest in LIFETIME, certain acquisitions by Paramount and the sale of MSG as if they had occurred simultaneously at the beginning of the year. The unaudited pro forma condensed statement of operations was prepared based upon the consolidated results of operations of Viacom for the year ended December 31, 1994, Paramount for the two months ended February 28, 1994 and
Blockbuster for the nine months ended September 30, 1994.   Financial
information for Paramount and Blockbuster commencing March 1, 1994 and October 1, 1994, respectively, is included in the Viacom historical information. These unaudited pro forma condensed financial statements should be read in conjunction with the audited financial statements, including the notes thereto, of Viacom, which are included in Viacom's Annual Report on Form 10-K for the year ended December 31, 1994.

The unaudited pro forma data are not necessarily indicative of the results of operations or financial position of Viacom that would have occurred if the Paramount Merger, Blockbuster Merger, the sale of Viacom's one-third partnership interest in LIFETIME, certain acquisitions by Paramount and the sale of MSG had occurred at the beginning of the period or the date indicated, nor are they necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions set forth herein, including the notes to the unaudited pro forma condensed financial statements, which Viacom believes are reasonable under the circumstances.

The future results of operations of Viacom will reflect increased amortization of goodwill (see Notes 3b, 4a and 5a), increased interest expense (see Notes 2a, 3c and 5b) and decreased Preferred Stock dividend requirements (see Note 4c). The following unaudited pro forma condensed statement of operations does not reflect potential cost savings attributable to consolidation of certain operating and administrative functions including the elimination of duplicate facilities and personnel.

                                           Viacom Inc.
                           Unaudited Pro Forma Condensed Balance Sheet
                                       At December 31, 1994
                                           (In millions)


                                              Historical           MSG         Pro Forma
                  Assets                      Viacom Inc.          Sale        Viacom Inc.
                  ------                      -----------          ----        ----------
Cash and cash equivalents....................      $597.7                        $597.7
Other current assets.........................     4,657.5        ($697.4)(1)    3,960.1
                                               -----------     -------------   --------
  Total current assets.......................     5,255.2         (697.4)       4,557.8
                                               -----------     -------------   --------
Property and equipment, net..................     2,583.1                       2,583.1
Intangible assets, at amortized cost.........    16,111.7                      16,111.7
Other assets.................................     4,323.7                       4,323.7
                                               -----------     -------------   --------
                                                $28,273.7        ($697.4)     $27,576.3
                                               ===========     =============  =========
   Liabilities and Shareholders' Equity

Current liabilities..........................    $4,131.2                      $4,131.2
Long-term debt...............................    10,402.4        ($985.0)(1a)   9,417.4
Other liabilities............................     1,948.5          287.6 (1b)   2,236.1
Shareholders' Equity:
  Preferred stock............................     1,200.0                       1,200.0
  Common stock...............................    10,591.6                      10,591.6
                                               -----------     -------------   --------
    Total shareholders' equity...............    11,791.6                      11,791.6
                                               -----------     -------------   --------
                                                $28,273.7        ($697.4)     $27,576.3
                                               ===========     =============  =========

                                 See accompanying notes.

                                                                                                Viacom Inc.
                                                                      Unaudited Pro Forma Combined Condensed Statement of Operations
                                                                                 For the 12 months ended December 31, 1994
                                                                                   (In millions, except per share data)

                                                                    Other                                   Paramount
                                                   Historical     Pro Forma     Pro Forma     Pro Forma       Merger      Historical
                                                   Viacom Inc.   Adjustments    Viacom Inc.   Paramount    Adjustments   Blockbuster
                                                   -----------  -------------   -----------   ----------   ------------  -----------


Revenues............................................. $7,363.2                    $7,363.2        $619.6                   $2,138.8

Expenses:
  Operating..........................................  4,401.0                     4,401.0         493.3    $   (297.9)(3a)   394.3
  Selling, general and administrative................  1,888.2                     1,888.2         192.6         (34.2)(3a) 1,290.9
  Depreciation and amortization......................    465.7                       465.7          14.1          53.2 (3b)    93.4
                                                      --------  -------------    ---------    ----------   ------------    --------
    Total expenses...................................  6,754.9                     6,754.9         700.0        (278.9)(3b) 1,778.6
                                                      --------  -------------    ---------    ----------   ------------    --------
Earnings (loss) from continuing operations...........    608.3                       608.3         (80.4)        278.9        360.2

Other income (expense):
  Interest expense...................................   (494.1)      $  12.6(2a)    (481.5)         (8.9)        (91.7)(3c)   (71.3)
  Interest and other investment income...............                                                                           4.1
  Other Items, net...................................    262.5        (267.4)(2b)     (4.9)        (21.3)         27.2 (3a)    50.5
                                                      --------  -------------    ---------    ----------   ------------    ---------
    Total other income (expense).....................   (231.6)       (254.8)       (486.4)        (30.2)        (64.5)       (16.7)
                                                      --------  -------------    ---------    ----------   ------------    ---------
Earnings from continuing operations
  before income taxes................................    376.7        (254.8)        121.9        (110.6)        214.4        343.5

Provision for income taxes...........................    279.7         (98.6)(2d)    181.1         (33.3)         92.9        127.1
Equity in earnings (loss) of affiliated
  companies, net of tax..............................     18.6          (3.6)(2d)     15.0          14.8
Minority interest....................................     14.9                        14.9                       (17.9)(3e)
                                                      --------  -------------    ---------    ----------   ------------    ---------
Earnings from continuing operations before
  discontinued operations and extraordinary items ...    130.5        (159.8)        (29.3)        (62.5)        103.6        216.4

Cumulative convertible preferred stock
  dividend requirement...............................     75.0                        75.0
                                                      --------  -------------    ---------    ----------   ------------    ---------
Earnings attributable to common stock before
  discontinued operations and extraordinary items ...    $55.5       ($159.8)      ($104.3)       ($62.5)   $    103.6        $216.4
                                                      ========  =============    ==========   ==========   ============   ==========
Weighted average number of common shares or
  common shares and common share equivilants.........    213.5                       213.5                        41.1

Primary earnings (loss) per common share before
  discontinued operations and extraordinary items (6)    $0.26

                                                                                                   Pro Forma
                                                       Blockbuster     Pro Forma                   Combined
                                                          Merger       Combined        MSG       Company and
                                                       Adjustments     Company         Sale        MSG Sale
                                                       -----------     ---------       -------   ------------
Revenues.............................................                  $10,121.6                   $10,121.6

Expenses:
  Operating..........................................                    4,990.7                     4,990.7
  Selling, general and administrative................                    3,337.5                     3,337.5
  Depreciation and amortization......................      $ 128.5 (4a)    754.9        $ (1.5)(5a)    753.4
                                                       -----------     ---------       -------   ------------
    Total expenses...................................        128.5       9,083.1          (1.5)      9,081.6
                                                       -----------     ---------       -------   ------------
Earnings from continuing operations..................       (128.5)      1,038.5           1.5       1,040.0

Other Income (expense):
  Interest expense...................................        (11.1)(4b)   (664.5)         41.6 (5b)   (622.9)
  Interest and other investment income...............                        4.1                         4.1
  Other Items, net...................................        (15.0)(4c)     36.5                        36.5
                                                       -----------     ---------       -------   ------------
    Total other income (expense).....................        (26.1)       (623.9)         41.6        (582.3)
                                                       -----------     ---------       -------   ------------
Earnings from continuing operations
  before income taxes................................       (154.6)        414.6          43.1         457.7

Provision for income taxes...........................         (9.5)(4d)    358.3          14.6 (5c)    372.9
Equity in Earnings (loss) of affiliated
  companies, net of tax..............................                       29.8                        29.8
Minority Interest....................................                       (3.0)                       (3.0)
                                                       -----------     ---------       -------   ------------
Earnings from continuing operations before
  discontinued operations and extraordinary items ...       (145.1)         83.1          28.5         111.6

Cumulative convertible preferred stock
  dividend requirement...............................        (15.0)(4c)     60.0                        60.0
                                                       -----------     ---------       -------   ------------
Earnings attributable to common stock before
  discontinued operations and extraordinary items ...      ($130.1)        $23.1         $28.5         $51.6
                                                       ===========     =========       ========  ============
Weighted average number of common shares or
  common shares and common share equivilants.........        149.1         403.7                       403.7

Primary earnings (loss) per common share before
  discontinued operations and extraordinary items (6)                                                  $0.13

                                 See accompanying notes.

                                     Viacom Inc.
         Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(1) Represents the elimination of the net assets of MSG and related use of proceeds for:
          (a) Repayment of debt from the proceeds.
          (b) A non-recurring tax charge of approximately $288 million. (See
Note 5).

(2) Pro forma adjustments made to Viacoms historical results reflect the following:
          (a) A decrease in interest expense of $12.6 million resulting from the repayment of bank debt due to the use of cash proceeds from the sale of the one-third partnership interest in LIFETIME.
          (b) Eliminates the gain on the sale of the one-third partnership interest in LIFETIME.
          (c) Pro forma income tax adjustments reflect the income tax effects calculated at the statutory tax rate.
          (d) Eliminates Viacom's equity in earnings, net of tax, of LIFETIME.

(3) Pro forma adjustments related to the Paramount Merger:
          (a) Reversal of merger-related charges principally related to adjustments of programming assets based upon new management strategies and additional programming sources and other costs incurred related to the merger with Paramount.
          (b) Increase in amortization expense resulting from the increase in intangibles which are amortized over a period of up to 40 years.
          (c) Increase in interest expense resulting from additional debt financing and use of cash to finance the Paramount Merger. The assumed interest rate on the debt financing from banks of 5.9% was calculated based on average historical London Interbank Offered Rate for the year ended December 31, 1994.
          (d) Pro forma income tax adjustments reflect the income tax effects calculated at the statutory tax rate in effect during the period presented. The effective income tax rate on a pro forma basis is adversely affected by amortization of excess acquisition costs, which are not deductible for tax purposes.
          (e) Eliminates minority interest in Paramount for the period March 1 to June 30, 1994.

(4) Pro forma adjustments related to the Blockbuster Merger:
          (a) Increase in amortization expense resulting from the increase in intangibles which are amortized over a period of up to 40 years.
          (b) Reflects additional interest expense resulting from Blockbuster's additional borrowings used to fund its investment in Viacom.
          (c) Eliminates the 5% cumulative annual dividend on the $600 million intercompany Series A Preferred Stock investment by Blockbuster.
          (d) Pro forma income tax adjustments reflect the income tax effects calculated at the statutory tax rate in effect during the period presented. The effective income tax rate on a pro forma basis is adversely affected by amortization of excess acquisition costs, which are not deductible for tax purposes.

(5) Pro forma adjustments related to the sale of MSG:
          (a) Decrease in amortization expense resulting from the excess acquisition costs allocated to MSG.
          (b) Decrease in interest expense resulting from the repayment of debt (see Note 1). The assumed interest rates on the debt financing from banks are as stated in Note 3.
          (c) Reflects the income tax effect on the interest adjustment calculated at the statutory tax rate in effect.

Note: This transaction did not result in a book gain but, due to a difference in the book basis versus tax basis of MSG net assets, will result in a taxable gain. The related non-recurring tax charge is approximately $288 million, which has not been reflected in the pro forma statement of operations.

(6) Pro forma primary earnings per common share is calculated based on the weighted average number of shares of Viacom Common Stock outstanding, the number of shares of Viacom Common Stock issued in connection with the Paramount Merger and Blockbuster Merger and respective common share equivalents as if these transactions occurred at the beginning of the year. Conversion of the Series
B Preferred Stock would have an antidilutive effect on earnings per common share and therefore fully diluted earnings per common shares is not presented.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               VIACOM INC.



Date:  April 13, 1995                          By: /s/ Philippe P. Dauman
                                                   ----------------------
                                                       Philippe P. Dauman
                                                  Executive Vice President,
                                                  Chief Administrative Officer,
                                                  General Counsel and Secretary

EXHIBIT INDEX                                                  PAGE
- -------------                                                  ----


23.1 Consent of Ernst & Young LLP as to financial statements of Paramount Communications Inc.

23.2 Consent of Arthur Andersen LLP as to financial statements of Blockbuster Entertainment Corporation.

23.3 Consent of Price Waterhouse LLP as to financial statements of Paramount Communications Inc.